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                                CREDIT AGREEMENT

                           DATED AS OF APRIL 19, 2001

                                  BY AND AMONG

                             VEECO INSTRUMENTS INC.

                                       AND

                              FLEET NATIONAL BANK,
                            AS ADMINISTRATIVE AGENT,

                            THE CHASE MANHATTAN BANK
                              AS SYNDICATION AGENT,

                                 HSBC BANK USA,
                             AS DOCUMENTATION AGENT

                                       AND

                            THE LENDERS PARTY HERETO

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                             FLEET SECURITIES, INC.,
                                  LEAD ARRANGER

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                                TABLE OF CONTENTS

ARTICLE I DEFINITIONS AND ACCOUNTING TERMS .................................   1
     SECTION 1.01.     DEFINITIONS .........................................   1
     SECTION 1.02.     TERMS GENERALLY .....................................  22
     SECTION 1.03.     CURRENCY EQUIVALENTS GENERALLY ......................  22

ARTICLE II LOANS............................................................  22
     SECTION 2.01.     REVOLVING CREDIT LOANS ..............................  22
     SECTION 2.02.     REVOLVING CREDIT NOTE ...............................  24
     SECTION 2.03.     LETTERS OF CREDIT ...................................  24
     SECTION 2.04.     SWINGLINE LOANS .....................................  28

ARTICLE III PROVISIONS RELATING TO ALL EXTENSIONS OF CREDIT; FEES
     AND PAYMENTS...........................................................  30
     SECTION 3.01.     INTEREST RATE; CONTINUATION AND CONVERSION
                       OF LOANS ............................................  30
     SECTION 3.02.     USE OF PROCEEDS .....................................  32
     SECTION 3.03.     PREPAYMENTS .........................................  33
     SECTION 3.04.     FEES ................................................  33
     SECTION 3.05.     INABILITY TO DETERMINE INTEREST RATE ................  34
     SECTION 3.06.     ILLEGALITY ..........................................  35
     SECTION 3.07.     INCREASED COSTS .....................................  35
     SECTION 3.08.     INDEMNITY ...........................................  36
     SECTION 3.09.     MITIGATION, OBLIGATIONS; REPLACEMENT OF LENDERS .....  37
     SECTION 3.10.     TAXES ...............................................  37
     SECTION 3.11.     PRO RATA TREATMENT AND PAYMENTS .....................  40
     SECTION 3.12.     FUNDING AND DISBURSEMENT OF LOANS ...................  40
     SECTION 3.13.     JUDGMENT CURRENCY ...................................  41
     SECTION 3.14.     FOREIGN EXCHANGE INDEMNITY ..........................  42
     SECTION 3.15.     FURTHER MODIFICATIONS ...............................  42

ARTICLE IV REPRESENTATIONS AND WARRANTIES ..................................  42
     SECTION 4.01.     ORGANIZATION, POWERS ................................  42
     SECTION 4.02.     AUTHORIZATION OF BORROWING, ENFORCEABLE
                       OBLIGATIONS .........................................  43
     SECTION 4.03.     FINANCIAL CONDITION .................................  43
     SECTION 4.04.     TAXES ...............................................  44
     SECTION 4.05.     TITLE TO PROPERTIES .................................  44
     SECTION 4.06.     LITIGATION ..........................................  44
     SECTION 4.07.     AGREEMENTS ..........................................  45
     SECTION 4.08.     COMPLIANCE WITH ERISA ...............................  45
     SECTION 4.09.     FEDERAL RESERVE REGULATIONS; USE OF PROCEEDS ........  45
     SECTION 4.10.     APPROVAL ............................................  45
     SECTION 4.11.     SUBSIDIARIES AND AFFILIATES .........................  46
     SECTION 4.12.     HAZARDOUS MATERIALS .................................  46


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     SECTION 4.13.     INVESTMENT COMPANY ACT ..............................  46
     SECTION 4.14.     NO DEFAULT ..........................................  46
     SECTION 4.15.     CREDIT ARRANGEMENTS .................................  46
     SECTION 4.16.     PERMITS AND LICENSES ................................  47
     SECTION 4.17.     COMPLIANCE WITH LAW .................................  47
     SECTION 4.18.     DISCLOSURE ..........................................  47
     SECTION 4.19.     LABOR DISPUTES AND ACTS OF GOD ......................  47
     SECTION 4.20.     PLEDGE AGREEMENTS ...................................  47

ARTICLE V CONDITIONS OF LENDING ............................................  47
     SECTION 5.01.     CONDITIONS TO INITIAL EXTENSION OF CREDIT ...........  47
     SECTION 5.02.     CONDITIONS TO EXTENSIONS OF CREDIT ..................  49

ARTICLE VI AFFIRMATIVE COVENANTS ...........................................  50
     SECTION 6.01.     EXISTENCE, PROPERTIES, INSURANCE ....................  50
     SECTION 6.02.     PAYMENT OF INDEBTEDNESS AND TAXES ...................  50
     SECTION 6.03.     FINANCIAL STATEMENTS, REPORTS, ETC ..................  51
     SECTION 6.04.     BOOKS AND RECORDS; ACCESS TO PREMISES ...............  52
     SECTION 6.05.     NOTICE OF ADVERSE CHANGE ............................  53
     SECTION 6.06.     NOTICE OF DEFAULT ...................................  53
     SECTION 6.07.     NOTICE OF LITIGATION AND INVESTIGATIONS .............  53
     SECTION 6.08.     NOTICE OF DEFAULT IN OTHER AGREEMENTS ...............  53
     SECTION 6.09.     NOTICE OF ERISA EVENT ...............................  53
     SECTION 6.10.     NOTICE OF ENVIRONMENTAL LAW VIOLATIONS ..............  54
     SECTION 6.11.     COMPLIANCE WITH APPLICABLE LAWS .....................  54
     SECTION 6.12.     ADDITIONAL SUBSIDIARIES .............................  54
     SECTION 6.13.     ENVIRONMENTAL LAWS ..................................  55
     SECTION 6.14.     NON-MATERIAL SUBSIDIARIES ...........................  55

ARTICLE VII NEGATIVE COVENANTS .............................................  55
     SECTION 7.01.     INDEBTEDNESS ........................................  56
     SECTION 7.02.     LIENS ...............................................  57
     SECTION 7.03.     GUARANTIES ..........................................  59
     SECTION 7.04.     SALE OF ASSETS ......................................  59
     SECTION 7.05.     SALES OF RECEIVABLES ................................  60
     SECTION 7.06.     LOANS AND INVESTMENTS ...............................  60
     SECTION 7.07.     NATURE OF BUSINESS ..................................  60
     SECTION 7.08.     SALE AND LEASEBACK ..................................  60
     SECTION 7.09.     FEDERAL RESERVE REGULATIONS .........................  60
     SECTION 7.10.     ACCOUNTING POLICIES AND PROCEDURES ..................  61
     SECTION 7.11.     HAZARDOUS MATERIALS .................................  61
     SECTION 7.12.     LIMITATIONS ON FUNDAMENTAL CHANGES ..................  61
     SECTION 7.13.     FINANCIAL CONDITION COVENANTS .......................  61
     SECTION 7.14.     SUBORDINATED DEBT ...................................  62
     SECTION 7.15.     DIVIDENDS ...........................................  62
     SECTION 7.16.     TRANSACTIONS WITH AFFILIATES ........................  63


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     SECTION 7.17.     NEGATIVE PLEDGE .....................................  63

ARTICLE VIII EVENTS OF DEFAULT .............................................  63
     SECTION 8.01.     EVENTS OF DEFAULT ...................................  63

ARTICLE IX THE ADMINISTRATIVE AGENT ........................................  66
     SECTION 9.01.     APPOINTMENT, POWERS AND IMMUNITIES ..................  66
     SECTION 9.02.     RELIANCE BY ADMINISTRATIVE AGENT ....................  66
     SECTION 9.03.     EVENTS OF DEFAULT ...................................  67
     SECTION 9.04.     RIGHTS AS A LENDER ..................................  67
     SECTION 9.05.     INDEMNIFICATION .....................................  67
     SECTION 9.06.     NON-RELIANCE ON ADMINISTRATIVE AGENT AND OTHER
                       LENDERS .............................................  68
     SECTION 9.07.     FAILURE TO ACT ......................................  68
     SECTION 9.08.     RESIGNATION OF THE ADMINISTRATIVE AGENT .............  68
     SECTION 9.09.     SHARING OF COLLATERAL AND PAYMENTS ..................  69

ARTICLE X MISCELLANEOUS.....................................................  69
     SECTION 10.01.    NOTICES .............................................  69
     SECTION 10.02.    EFFECTIVENESS; SURVIVAL .............................  70
     SECTION 10.03.    EXPENSES ............................................  71
     SECTION 10.04.    AMENDMENTS AND WAIVERS ..............................  71
     SECTION 10.05.    SUCCESSORS AND ASSIGNS; PARTICIPATIONS ..............  72
     SECTION 10.06.    NO WAIVER; CUMULATIVE REMEDIES ......................  75
     SECTION 10.07.    APPLICABLE LAW ......................................  75
     SECTION 10.08.    SUBMISSION TO JURISDICTION ..........................  75
     SECTION 10.09.    SEVERABILITY ........................................  76
     SECTION 10.10.    RIGHT OF SETOFF .....................................  76
     SECTION 10.11.    CONFIDENTIALITY .....................................  77
     SECTION 10.12.    HEADINGS ............................................  77
     SECTION 10.13.    CONSTRUCTION ........................................  77
     SECTION 10.14.    COUNTERPARTS ........................................  77
     SECTION 10.15.    SYNDICATION AND DOCUMENTATION AGENTS ................  78


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SCHEDULES

Schedule 1.01(a)     -    Existing Letters of Credit
Schedule 1.01(b)     -    Guarantors
Schedule 1.01(c)     -    Existing Mortgage Debt
Schedule 4.11        -    Subsidiaries and Affiliates
Schedule 4.15        -    Credit Arrangements
Schedule 6.01        -    Exceptions to Existence
Schedule 7.01        -    Permitted Indebtedness (existing after closing)
Schedule 7.02        -    Existing Liens
Schedule 7.03        -    Existing Guarantees
Schedule 7.12        -    Permitted Acquisitions

EXHIBITS

Exhibit A            -    Form of Revolving Credit Note
Exhibit B            -    Form of Swingline Note
Exhibit C            -    Form of Guaranty
Exhibit D-1          -    Form of Company Pledge Agreement
Exhibit D-2          -    Form of Guarantor Pledge Agreement
Exhibit E            -    Form of Assignment and Acceptance Agreement
Exhibit F            -    Form of Opinion of Counsel
Exhibit G            -    Form of U.S. Tax Compliance Certificate
Exhibit H            -    Form of Cash Collateral Pledge Agreement


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      CREDIT AGREEMENT dated as of April 19, 2001, by and among VEECO
INSTRUMENTS INC., a Delaware corporation (the "Company"), the LENDERS which from time to time are parties to this Agreement (individually, a "Lender" and, collectively, the "Lenders") and FLEET NATIONAL BANK, a national banking association organized under the laws of the United States of America, as Administrative Agent (the "Administrative Agent"), THE CHASE MANHATTAN BANK, a New York banking corporation, as Syndication Agent (the "Syndication Agent"), and HSBC BANK USA, a national banking association organized under the laws of the United States of America, as Documentation Agent (the "Documentation Agent").

                                    RECITALS

      The Company has requested the Lenders to extend credit from time to time and the Lenders are willing to extend such credit to the Company, subject to the terms and conditions hereinafter set forth.

      Accordingly, the parties hereto agree as follows:

                                   ARTICLE I
                        DEFINITIONS AND ACCOUNTING TERMS

      SECTION 1.01. DEFINITIONS. As used herein, the following terms shall have the following meanings:

      "Administrative Agent" or "Agent" shall mean Fleet National Bank in its capacity as Administrative Agent for the Lenders under this Agreement or its successor Administrative Agent permitted pursuant to Section 9.08 hereof.

      "Affiliate" shall mean, with respect to a specified Person, another Person which, directly or indirectly, controls or is controlled by or is under common control with such specified Person. For the purpose of this definition, "control" of a Person shall mean the power, direct or indirect, to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise; provided that, in any event, any Person who owns directly or indirectly 25% or more of the securities having ordinary voting power for the election of directors or other governing body of a corporation or 25% or more of the partnership or other ownership interests of any Person (other than as a limited partner of such other Person) will be deemed to control such corporation or other Person.

      "Aggregate Letters of Credit Outstandings" shall mean, on the date of determination, the sum of (a) the aggregate maximum stated amount at such time which is available or available in the future to be drawn under all outstanding Letters of Credit and (b) the aggregate amount of all payments on account of drawings under Letters of Credit made by the Issuing Lender on behalf of the Lenders under any Letter of Credit that has not been reimbursed by the Company.


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      "Aggregate Outstandings" shall mean, on the date of determination, the sum of (a) the Aggregate Letters of Credit Outstandings at such time, (b) the aggregate outstanding principal amount of all Revolving Credit Loans at such time, and (c) the aggregate outstanding principal amount of all Swingline Loans at such time.

      "Agreement" shall mean this Credit Agreement, dated as of April 19, 2001, as it may hereafter be amended, restated, supplemented or otherwise modified from time to time.

      "Applicable Currency" shall mean, as to any particular payment or Loan, Dollars or the other Approved Currency in which it is denominated or is payable.

      "Applicable Currency Equivalent" shall mean, with respect to an amount denominated in Dollars which is to be converted to any other Applicable Currency, the amount of such Applicable Currency required to purchase such amount of Dollars at the Relevant Exchange Rate.

      "Applicable Offshore Time" shall mean, with respect to borrowings and payments in Approved Currencies other than Dollars, the local times in the country of settlement for such Approved Currencies as specified from time to time by the Administrative Agent to the parties hereto.

      "Approved Currencies" shall mean Dollars, British pounds sterling, Japanese yen, and the euro, and, with the consent of each of the Lenders, any other currencies which are freely transferable and convertible into Dollars and in which dealings in deposits are carried out in the London interbank market. From and after the Euro Transition Cutoff Date, Loans denominated in an NCU shall be automatically redenominated into the euro as of the close of business on such date at the applicable rate adopted and irrevocably fixed by the European Council (in accordance with Article 1091(4) of the Treaty on European Union) on December 31, 1998 as the official exchange rate between the euro and such NCU.

      "Assignment and Acceptance Agreement" shall mean an Assignment and Acceptance Agreement entered into by a Lender and an assignee and accepted by the Administrative Agent and, so long as no Event of Default shall have occurred and be continuing, the Company (such consent not to be unreasonably withheld or delayed), in the form attached hereto as Exhibit E or any other form approved by the Administrative Agent.

      "Auditor" shall have the meaning specified in Section 6.03(a) hereof.

      "Borrowing Date" shall mean, with respect to any Loan or Letter of Credit, the date specified in any notice given pursuant to Section 2.01(b) hereof on which such Loan or Letter of Credit is requested by the Company.

      "Business Day" shall mean any day not a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to close, and


                                       7
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            (a) if the applicable Business Day relates to any Eurocurrency Loan denominated in Dollars, means such a day on which dealings are carried on in the applicable offshore Dollar interbank market;

            (b) if the applicable Business Day relates to an Obligation denominated in the euro or NCU, any such day which is (i) for payments or purchases of the euro or NCU, a TARGET Business Day, and (ii) for all other purposes, including the giving and receiving of notices hereunder, a TARGET Business Day on which banks are generally open for business in London, Frankfurt and in any other principal financial center as the Administrative Agent may from time to time determine for this purpose; and

            (c) if the applicable Business Day relates to an Obligation denominated in any other Applicable Currency other than Dollars, a day on which commercial banks are open for foreign exchange business in London, England, and on which dealings in the relevant Applicable Currency are carried on in the applicable offshore foreign exchange interbank market in which disbursements of or payment in such Applicable Currency will be made or received hereunder.

            A "TARGET Business Day" is a day when TARGET (Trans-European Automated Real-time Gross settlement Express Transfer system), or any successor thereto, is scheduled to be open for business.

      "Capital Lease" shall mean, with respect to any Person, as of the date of determination, any lease the obligations of which are required to be capitalized on a balance sheet of such Person in accordance with Generally Accepted Accounting Principles applied on a consistent basis.

      "Cash Collateral" shall mean a deposit by the Company made in immediately available funds to a cash collateral account at the Administrative Agent and the taking of all action required to provide the Administrative Agent, for the ratable benefit of the Lenders, a first priority perfected security interest in such deposit.

      "Cash Collateral Pledge Agreement" shall mean the Cash Collateral Pledge Agreement, in substantially the form of Exhibit H, to be executed and delivered by the Company, under the terms of this Agreement, as same may hereafter be amended, restated, supplemented or otherwise modified from time to time.

      "Change of Control" shall mean any event or condition which results in any Person or "group" (within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended), other than a Person or group that is actively involved in the day to day management of the Company on the Closing Date, (i) having acquired beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended), directly or indirectly, of securities of the Company (or other securities convertible into such securities) representing 40% or more of the combined voting power of all securities of the Company entitled to vote in the election of directors of the Company; or (ii) obtaining the power (whether or not exercised) to elect a majority of the Company's directors.


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            "Chief Financial Officer" shall mean the Chief Financial Officer of the Company or, in the event no such officership exists, the President of the Company.

      "Closing Date" shall mean April 19, 2001.

      "Code" shall mean the Internal Revenue Code of 1986, and the regulations promulgated thereunder, each as amended from time to time.

      "Commercial Letter of Credit" shall mean any sight letter of credit issued for the account of a Person for the purpose of providing the primary payment mechanism in connection with the purchase of materials, goods, or services by such Person.

      "Commitment Proportion" shall mean, with respect to each Lender at the time of determination, the ratio, expressed as a percentage, which (a) such Lender's Revolving Credit Commitments bear to the Total Commitment or (b) if the Revolving Credit Commitments have expired or have been terminated, the principal balance of the Revolving Credit Loans held by such Lender at such time bear to the principal balance of the Revolving Credit Loans outstanding at such time.

      "Commitments" shall mean, collectively, the Revolving Credit Commitments and the Swingline Commitments.

      "Company" shall have the meaning set forth in the preamble hereto.

      "Consolidated Capital Expenditures" shall mean, for any period, to the extent capitalized, the sum of all expenditures by the Company and its Subsidiaries on a consolidated basis, in respect of the purchase or acquisition of any fixed or capital assets, including, without limitation, obligations under Capital Leases, determined in accordance with Generally Accepted Accounting Principles applied on a consistent basis.

      "Consolidated Current Liabilities" shall mean, on the date of determination, all liabilities of the Company and its Subsidiaries, which would be classified as current liabilities on a consolidated balance sheet of the Company and its Subsidiaries, as determined in accordance with Generally Accepted Accounting Principles applied on a consistent basis.

      "Consolidated EBITDA" shall mean, for any Person for any period, the Consolidated Net Income (Net Loss) of such Person and its Subsidiaries for such period before provision for federal and state income taxes, MINUS (a) Consolidated Interest Income and (b) all extraordinary gains, PLUS (a) one-time charges related to write-downs of intangible assets (including the value of in-process research and development related to a Permitted Acquisition), (b) Consolidated Interest Expense, (c) depreciation and amortization expenses, and
(d) non-cash charges related to a write-off of CVC inventory and long-lived assets for the period ended June 30, 2000, all determined in accordance with Generally Accepted Accounting Principles applied on a consistent basis. All of the foregoing categories shall be calculated with respect to such Person and its Subsidiaries on a consolidated basis and shall be calculated (without duplication) over the four

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fiscal quarters ending on or most recently ended prior to the date of calculation thereof.

      "Consolidated EBITDAR" shall mean, for the Company and its Subsidiaries for any period, the Consolidated EBITDA PLUS rent expense, determined in accordance with Generally Accepted Accounting Principles applied on a consistent basis. All of the foregoing categories shall be calculated with respect to the Company and its Subsidiaries on a consolidated basis and shall be calculated (without duplication) over the four fiscal quarters ending on or most recently ended prior to the date of calculation thereof.

      "Consolidated Effective Tangible Net Worth" shall mean, on the date of determination, the sum of Consolidated Total Assets, including, without limitation, prepaid and deferred charges and software costs capitalized in accordance with Generally Accepted Accounting Principles applied on a consistent basis, MINUS (a) Consolidated Total Liabilities, and (b) all intangible assets, including, without limitation, organizational expenses, patents, trademarks, copyrights, goodwill, covenants not to compete, research and developmental costs and training costs.

      "Consolidated Fixed Charge Coverage Ratio" shall mean, on the date of determination, the ratio of (1) the sum of (a) Consolidated EBITDAR MINUS (b) Consolidated Unfunded Capital Expenditures during the four fiscal quarters ending on or most recently ended prior to the date of determination, MINUS (c) income taxes paid to any government or governmental instrumentality by the Company or any of its Subsidiaries during the four fiscal quarters ending on or most recently ended prior to the date of determination MINUS (d) cash dividends paid by the Company or any of it Subsidiaries during the four fiscal quarters ending on or most recently ended prior to the date of determination, to (2) the sum of (a) Consolidated Interest Expense, PLUS (b) rent expense, PLUS (c) the aggregate amount of all scheduled payments due during the next succeeding four fiscal quarters on Indebtedness for borrowed money, MINUS (d) at any time following the third anniversary of the Closing Date, an amount equal to 75% of the aggregate outstanding principal amount of all Revolving Credit Loans and Swingline Loans at such time.

      "Consolidated Interest Expense" shall mean for any Person, on the date of determination, the sum of all interest expense on Indebtedness of such Person and its Subsidiaries, on a consolidated basis, during the four fiscal quarters ending on or most recently ended prior to the date of calculation thereof, as determined in accordance with Generally Accepted Accounting Principles applied on a consistent basis, and shall not include, in any event, Consolidated Interest Income.

      "Consolidated Interest Income" shall mean for any Person, on the date of determination, the sum of all interest income of such Person and its Subsidiaries, on a consolidated basis, during the four fiscal quarters ending on or most recently ended prior to the date of calculation thereof, determined in accordance with Generally Accepted Accounting Principles applied on a consistent basis.

      "Consolidated Net Income (Net Loss)" shall mean for any Person, for any period, the net income (or net loss) of such Person and its Subsidiaries on a consolidated basis for such period determined in accordance with Generally Accepted Accounting Principles applied on a consistent basis.

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      "Consolidated Pre-Tax Income" shall mean, on the date of determination, pre-tax income of the Company and its Subsidiaries on a consolidated basis, determined in accordance with Generally Accepted Accounting Principles applied on a consistent basis, including extraordinary losses, but excluding extraordinary gains and any one-time charges related to writedowns of intangible assets (including the value of in-process research and development related to Permitted Acquisitions).

      "Consolidated Pre-Tax Loss" shall mean, on the date of determination, the pre-tax loss of the Company and its Subsidiaries on a consolidated basis, determined in accordance with Generally Accepted Accounting Principles applied on a consistent basis, including extraordinary losses, but excluding extraordinary gains and any one-time charges related to writedowns of intangible assets (including the value of in-process research and development related to Permitted Acquisitions)

      "Consolidated Quick Assets" shall mean, on the date of determination, the sum of all cash, Marketable Securities, and accounts receivable of the Company and its Subsidiaries which have not been assigned, transferred, restricted, sold or subject to any Lien, all as calculated on a consolidated basis in accordance with Generally Accepted Accounting Principles applied on a consistent basis.

      "Consolidated Quick Ratio" shall mean, on the date of determination, the ratio of (a) Consolidated Quick Assets to (b) the sum, without duplication, of Consolidated Current Liabilities and 75% of the Aggregate Outstandings.

      "Consolidated Total Assets" shall mean, at any time, the total assets of the Company and its Subsidiaries, as would be set forth or reflected on a consolidated balance sheet of the Company and its Subsidiaries, prepared in accordance with Generally Accepted Accounting Principles applied on a consistent basis.

      "Consolidated Total Funded Debt" shall mean, on the date of determination, the sum of all Indebtedness of the Company and its Subsidiaries, on a consolidated basis, for borrowed money including the current portion thereof and including the Aggregate Letters of Credit Outstanding, but excluding the long term portion of the Existing Mortgage Debt, determined in accordance with Generally Accepted Accounting Principles applied on a consistent basis.

      "Consolidated Total Liabilities" shall mean, at any time, the total liabilities of the Company and its Subsidiaries, as would be set forth or reflected on a consolidated balance sheet of the Company and its Subsidiaries, prepared in accordance with Generally Accepted Accounting Principles applied on a consistent basis.

      "Consolidated Unfunded Capital Expenditures" shall mean those Consolidated Capital Expenditures of the Company and its Subsidiaries not funded by Indebtedness; provided that, for purposes of this definition only, "Indebtedness" shall not include Indebtedness arising under this Agreement.

      "CVC" shall mean CVC Products, Inc., a Delaware corporation.

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      "Default" shall mean any condition or event which upon notice, lapse of time or both would constitute an Event of Default.

      "Determination Date" shall have the meaning specified in Section 4.03 hereof.

      "Dollar" and the symbol "$" shall mean lawful currency of the United States of America.

      "Dollar Equivalent Amount" shall mean, (a) in relation to any amount denominated in Dollars, the amount thereof at such time, and (b) in relation to any amount denominated in any Applicable Currency other than Dollars, the amount in Dollars which such amount would equal when converted at the Exchange Rate then in effect.

      "Domestic Subsidiary" shall mean any Subsidiary of the Company organized under the laws of any state of the United States of America.

      "Eligible Investments" shall mean (a) direct obligations of the United States of America or any governmental agency thereof which are fully guaranteed or insured by the United States of America, provided that such obligations mature within thirteen months from the date of acquisition thereof; or (b) Dollar denominated certificates of time deposit maturing within thirteen months issued by any bank organized and existing under the laws of the United States or any state thereof and having aggregate capital and surplus in excess of $500,000,000 or by any Lender; or (c) money market mutual funds having assets in excess of $2,000,000,000; or (d) commercial paper rated not less than P-1 or A-1 or their equivalent by Moody's Investors Service, Inc. or Standard & Poor's Ratings Group, respectively; or (e) tax exempt securities of a U.S. issuer rated A or better by Standard & Poor's Ratings Group or rated A-2 or better by Moody's Investors Service, Inc.; or (f) cash.

      "EMU Legislation" shall mean legislative measures of the European Council for the introduction of, changeover to or operation of a single or unified European currency.

      "Environmental Law" shall mean any applicable law, ordinance, rule, regulation, or policy having the force of law of any Governmental Authority relating to pollution or protection of the environment or to the use, handling, transportation, treatment, storage, disposal, release or discharge of Hazardous Materials, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. Sections 9601, ET SEQ.), the Hazardous Materials Transportation Act, as amended (49 U.S.C. Sections 1801, ET SEQ.), the Resource Conservation and Recovery Act, as amended (42 U.S.C. Sections 6901, ET SEQ.) and the rules and regulations promulgated pursuant thereto.

      "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

      "ERISA Affiliate" shall mean each person (as defined in Section 3(9) of ERISA) which together with the Company or any Affiliate of the Company would be deemed to be a member of the same "controlled group" within the meaning of
Section 414(b), (c), (m) or (o) of the Code.

      "euro" shall mean the single currency of Participating Member States.

      "Euro Transition Cutoff Date" shall mean December 31, 2001, or such other date as may be established by EMU Legislation.

      "Eurocurrency Base Rate" shall mean, for any Interest Period with respect to a Eurocurrency Loan, the rate of interest determined by the Administrative Agent as the rate for deposits in the Applicable Currency for a period equal to such Interest Period which appears on Telerate Page 3740 or 3750 as of 11:00 a.m. (London time) on the day which is two Business Days prior to the commencement of such Interest Period. (For purposes hereof, "Telerate Page 3740 or 3750" means the display designated as "3740" or "3750" by Bridge Information Systems, Inc. (formerly known as Dow Jones Market Service) or any replacement page thereof.) If the Administrative Agent is unable to obtain any quotation as provided above, the Eurocurrency Base Rate shall be the rate of interest per annum determined by the Administrative Agent to be the rate at which deposits in the Applicable Currency in the approximate amount of the amount of the Eurocurrency Loan to be made or continued as, or converted into, a Eurocurrency Loan and having a maturity comparable to such Interest Period would be offered by four major banks selected by the Administrative Agent in the London interbank market at their request at approximately 11:00 a.m. (London time) two Business Days prior to the commencement of such Interest Period.

      The principal London office of each of the four major banks will be requested to provide a quotation of its Applicable Currency deposit offered rate. If at least two such quotations are provided, the Eurocurrency Base Rate for that date will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, it will be deemed that the Eurocurrency Base Rate cannot be determined.

      "Eurocurrency Loans" shall mean Loans at such time as they are made and/or being maintained at a rate of interest based upon Reserve Adjusted Eurocurrency Rate.

      "Eurocurrency Reserve Requirement" shall mean a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one MINUS the aggregate (without duplication) of the rates (expressed as a decimal) of reserve requirements in effect on such day (including, without limitation, basic, supplemental, marginal and emergency reserves, under any regulations of the Board of Governors of the Federal Reserve System or any other governmental authority having jurisdiction with respect thereto) as from time to time in effect, dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as "eurocurrency liabilities" in Regulation D) maintained by any Lender.

      "Eurocurrency Sublimit" shall mean $25,000,000.

      "Event of Default" shall have the meaning set forth in Article VIII hereof.

      "Exchange Rate" shall mean, with respect to any currency (the "first currency") on any date, the rate at which such currency may be exchanged into another currency (the "second currency"), as set forth on such date on the relevant Reuters currency page at or about 11:00 a.m.

London time on such date. In the event that such rate does not appear on any Reuters currency page, the "Exchange Rate" shall be determined by reference to such other publicly available service for displaying exchange rates as may be agreed upon by the Administrative Agent and the Company or, in the absence of such agreement, such "Exchange Rate" shall instead be the Administrative Agent's spot rate of exchange in the interbank market where its foreign currency exchange operations in respect of such first currency are then being conducted, at or about 10:00 a.m., local time, at such date for the purchase of the second currency with such first currency, for delivery two Business Days later PROVIDED, that if at the time of any such determination, no such spot rate can reasonably be quoted, the Administrative Agent may use any reasonable method as it deems applicable to determine such rate, and such determination shall be conclusive absent manifest error (without prejudice to the determination of the reasonableness of such method).

      "Existing Indebtedness" shall mean all Indebtedness and other obligations of the Company arising pursuant to that certain Credit Agreement, dated as of July 31, 1996, among the Company, Fleet National Bank and The Chase Manhattan Bank, as such agreement has been amended, modified and supplemented from time to time

      "Existing Letters of Credit" shall mean the letters of credit issued by Fleet National Bank for the account of the Company prior to the date hereof as set forth on Schedule 1.01(a) hereto.

      "Existing Mortgage Debt" shall mean Indebtedness secured by real property, as described on Schedule 1.01(c) hereto.

      "Federal Funds Rate" shall mean, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal fund brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Administrative Agent from three Federal fund brokers of recognized standing selected by the Administrative Agent.

      "First-Tier Subsidiary" shall mean, with respect to any Person, a Subsidiary of such Person that is directly owned by such Person.

      "Foreign Pledge Agreements" shall mean such pledge agreements or other documents, as may be required in order to grant to the Administrative Agent (for the benefit of the Lenders) a security interest in 65% of the issued and outstanding shares of stock or other ownership interest of any Non-Domestic Subsidiary.

      "Generally Accepted Accounting Principles" shall mean those generally accepted accounting principles in the United States of America, as in effect from time to time.

      "Governmental Authority" shall mean any nation or government, any state, province, city or municipal entity or other political subdivision thereof, and any governmental, executive, legislative, judicial, administrative or regulatory agency, department, authority, instrumentality, commission, board or similar body, whether federal, state, provincial, territorial, local or foreign.

      "Guarantors" shall mean, collectively, those Material Domestic Subsidiaries set forth on Schedule 1.01(b) hereto and each other Material Domestic Subsidiary which, from time to time hereafter, is required to execute a Guaranty in accordance with Section 6.12 hereof; provided such Subsidiary's status as a Guarantor shall be effective as of the date of such execution.

      "Guaranty" shall mean the Guaranty in the form attached hereto as Exhibit C to be executed and delivered by each Guarantor on the Closing Date and thereafter by any Material Domestic Subsidiary required to deliver a Guaranty pursuant to Section 6.12 hereof, as any such Guaranty may hereafter be amended, restated, supplemented or otherwise modified from time to time.

      "Hazardous Materials" shall mean any explosives, radioactive materials, or other materials, wastes, substances, or chemicals regulated as toxic or hazardous or as a pollutant, contaminant or waste under any applicable Environmental Law.

      "Hedging Agreement" shall mean any interest rate swap, collar, cap, floor, option or forward rate agreement or other agreement regarding the hedging of interest rate risk exposure executed in connection with hedging the interest rate exposure of the Company and any confirming letter executed pursuant to such agreement, all as amended, supplemented, restated or otherwise modified from time to time.

      "Indebtedness" shall mean, without duplication, as to any Person, (a) indebtedness for borrowed money; (b) indebtedness for the deferred purchase price of property or services; (c) indebtedness evidenced by bonds, debentures, notes or other similar instruments; (d) obligations and liabilities secured by a Lien upon property owned by such Person, whether or not owing by such Person and even though such Person has not assumed or become liable for the payment thereof; (e) obligations or liabilities created or arising under any conditional sales contract or other title retention agreement with respect to property used and/or acquired by such Person; (f) the capitalized portion of obligations of such Person as lessee under Capital Leases; (g) net liabilities of such Person under Hedging Agreements and foreign currency exchange agreements, as calculated in accordance with accepted practice; (h) all obligations, contingent or otherwise of such Person as an account party or applicant in respect of letters of credit created for the account or upon the application of such Person; and
(i) obligations and liabilities of the types described in clause (a) through (h) above, directly or indirectly, guaranteed by such Person.

      "Interest Payment Date" shall mean (a) as to any Prime Rate Loan, the last day of each calendar month during the term hereof and the date on which such Prime Rate Loan is converted to a Eurocurrency Loan; (b) as to any Eurocurrency Loan, the last day of the Interest Period applicable thereto and, if such Interest Period exceeds three months, the date that falls three months after the beginning of such Interest Period; and (c) as to any Loan, the date such Loan is paid in full or in part, to the extent of such payment.

      "Interest Period" shall mean with respect to any Eurocurrency Loan:

      (a) initially, the period commencing on the date such Eurocurrency Loan is made and ending one, two, three or six months thereafter, as selected by the Company in its notice of borrowing or in its notice of conversion from a Prime Rate Loan, in each case in accordance with the terms of Articles II and III hereof; and

      (b) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Eurocurrency Loan and ending one, two, three or six months thereafter, as selected by the Company by irrevocable written notice to the Administrative Agent not later than the Applicable Offshore Time, four Business Days prior to the last day of the then current Interest Period with respect to a Eurocurrency Loan which is denominated in an Approved Currency other than Dollars, or 11:00 a.m. (New York, New York time) three Business Days prior to the last day of the then current Interest Period with respect to a Eurocurrency Loan which is denominated in Dollars, and the Administrative Agent shall promptly notify each of the Lenders of such notice; provided, however, that all of the foregoing provisions relating to Interest Periods are subject to the following:

                  (i) if any Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

                  (ii) if the Company shall fail to give notice as provided in clause (b) above, the Company shall be deemed to have requested conversion of the affected Eurocurrency Loan to a Prime Rate Loan on the last day of the then current Interest Period with respect thereto;

                  (iii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month; and

                  (iv) no more than ten (10) Interest Periods may exist at any one time.

      "Interest Rate Margin" shall mean (a) with respect to each Eurocurrency Loan, the percentage set forth below under the heading "Eurocurrency Margin" opposite the applicable ratio and (b) with respect to each Prime Rate Loan, the percentage set forth below under the heading "Prime Rate Margin" opposite the applicable ratio:

--------------------------------------------------------------------------------
Consolidated Total Funded Debt to        Eurocurrency Margin   Prime Rate Margin
Consolidated EBITDA                      (360 day basis)       (360 day basis)
--------------------------------------------------------------------------------
Less than 1.00:1.00                      1.00%                 -0-%
--------------------------------------------------------------------------------
Greater than or equal to 1.00:1.00 but   1.25%                 -0-%
less than 1.50:1.00
--------------------------------------------------------------------------------
Greater than or equal to 1.50:1.00       1.75%                 0.25%
--------------------------------------------------------------------------------

Notwithstanding the foregoing, during the period commencing on the Closing Date and ending on June 30, 2001, (a) the Interest Rate Margin with respect to each Eurocurrency Loan shall be 1.00% per annum, and (b) the Interest Rate Margin with respect to each Prime Rate Loan shall be 0.00% per annum. The Interest Rate Margin will be set or reset quarterly with respect to each Loan on the first Business Day of the fiscal quarter of the Company that commences after the date on which the financial statements referred to in Section 6.03(a) or Section 6.03(b) hereof, as the case may be, are required to be delivered to the Administrative Agent, and shall apply to all Eurocurrency Loans and Prime Rate Loans outstanding on such date or to be made on or after such date until, but not including, the next date on which the Interest Rate Margin is reset in accordance with the provisions hereof; provided, however, that if any financial statements are not received by the Administrative Agent within the time period relating to such financial statements as provided in Section 6.03(a) or Section 6.03(b) hereof, as the case may be, the Interest Rate Margin on all Eurocurrency Loans and Prime Rate Loans outstanding on such date or to be made on or after the date the Interest Rate Margin should have been reset in accordance with the foregoing provisions (i.e., assuming timely delivery of the requisite financial statements), until the day which is the first Business Day of the fiscal quarter of the Company which commences following the receipt by the Administrative Agent of such financial statements, will be set based on a ratio of equal to or greater than 1.50:1.00; and further provided, however, that the Administrative Agent and the Lenders shall not in any way be deemed to have waived any Event of Default or any of their remedies hereunder (including, without limitation, remedies provided in Article VIII hereof) in connection with the provisions of the foregoing proviso. During the occurrence and continuance of an Event of Default, no downward adjustment, and only upward adjustments, shall be made to the Interest Rate Margin.

      "Issuing Lender" shall mean the Person which is the Administrative Agent, in its capacity as the issuer of Letters of Credit hereunder or its successor Issuing Lender permitted pursuant to Section 2.03(e) hereof.

      "Lead Arranger" shall mean Fleet Securities, Inc.

      "Lenders" shall have the meaning set forth in the preamble hereto and shall include the Swingline Lender and the Issuing Lender.

      "Lending Office" shall mean, for each Lender, the office specified under such Lender's name on the signature pages hereof with respect to each Type of Loan, or such other office as such Lender may designate in writing from time to time to the Company and the Administrative Agent with respect to such Type of Loan.

      "Letter of Credit" shall mean any commercial or standby letter of credit issued by the Issuing Lender for the account of the Company pursuant to the terms of this Agreement.

      "Letter of Credit Agreement" shall mean the Issuing Lender's applicable form of Application for Letter of Credit, as in effect at the time that a request is made for a Letter of

Credit. If there are any conflicts between the provisions of any Letter of Credit Agreement and this Agreement, the provisions of this Agreement shall govern.

      "Lien" shall mean any mortgage, pledge, security interest, hypothecation, assignment, deposit arrangement, encumbrance, or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any Capital Lease and any financing lease having substantially the same economic effect as any of the foregoing).

      "Loans" shall mean, collectively, the Revolving Credit Loans and the Swingline Loans.

      "Loan Documents" shall mean, collectively, this Agreement, the Notes, the Guaranties, the Hedging Agreements (but only to the extent that such Hedging Agreements are between the Company and a Lender and relate to the Company's hedging of interest rate exposure under this Agreement), the Pledge Agreements, the Cash Collateral Pledge Agreement, and each other agreement executed in connection with the transactions contemplated hereby or thereby, as each of the same may hereafter be amended, restated, supplemented or otherwise modified from time to time.

      "M&T Debt" shall mean the obligations of CVC owing to (a) Manufacturers and Traders Trust Company ("M&T Bank"), pursuant to the Loan Agreement, dated as of September 22, 1999, between CVC and M&T Bank, (b) M&T Real Estate, Inc. ("M&T Real Estate"), pursuant to the Mortgage Note, dated September 27, 1997, issued by CVC in favor of M&T Real Estate, Inc., in the original principal amount of $2,000,000, and (c) M&T Financial Corp. ("M&T Financial"), pursuant to the Master Lease Agreement, dated April 7, 1998, between CVC and M&T Financial, each as amended.

      "Marketable Securities" shall mean those securities described in clauses
(a) through (d) of the definition of "Eligible Investments".

      "Material Adverse Effect" shall mean a material adverse effect upon (a) the business, operations, property or condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole or (b) the ability of the Company or any Guarantor to perform in any material respect any obligations under any Loan Document to which it is a party.

      "Material Domestic Subsidiary" shall mean a Material Subsidiary which is a Domestic Subsidiary.

      "Material Non-Domestic Subsidiary" shall mean a Material Subsidiary which is a Non-Domestic Subsidiary.

      "Material Subsidiary" shall mean any Subsidiary of the Company which has
(a) total net income of $1,000,000 in any fiscal year, or (b) assets constituting at least five percent (5%) of Consolidated Total Assets, as reflected on the most recent financial statements delivered pursuant to Section 6.03(a) or (b) hereof, provided that the term Material Subsidiary shall not include Commonwealth Scientific Corporation or NeXray, LLC.

      "Multiemployer Plan" means any Plan that is a "multiemployer plan" (as such term is defined in Section 4001(a)(3) of ERISA), which is covered by Title IV of ERISA.

      "NCU" shall mean the national currency unit (other than the euro) of a Participating Member State. From and after the Euro Transition Cutoff Date, all references to NCU shall mean instead euro.

      "Non-Domestic Subsidiary" shall mean any Subsidiary of the Company which is not a Domestic Subsidiary.

      "Non-Material Domestic Subsidiary" shall mean any Non-Material Subsidiary which is a Domestic Subsidiary.

      "Non-Material Subsidiary" shall mean any Subsidiary of the Company which is not a Material Subsidiary.

      "Non-Excluded Taxes" shall have the meaning set forth in Section 3.10(a) hereof.

      "Notes" shall mean, collectively, the Revolving Credit Notes and the Swingline Note.

      "Obligations" shall mean all obligations, liabilities and indebtedness of the Company and any of its Subsidiaries to the Lenders, the Issuing Lender and the Administrative Agent, whether now existing or hereafter created, absolute or contingent, direct or indirect, due or not, whether created directly or acquired by assignment or otherwise, arising under this Agreement, the Notes or any other Loan Document including, without limitation, all obligations, liabilities and indebtedness of the Company with respect to the principal of and interest on the Loans (including any interest that accrues after the filing of any petition in bankruptcy or the commencement of any insolvency, reorganization or like proceeding relating to the Company, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), reimbursement of Letters of Credit, obligations under any Hedging Agreement relating to the Indebtedness of the Company arising under this Agreement, and all fees, costs, expenses and indemnity obligations of the Company and any of its Subsidiaries hereunder or under any other Loan Document (including all fees and expenses of the Administrative Agent and any Lender incurred pursuant to this Agreement or any other Loan Document).

      "Participant" shall have the meaning set forth in Section 10.05(b) hereof.

      "Participating Member States" shall mean each country which from time to time becomes a Participating Member State as described in EMU Legislation.

      "Payment Office" shall mean (a) in the case of payments in Dollars, the Administrative

Agent's office located at 300 Broad Hollow Road, Melville, New York 11747 or such other office as the Administrative Agent may designate from time to time in writing and (b) in the case of payments in any Approved Currency other than Dollars, such address as the Administrative Agent may, from time to time, specify.

      "PBGC" shall mean the Pension Benefit Guaranty Corporation established pursuant to Section 4002 of ERISA, or any successor thereto.

      "Permitted Acquisition" shall mean any acquisition (whether by merger or otherwise) by the Company or any Subsidiary of the Company of more than 50% of the outstanding capital stock, membership interests, partnership interests or other similar ownership interests of a Person which is engaged in a line of business similar to the business of the Company, or such Subsidiary (or reasonable extensions thereof) or the purchase of all or substantially all of the assets owned by such Person; provided (a) the Administrative Agent shall have received, within ten (10) Business Days of the closing of such Permitted Acquisition, (i) with respect to a Person which constitutes a Material Domestic Subsidiary, to the extent not previously received, a duly executed Guaranty, and
(ii) with respect to a Person which constitutes a Material Non-Domestic Subsidiary, to the extent not previously received, a duly executed Pledge Agreement by the parent of such Material Non-Domestic Subsidiary, to the extent such documents are required to be delivered pursuant to Section 6.12 hereof; (b) the Administrative Agent shall have received evidence reasonably satisfactory to it that the shares or other interests in the Person, or the assets of the Person, which is the subject of the Permitted Acquisition are, or will be promptly following the closing of such Permitted Acquisition, free and clear of all Liens, except Permitted Liens, including, without limitation, with respect to the acquisition of shares or other equity interests, free of any restrictions on transfer other than restrictions applicable to the sale of securities under federal and state securities laws and regulations generally; (c) the Administrative Agent shall have received (i) within ten (10) Business Days following the closing of such Permitted Acquisition, if the Permitted Acquisition Purchase Price is less than $15,000,000, and (ii) not less than five
(5) Business Days preceding the closing of such Permitted Acquisition, if the Permitted Acquisition Purchase Price is greater than or equal to $15,000,000, the documentation governing the proposed acquisition, including, without limitation, the purchase agreement with respect thereto, together with such other additional documentation or information with respect to the proposed acquisition as the Administrative Agent may reasonably require; (d) no Default or Event of Default shall have occurred and be continuing immediately prior to or would occur after giving effect to the acquisition on a pro forma basis and the Administrative Agent shall have received projections and pro forma financial statements showing that no Default or Event of Default shall have occurred after giving effect to such acquisition; (e) the acquisition has either (i) been approved by the Board of Directors or other governing body of the Person which is the subject of the acquisition or (ii) been recommended for approval by the Board of Directors or other governing body of such Person to the shareholders or other members of such Person and subsequently approved by the shareholders or such members if shareholder or such member approval is required under applicable law or the by-laws, certificate of incorporation or other governing instruments of such Person; (f) prior to the closing of any such acquisition, the Company shall have delivered evidence to the Administrative Agent (with sufficient copies for each of the Lenders) that, on a PRO FORMA basis, the Company will be in compliance with the financial condition covenants of Section 7.13 hereof upon completion of such acquisition; (g) in the case of an acquisition of a Non-Domestic Subsidiary, the business to be acquired shall be acquired by a Guarantor or a Material Non-Domestic Subsidiary; (h) the aggregate Permitted Acquisition Purchase Price (excluding consideration consisting of the Company's common stock) paid in connection with any single Permitted Acquisition shall not exceed $50,000,000, PROVIDED, THAT, the Permitted Acquisition Purchase Price shall not exceed $15,000,000, if the business which is the subject of such Permitted Acquisition has a negative Consolidated EBITDA or if Consolidated EBITDA cannot be reasonably determined by the Company or such Person; (i) the aggregate consideration consisting of the Company's common stock paid in connection with any single Permitted Acquisition shall not exceed 25% of the Company's outstanding shares of capital stock at such time; and (j) the Company and its Subsidiaries shall not close more than six (6) Permitted Acquisitions in any twelve (12) month period, in the aggregate.

      "Permitted Acquisition Purchase Price" shall mean, with respect to any Permitted Acquisition, collectively, without duplication, (a) all cash paid by the Company or any of its Subsidiaries in connection with such Permitted Acquisition, including transaction costs, fees and other expenses incurred by the Company or such Subsidiary in connection with such Permitted Acquisition,
(b) all Indebtedness created, and all Indebtedness assumed, by the Company or any of its Subsidiaries in connection with such Permitted Acquisition, including, without limitation, the maximum amount of any purchase price to be paid pursuant to any "earn out" provision contained in the applicable purchase agreements related to such Permitted Acquisition, (c) the value of all capital stock issued by the Company or any of its Subsidiaries in connection with such Permitted Acquisition, and (d) the deferred portion of the purchase price or any other costs paid by the Company or any of its Subsidiaries in connection with such Permitted Acquisition, including, but not limited to, consulting agreements and non-compete agreements. For purposes of this definition, if any "earn out" provision in any purchase agreement for any Permitted Acquisition does not provide for a maximum payment, the amount to be calculated pursuant to subsection (b) of this definition with respect to the maximum amount of any purchase price to be paid pursuant to any "earn out" provision, shall be determined by the Administrative Agent, on a reasonable basis, on the basis of the projections provided to the Administrative Agent.

      "Permitted Equity Investment" shall mean any acquisition (other than a Permitted Acquisition) by the Company or any Subsidiary of the Company of the capital stock, membership interests, partnership interests or other similar interests of a Person, including any investment in a joint venture, provided that such acquisition does not result in the Company or such Subsidiary having the right to vote a majority of the outstanding capital stock or other ownership interests of such Person.

      "Permitted Equity Investment Costs" shall mean, as of any date of determination, the aggregate amount of all cash and other property invested by the Company or any Subsidiary in connection with all Permitted Equity Investments; provided, however, that the value of any property so invested by the Company or any Subsidiary shall be equal to the fair market value of such property as of the date of such investment and such value shall not be adjusted to give effect to the loss in value of any Permitted Equity Investment.

      "Permitted Liens" shall mean the Liens specified in clauses (a) through
(m) of Section 7.02 hereof.

      "Person" shall mean any natural person, corporation, limited liability company, limited liability partnership, business trust, joint venture, association, company, partnership, unincorporated trade or business enterprise or Governmental Authority.

      "Plan" shall mean any Multiemployer Plan or Single-Employer Plan, defined in and subject to Section 4001 of ERISA, which covers, or at any time during the five calendar years preceding the date of this Agreement covered, employees of the Company, any Guarantor or an ERISA Affiliate on account of such employees' employment by the Company, any Guarantor or an ERISA Affiliate, provided that such term shall not include any Plan terminated prior to the date hereof and with respect to which the Company, such Guarantor or such ERISA Affiliate could not incur any material liability with respect thereto.

      "Pledge Agreements" shall mean, collectively, (a) with respect to the Company, the Pledge Agreement in the form attached hereto as Exhibit D-1, to be executed and delivered by the Company on the Closing Date pursuant to Section
5.01 hereof and, thereafter, by the Company as required pursuant to Section 6.12 hereof, (b) with respect to any Domestic Subsidiary, as applicable, the Pledge Agreement in the form attached hereto as Exhibit D-2, to be executed and delivered by any Domestic Subsidiary which is the direct holder of capital stock of any Material Non-Domestic Subsidiary, who is required to execute the same pursuant to Section 6.12 hereof, and (c) the Foreign Pledge Agreements, as each of the same may hereafter be amended, restated, supplemented or otherwise modified, from time to time.

      "Prime Rate" shall mean the rate per annum announced by the Person which is the Administrative Agent from time to time as its prime rate in effect at its principal office, each change in the Prime Rate shall be effective on the date such change is announced to become effective without notice or demand of any kind. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate charged by the Person which is the Administrative Agent to any customer.

      "Prime Rate Loan" shall mean Loans at such time as they are being made and/or maintained at a rate of interest based upon the Prime Rate.

      "Purchasing Lender" shall have the meaning set forth in Section 10.05(c) hereof.

      "Register" shall have the meaning set forth in Section 10.05(d) hereof.

      "Regulation D" shall mean Regulation D of the Board of Governors of the Federal Reserve System as the same may be amended or supplemented from time to time.

      "Relevant Exchange Rate" shall mean, with respect to any Eurocurrency Loan denominated in any Approved Currency other than Dollars, the Exchange Rate for the purchase of Dollars with such Approved Currency in effect on the date which is two Business Days prior to the later of (a) the date on which such Loan was first made, or (b) the date on which such Loan was continued, if applicable, pursuant to the terms of this Agreement.

      "Reportable Event" shall mean an event described in Section 4043(c) of ERISA with respect to a Plan as to which the 30 day notice requirement has not been waived by the PBGC.

      "Required Lenders" shall mean Lenders owed at least 51% of the sum of the aggregate unpaid principal amount of the Revolving Credit Loans or, if no Revolving Credit Loans are outstanding, Lenders having at least 51% of the Total Commitment.

      "Reserve Adjusted Eurocurrency Rate" shall mean, with respect to the Interest Period for each Eurocurrency Loan, the rate per annum (rounded upwards to the next higher 1/16th of one percent) equal to the following:

                             Eurocurrency Base Rate
                             ----------------------
                     1.00 - Eurocurrency Reserve Requirement

      "Revolving Credit Commitment" shall mean, with respect to each Lender, the obligation of such Lender to make Revolving Credit Loans to the Company and to acquire participations in Letters of Credit in an aggregate amount not to exceed the amount set forth opposite such Lender's name on the signature pages hereof under the caption Revolving Credit Commitment, as such amounts may be adjusted in accordance with the terms of this Agreement.

      "Revolving Credit Commitment Period" shall mean the period from and including the Closing Date to, but not including, the Revolving Credit Commitment Termination Date or such earlier date as the Revolving Credit Commitments shall terminate as provided herein.

      "Revolving Credit Commitment Termination Date" shall mean March 31, 2005.

      "Revolving Credit Loans" shall have the meaning set forth in Section 2.01(a) hereof.

      "Revolving Credit Notes" shall have the meaning set forth in Section 2.02 hereof.

      "Single-Employer Plan" shall mean a Plan that is a "single-employer plan" (as such term is defined in Section 4001(a)(15) of ERISA), which is covered by Title IV of ERISA.

      "Solvent" shall mean with respect to any Person as of the date of determination thereof that (a) the amount of the "present fair saleable value" of the assets of such Person will, as of such date, exceed the amount of all "liabilities of such Person, contingent or otherwise," as of such date, as such quoted terms are determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors, (b) the present fair saleable value of the assets of such Person will, as of such date, be greater than the amount that will be required on its debts as such debts become absolute and matured, (c) such Person will not have, as of such date, an unreasonably small amount of capital with which to conduct its business, and (d) such Person will be able to pay its debts as they mature, in each case after giving effect to any right of indemnification and contribution of such Person from or to any Affiliate.

      "Standby LC Disbursement" shall mean a payment made by the Issuing Lender pursuant to a Standby Letter of Credit.

      "Standby LC Exposure" shall mean, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Standby Letters of Credit at such time, and (b) the aggregate amount of all Standby LC Disbursements that have not yet been reimbursed by or on behalf of the Company at such time.

      "Standby LC Margin" shall mean the percentage set forth below opposite the applicable ratio:

--------------------------------------------------------------------------------
Consolidated Total Funded Debt to                     Standby LC Margin (360 day
Consolidated EBITDA                                   basis)
--------------------------------------------------------------------------------
Less than 1.00:1.00                                   1.00%
--------------------------------------------------------------------------------
Greater than or equal to 1.00:1.00 but
less than 1.50:1.00                                   1.25%
--------------------------------------------------------------------------------
Greater than or equal to 1.50:1.00                    1.75%
--------------------------------------------------------------------------------

Notwithstanding the foregoing, during the period commencing on the Closing Date and ending on June 30, 2001, the Standby LC Margin shall be 1.00% per annum. The Standby LC Margin will be set or reset quarterly, with respect to each Standby Letter of Credit issued, on the first Business Day of the fiscal quarter of the Company that commences after the date on which the financial statements referred to in Section 6.03(a) or Section 6.03(b) hereof, as the case may be, are required to be delivered to the Administrative Agent, and shall apply to all Standby Letters of Credit outstanding on such date or to be made on or after such date until, but not including, the next date on which the Standby LC Margin is reset in accordance with the provisions hereof; provided, however, that if any financial statements are not received by the Administrative Agent within the time period relating to such financial statements as provided in Section 6.03(a) or Section 6.03(b) hereof, as the case may be, the Standby LC Margin on all Standby Letters of Credit outstanding on such date or to be issued on or after the date the Standby LC Margin should have been reset in accordance with the foregoing provisions (i.e., assuming timely delivery of the requisite financial statements), until the day which is the first Business Day of the fiscal quarter of the Company which commences following the receipt by the Administrative Agent of such financial statements, will be set based on a ratio of equal to or greater than 1.50:1.00; and further provided, however, that the Administrative Agent and the Lenders shall not in any way be deemed to have waived any Event of Default or any of their remedies hereunder (including, without limitation, remedies provided in Article VIII hereof) in connection with the provisions of the foregoing proviso. During the occurrence and continuance of an Event of Default, no downward adjustment, and only upward adjustments, shall be made to the Standby LC Margin.

      "Standby Letter of Credit" shall mean any letter of credit issued to support an obligation of a Person and which may be drawn on only upon the failure of such Person to perform such obligation or other contingency.

      "Subordinated Debt" or "Subordinated Indebtedness" shall mean all debt which is subordinated in right of payment to the prior final payment in full of the obligations of the Company and/or of its Subsidiaries to the Lenders hereunder and under any other Loan Document on subordination terms satisfactory to and approved in writing by the Required Lenders (not to be unreasonably withheld or delayed).

      "Subsidiary" shall mean, with respect to any Person, any corporation, association or other business entity 50% or more of the voting stock or other ownership interests (including, without limitation, membership interests in a limited liability company) of which is, at the time, owned or controlled, directly or indirectly, by such Person or one or more of its Subsidiaries or a combination thereof.

      "Swingline Commitment" shall mean the obligation of the Swingline Lender to make Swingline Loans to the Company in an aggregate amount not to exceed $2,000,000 at any time outstanding.

      "Swingline Lender" shall mean the Person which is the Administrative Agent, in its capacity as lender of Swingline Loans.

      "Swingline Loan" shall have the meaning set forth in Section 2.04(a) hereof.

      "Swingline Note" shall have the meaning set forth in Section 2.04(e) hereof.

      "Total Commitment" shall mean, at any time, the aggregate of the Revolving Credit Commitments in effect at such time which, initially, shall be $100,000,000.

      "Type" shall mean as to any Loan its status as a Prime Rate Loan or a Eurocurrency Loan.

      "UCP" shall mean the International Chamber of Commerce Uniform Customs and Practice for Documentary Credits, 1993 Revision, ICC Publication No. 500 or any successor publication thereof.

      "Unfunded Current Liability" of any Plan shall mean the amount, if any, by which the present value of the accrued benefits under such Plan as of the close of its most recent plan year exceeds the fair market value of the assets allocable thereto, determined in accordance with Section 412 of the Code.

      "Unused Fee Rate" shall mean the unused fee payable pursuant to Section 3.04(a) of this

Agreement and determined on the basis of the percentage set forth below opposite the applicable ratio:

--------------------------------------------------------------------------------
Consolidated Total Funded Debt to
Consolidated EBITDA                                              Unused Fee Rate
--------------------------------------------------------------------------------
Less than 1.00:1.00                                              0.25%
--------------------------------------------------------------------------------
Greater than or equal to 1.00:1.00 but less than 1.50:1.00       0.275%
--------------------------------------------------------------------------------
Greater than or equal to 1.50:1.00                               0.30%
--------------------------------------------------------------------------------

Notwithstanding the foregoing, during the period commencing on the Closing Date and ending on June 30, 2001, the Unused Fee Rate shall be 0.25% per annum. The Unused Fee Rate will be set or reset quarterly on the first Business Day of the fiscal quarter of the Company that commences after the date on which the financial statements referred to in Section 6.03(a) or Section 6.03(b) hereof, as the case may be, are required to be delivered to the Administrative Agent, and shall be used to calculate the commitment fee as described in Section 3.04 hereof on or after such date until, but not including, the next date on which the Unused Fee Rate is reset in accordance with the provisions hereof; provided, however, that if any financial statements are not received by the Administrative Agent within the time period relating to such financial statements as provided in Section 6.03(a) or Section 6.03(b) hereof, as the case may be, the Unused Fee Rate used to calculate the commitment fee as described in Section 3.04 hereof on or after the date the Unused Fee Rate should have been reset in accordance with the foregoing provisions (i.e., assuming timely delivery of the requisite financial statements), until the day which is the first Business Day of the fiscal quarter of the Company which commences following the receipt by the Administrative Agent of such financial statements, will be set based on a ratio of equal to or greater than 1.50:1.00; and further provided, however, that the Administrative Agent and the Lenders shall not in any way be deemed to have waived any Event of Default or any of their remedies hereunder (including, without limitation, remedies provided in Article VIII hereof) in connection with the provisions of the foregoing proviso. During the occurrence and continuance of an Event of Default, no downward adjustment, and only upward adjustments, shall be made to the Unused Fee Rate.

      SECTION 1.02. TERMS GENERALLY. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, pronouns stated in the masculine, feminine or neuter gender shall include the masculine, feminine and the neuter. Except as otherwise herein specifically provided, each accounting term used herein shall have the meaning given to it under Generally Accepted Accounting Principles. The term "including" shall not be limited or exclusive, unless specifically indicated to the contrary. The word "will" shall be construed to have the same meaning in effect as the word "shall". The words "herein", "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole, including the exhibits and schedules hereto and any amendments thereof, all of which are by this reference incorporated into this Agreement.

      SECTION 1.03. CURRENCY EQUIVALENTS GENERALLY. Except to the extent expressly provided otherwise herein (including for purposes of any denomination of any Eurocurrency Loan not denominated in Dollars into a Loan in Dollars but not for purposes of the preparation of any financial statements delivered pursuant hereto or any exchange rate determinations expressly required to be done using a different method), the equivalent in any Approved Currency (or any other currency) of an amount in Dollars, and the equivalent in Dollars of any amount in any Approved Currency (or any other currency), shall be determined at the Exchange Rate.

                                   ARTICLE II
                                     LOANS

      SECTION 2.01. REVOLVING CREDIT LOANS. (a) Subject to the terms and conditions, and relying upon the representations and warranties, set forth herein, each Lender severally agrees to make loans (individually a "Revolving Credit Loan" and, collectively, the "Revolving Credit Loans") in Dollars or any other Approved Currency to the Company from time to time during the Revolving Credit Commitment Period up to, but not exceeding, at any one time outstanding the aggregate Dollar Equivalent Amount of its Revolving Credit Commitment; PROVIDED, HOWEVER, that no Revolving Credit Loan shall be made if, after giving effect to such Revolving Credit Loan, the Dollar Equivalent Amount of the Aggregate Outstandings would exceed the Total Commitment or the Dollar Equivalent Amount of all Eurocurrency Loans denominated in a currency other than Dollars would exceed the Eurocurrency Sublimit. During the Revolving Credit Commitment Period, the Company may from time to time borrow, repay and reborrow Revolving Credit Loans on or after the date hereof and prior to the Revolving Credit Commitment Termination Date, subject to the terms, provisions and limitations set forth herein. The Revolving Credit Loans may be (i) Eurocurrency Loans, (ii) Prime Rate Loans or (iii) a combination thereof, PROVIDED that all Loans in Approved Currencies other than Dollars shall be Eurocurrency Loans.

      (b) The Company shall give the Administrative Agent irrevocable written notice (or telephonic notice promptly confirmed in writing) not later than: (i) the Applicable Offshore Time, four Business Days prior to the date of each proposed Eurocurrency Loan under this Section 2.01 denominated in any Approved Currency other than Dollars, (ii) 11:00 a.m. (New York, New York time) three Business Days prior to the date of each proposed Eurocurrency Loan under this
Section 2.01 denominated in Dollars, or (iii) prior to 11:00 a.m. (New York, New York time) on the date of each proposed Prime Rate Loan under this Section 2.01, provided that no Eurocurrency Loan shall be made less than one month prior to the Revolving Credit Commitment Termination Date. Such notice shall be irrevocable and shall specify (i) the amount and Type of the proposed borrowing,
(ii) the proposed Borrowing Date, and (iii) if a Eurocurrency Loan, the initial Interest Period and the proposed currency thereof which shall be an Approved Currency. Upon receipt of such notice from the Company, the Administrative Agent shall promptly notify each Lender of such request, and shall promptly thereafter, upon determination thereof, notify each Lender of the amount of such Lenders' Commitment Proportion of such requested Loan and, if a Eurocurrency Loan denominated in an Approved Currency other than Dollars, the Dollar Equivalent Amount thereof and the applicable Exchange Rate used by the Administrative Agent to determine such Dollar Equivalent Amount. Except for borrowings which utilize the full remaining amount of the Total Commitment, each borrowing of a Prime Rate Loan (other than a Swingline Loan) shall be in an amount not less than $1,000,000 or, if greater, whole multiples of $100,000 in excess thereof. Each borrowing of a Eurocurrency Loan shall be in an amount not less than $2,500,000 (or the Applicable Currency Equivalent thereof) or whole multiples of $100,000 (or the Applicable Currency Equivalent thereof) in excess thereof. Funding of all Revolving Credit Loans shall be made in accordance with
Section 3.12 of this Agreement.

      (c) The Company shall have the right, upon not less than five Business Days' prior written notice to the Administrative Agent, to terminate the Total Commitment or from time to time to permanently reduce the amount of the Total Commitment; provided, however, that no such termination or reduction shall be permitted if, after giving effect thereto and to any payments of the Revolving Credit Loans and the Swingline Loans made on the effective date thereof, the Dollar Equivalent Amount of the Aggregate Outstandings would exceed the Total Commitment as then reduced; provided, further, that any such termination or reduction requiring prepayment of any Eurocurrency Loan shall be made only on the last day of the Interest Period with respect thereto or on the date of payment in full of all amounts owing pursuant to Section 3.08 hereof as a result of such termination or reduction. The Administrative Agent shall promptly notify each Lender of each notice from the Company to terminate or permanently reduce the amount of the Total Commitment pursuant to this Section 2.01(c). Any such reduction shall be in the amount of $5,000,000 or whole multiples of $1,000,000 in excess thereof, and shall reduce permanently the amount of the Total Commitment then in effect. The Total Commitment, once reduced or terminated, may not be reinstated except in the Lenders' sole discretion and subject to receipt of such credit approval and other authorizations that the Lenders may require.

      (d) The several agreements of the Lenders to make Revolving Credit Loans pursuant to this Section 2.01 shall automatically terminate on the Revolving Credit Commitment Termination Date. Upon such termination, the Company shall immediately repay in full the principal amount of the Revolving Credit Loans then outstanding, together with all accrued interest thereon and all other amounts due and payable hereunder.

      SECTION 2.02. REVOLVING CREDIT NOTE. The Revolving Credit Loans made by each Lender shall be evidenced by a promissory note of the Company (individually a "REVOLVING CREDIT NOTE" and, collectively, the "REVOLVING CREDIT NOTES"), substantially in the form attached hereto as Exhibit A, each appropriately completed, duly executed and delivered on behalf of the Company and payable to the order of such Lender in a principal amount equal to the Revolving Credit Commitment of such Lender. Each Revolving Credit Note shall (a) be dated the Closing Date, (b) be stated to mature on the Revolving Credit Commitment Termination Date, and (c) bear interest from the date of the first Revolving Credit Loan until paid in full on the unpaid principal amount thereof from time to time outstanding as provided in Section 3.01 hereof. Each Lender is authorized to record the date, Type and amount of each Revolving Credit Loan, the Applicable Currency thereof, and the date and amount of each payment or prepayment of principal of each Revolving Credit Loan in such Lender's records or on the grid schedule annexed to such Lender's Revolving Credit Note; PROVIDED, HOWEVER, that the failure of a Lender to set forth each such Revolving Credit Loan, payment and other information shall not in any manner affect the obligation of the Company to repay each Revolving Credit Loan made by such Lender in accordance with the terms of its Revolving Credit Note and this Agreement. The Revolving Credit Note, the grid schedule and the books and records of each Lender shall constitute presumptive evidence of the information so recorded absent demonstrable error.

      SECTION 2.03. LETTERS OF CREDIT (a) GENERALLY. Subject to the terms and conditions set forth in this Agreement, upon the written request of the Company in accordance herewith, the Issuing Lender shall issue Letters of Credit at any time during the Revolving Credit Commitment Period with pro rata participation by all of the Lenders in accordance with their respective Commitment Proportions. Notwithstanding the foregoing, no Letter of Credit shall be issued if, after giving effect to the same, the Dollar Equivalent Amount of the Aggregate Outstandings would exceed the Total Commitment. Furthermore, no Letter of Credit shall be issued without the consent of the Required Lenders during the occurrence and continuance of an Event of Default. Each request for issuance of a Letter of Credit shall be in writing and shall be received by the Issuing Lender by no later than 12:00 noon (New York, New York time) on the day which is at least two Business Days prior to the proposed date of issuance. Such issuance shall occur by no later than 5:00 p.m. on the proposed date of issuance (assuming proper prior notice as aforesaid). Subject to the terms and conditions contained herein, the expiry date, the type of Letter of Credit (I.E., Commercial Letter of Credit or Standby Letter of Credit) and the amount and beneficiary of the Letters of Credit will be as designated by the Company. The Issuing Lender shall promptly notify the Administrative Agent and the Lenders of the issuance of any Letter of Credit and of the amounts of all Letters of Credit issued hereunder and of any extension, reduction, termination or amendment of any Letter of Credit. Each Letter of Credit issued by the Issuing Lender hereunder shall be denominated in Dollars and shall identify: (i) the dates of issuance and expiry of such Letter of Credit, (ii) the amount of such Letter of Credit (which shall be a sum certain), (iii) the beneficiary of such Letter of Credit, and (iv) the drafts and other documents necessary to be presented to the Issuing Lender upon drawing thereunder. In no event shall any Letter of Credit expire (or by its terms be required to be renewed to a date) after the Revolving Credit Commitment Termination Date. The Issuing Lender will not issue a Letter of Credit hereunder which expires after the earlier to occur of (1) one (1) year from the date of issuance of such Letter of Credit, and (2) the Revolving Credit Commitment Termination Date. The Company agrees to execute and deliver to the Issuing Lender such further documents and instruments in connection with any Letter of Credit issued hereunder (including without limitation, applications therefor) as the Issuing Lender in accordance with its customary practices may reasonably request.

      (b) DRAWINGS UNDER LETTERS OF CREDIT. The Company hereby absolutely and unconditionally promises to pay the Issuing Lender not later than 2:00 p.m. (New York, New York time) the amount of each drawing under a Letter of Credit if the Company receives notice of such drawing prior to 10:00 a.m. (New York, New York time) on the date of such drawing, or if such notice has not been received by the Company prior to such time on such date, then not later than 12:00 noon (New York, New York time) on the Business Day immediately following the day that the Company receives such notice; provided, however, (i) if any drawing was in an amount not less than $1,000,000, the Company may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.01 hereof that such payment be financed with a Revolving Credit Loan which is a Prime Rate Loan in an equivalent amount, and, to the extent so financed, the Company's obligation to make such payment shall be discharged and replaced by such a Prime Rate Loan and (ii) if such drawing or payment was in an amount less than $1,000,000, the Company may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.04 hereof that such payment be financed with a Swingline Loan in an equivalent amount and, to the extent so financed, the Company's obligation to make such payment shall be discharged and replaced by such Swingline Loan. Such request shall be made by the Company on the date of receipt of notice from the Issuing Lender of a drawing under a Letter of Credit as applicable. The Issuing Lender shall notify the Administrative Agent and each Lender of such request in accordance with Section
2.01 hereof. If the Company fails to make such payment when due, the Issuing Lender shall notify each Lender of the amount of the drawing under the applicable Letter of Credit. Each Lender agrees that on the first Business Day after receipt of such notice, it will immediately make available by no later than 12:00 noon (New York, New York time), to the Issuing Lender at the Payment Office by payment in Dollars and in immediately available funds, its Commitment Proportion of such drawing, provided (i) each Lender's obligation shall be reduced by its Commitment Proportion of any reimbursement by the Company in respect of any such drawing pursuant to this Section 2.03 and (ii) no Lender shall be required to make payments to the Issuing Lender with respect to a drawing or payment which the Company reimbursed with the proceeds of a Revolving Credit Loan, as contemplated above, if such Lender fully funded its Commitment Proportion of such Revolving Credit Loan in accordance with Section 3.12 hereof. Any payment made by a Lender pursuant to this Section 2.03(b) to reimburse the Issuing Lender for any drawing under a Letter of Credit (other than a Prime Rate Loan or a Swingline Loan as contemplated above) shall not constitute a Revolving Credit Loan or a Swingline Loan and shall not relieve the Company of its obligation to reimburse the Issuing Lender for such drawing or payment. Each drawing under a Letter of Credit which is not paid on the date such drawing is made shall accrue interest, for each day from and including the date of such drawing to but excluding the date that the Company reimburses the Issuing Lender in full for such drawing at the rate per annum then applicable to Prime Rate Loans; provided, however, that if the Company fails to reimburse such drawing when due pursuant to this paragraph (b), then the Company shall pay to the Issuing Lender interest on the amount of such drawing at the rate per annum set forth in Section 3.01(c) hereof. Interest accruing pursuant to the preceding sentence shall be for the account of the Issuing Lender, except that interest accrued on and after the date of payment by any Lender pursuant to this Section 2.03(b) to reimburse the Issuing Lender shall be for the account of such Lender to the extent of such payment. The Issuing Lender shall promptly notify the Administrative Agent (which shall notify each Lender) of each drawing under a Letter of Credit.

      (c) LETTER OF CREDIT OBLIGATIONS ABSOLUTE.

                  (i) The obligation of the Company to reimburse the Issuing
            Lender as provided hereunder in respect of drawings under Letters of Credit shall rank PARI PASSU with the obligation of the Company to repay the Revolving Credit Loans hereunder, and shall be absolute and unconditional under any and all circumstances subject to subsection (ii) below. Without limiting the generality of the foregoing, the obligation of the Company to reimburse the Issuing Lender in respect of drawings under Letters of Credit shall not be subject to any defense based on the non-application or misapplication by the beneficiary of the proceeds of any such drawing or the legality, validity, regularity or enforceability of the Letters of Credit or any related document, even though such document shall in fact prove to be invalid, fraudulent or forged, or any dispute between or among the Company, the beneficiary of any Letter of Credit, or any financial institution or other party to which any Letter of Credit may be transferred. The Issuing Lender may accept or pay any draft presented to it under any Letter of Credit regardless of when drawn or made and whether or not negotiated, if such draft, accompanying certificate or documents and any transmittal advice are presented or negotiated on or before the expiry date of such Letter of Credit or any renewal or extension thereof then in effect, and is in substantial compliance with the terms and conditions of such Letter of Credit. Furthermore, neither the Issuing Lender nor any of its correspondents nor any Lender shall be responsible, as to any document presented under a Letter of Credit which appears to be regular on its face, and appears on its face to be in substantial compliance with the terms of such Letter of Credit, for the validity or sufficiency of any signature or endorsement, for delay in giving any notice or failure of any instrument to bear adequate reference to any Letter of Credit, or for failure of any Person to note the amount of any draft on the reverse of any Letter of Credit. The Issuing Lender shall have the right, in its sole discretion, to decline to accept any documents and to decline to make payment under any Letter of Credit if the documents presented are not in strict compliance with the terms of such Letter of Credit.

                  (ii) Any action, inaction or omission on the part of the
            Issuing Lender or any of its correspondents under or in connection with any Letter of Credit or the related instruments, documents or property, if in good faith and in conformity with such laws, regulations or customs as are applicable, shall be binding upon the Company and shall not place the Issuing Lender or any of its correspondents or any Lender under any liability to the Company in the absence of (x) gross negligence or willful misconduct by the Issuing Lender or its correspondents or (y) the failure by the Issuing Lender to pay under a Letter of Credit after presentation of a draft and documents strictly complying with such Letter of Credit unless the Issuing Lender is prohibited from making such payment pursuant to a court order. The Issuing Lender's rights, powers, privileges and immunities specified in or arising under this Agreement are in addition to any heretofore or at any time hereafter otherwise created or arising, whether by statute or rule of law or contract. All Letters of Credit issued hereunder will, except to the extent otherwise expressly provided hereunder, be governed by the UCP to the extent applicable and not inconsistent with the laws of the State of New York.

      (d) OBLIGATIONS OF LENDERS IN RESPECT OF LETTERS OF CREDIT. Each Lender acknowledges that each Letter of Credit issued by the Issuing Lender pursuant to this Agreement is issued on behalf of and with the ratable participation of all of the Lenders (i.e., in accordance with their respective Commitment Proportions), and each Lender agrees to make the payments required by subsection
(b) above and agrees to be responsible for its PRO RATA share of all liabilities incurred by the Issuing Lender with respect to each Letter of Credit issued, established, opened or extended by the Issuing Lender pursuant to this Agreement for the account of the Company hereunder. Each Lender agrees with the Issuing Lender and the other Lenders that its obligation to make the payments required by subsection (b) above shall not be affected in any way by any circumstances (other than the gross negligence or willful misconduct of the Issuing Lender) occurring before or after the making of any payment by the Issuing Lender pursuant to any Letter of Credit, including, without limitation: (i) any modification or amendment of, or any consent, waiver, release or forbearance with respect to, any of the terms of this Agreement or any other instrument or document referred to herein; (ii) the existence of any Default or Event of Default; or (iii) any change of any kind whatsoever in the financial position or credit worthiness of the Company.

      (e) REPLACEMENT OF THE ISSUING LENDER. The Issuing Lender may be replaced at any time by written agreement among the Company, the Administrative Agent, the replaced Issuing Lender and the successor Issuing Lender. The Administrative Agent shall notify the Lenders of any such replacement of the Issuing Lender. At the time any such replacement shall become effective, the Company shall pay all unpaid fees accrued for the account of the replaced Issuing Lender pursuant to
Section 3.04 hereof. From and after the effective date of any such replacement,
(i) the successor Issuing Lender shall have all the rights and obligations of the Issuing Lender under this Agreement with respect to Letters of Credit to be issued thereafter, and (ii) references herein to the term "Issuing Lender" shall be deemed to refer to such successor or to any previous Issuing Lender, or to such successor and all previous Issuing Lenders, as the context shall require. After the replacement of an Issuing Lender hereunder, the replaced Issuing Lender shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Lender under this Agreement with respect to Letters of Credit issued prior to such replacement, but shall not be required to issue additional Letters of Credit.

      (f) EXISTING LETTERS OF CREDIT. The Company and the Lenders agree that, from and after the Closing Date, subject to the satisfaction of the conditions precedent to the initial Loans hereunder as set forth in Article V hereof, the Existing Letters of Credit shall be Letters of Credit for all purposes of the Agreement, including, without limitation, for purposes of Section 3.04(c) hereof.

      SECTION 2.04. SWINGLINE LOANS. (a) Subject to the terms and conditions, and relying upon the representations and warranties, set forth herein, the Swingline Lender agrees to make loans in Dollars (individually a "Swingline Loan" and, collectively, the "Swingline Loans") to the Company from time to time during the Revolving Credit Commitment Period up to, but not exceeding, at any one time outstanding the Swingline Commitment; PROVIDED, HOWEVER, that no Swingline Loan shall be made if, after giving effect to such Swingline Loan, the Dollar Equivalent Amount of the Aggregate Outstandings would exceed the Total Commitment; and

PROVIDED FURTHER that no Swingline Loan shall be made without the consent of the Required Lenders during the occurrence and continuance of an Event of Default. The proceeds from Swingline Loans may not be used to repay outstanding Revolving Credit Loans. During the Revolving Credit Commitment Period, the Company may from time to time borrow, repay and reborrow Swingline Loans on or after the date hereof and prior to the Revolving Credit Commitment Termination Date, subject to the terms, provisions and limitations set forth herein. Each Swingline Loan shall be a Prime Rate Loan.

      (b) The Company shall give the Administrative Agent irrevocable written notice (or telephonic notice promptly confirmed in writing) not later than 2:00 p.m. (New York, New York time) on the date of each proposed Swingline Loan under this Section 2.04. Such notice shall be irrevocable and shall specify (i) the amount of the proposed borrowing, and (ii) the proposed Borrowing Date. Upon receipt of such notice from the Company, the Administrative Agent shall promptly notify the Swingline Lender and each Lender thereof. Each borrowing of a Swingline Loan shall be in an amount not less than $100,000 or, if greater, whole multiples of $100,000 in excess thereof. The Swingline Lender shall make each Swingline Loan available to the Company by means of a credit to the operating account of the Company with the Swingline Lender (or, in the case of a Swingline Loan made to finance or reimburse a Letter of Credit drawing in accordance with Section 2.03(b) hereof, by remittance to the Issuing Lender) by 4:00 p.m. (New York, New York time) on the requested date of such Swingline Loan.

      (c) So long as no Default or Event of Default has occurred and is continuing, the Company may repay Swingline Loans with the proceeds of a Revolving Credit Loan. Each Swingline Loan shall be payable on demand. The Swingline Lender may, at any time, require the Lenders to acquire participations with respect to all or a portion of the Swingline Loans outstanding. If (i) the Company desires to repay such Swingline Loan with the proceeds of a Revolving Credit Loan or (ii) the Swingline Lender desires to have the Lenders acquire participations, the Swingline Lender shall, by written notice given to the Administrative Agent not later than 10:00 a.m. (New York, New York time) on any Business Day, require the Lenders to acquire participations on such Business Day with respect to all or a portion of the Swingline Loans outstanding. Such notice shall specify the aggregate amount of Swingline Loans which will become Revolving Credit Loans. Promptly upon receipt of such notice, the Administrative Agent will give notice thereof to each Lender, specifying in such notice such Lender's Commitment Proportion of such Swingline Loan or Loans. Each Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to the Administrative Agent, for the account of the Swingline Lender, such Lender's Commitment Proportion of such Swingline Loan or Loans. Each Lender acknowledges and agrees that its obligation to acquire a participation in Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or Event of Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 3.12 hereof with respect to Loans made by such Lender, and the Administrative Agent shall promptly pay to the

Swingline Lender the amounts so received by it from the Lenders. The Administrative Agent shall notify the Company of any participation in any Swingline Loan acquired pursuant to this paragraph, and thereafter payments in respect of such Swingline Loan shall be made to the Administrative Agent and not to the Swingline Lender. Any amounts received by the Swingline Lender from the Company (or other party on behalf of the Company) in respect of a Swingline Loan after receipt by the Swingline Lender of the proceeds of a sale of a participation therein shall be promptly remitted to the Administrative Agent; any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the Lenders that shall have made their payments pursuant to this paragraph and to the Swingline Lender, as their interests may appear. The purchase of a participation in a Swingline Loan pursuant to this paragraph (c) shall not relieve the Company of any default in the payment thereof.

      (d) The agreement of the Swingline Lender to make Swingline Loans pursuant to this Section 2.04 shall automatically terminate on the Revolving Credit Commitment Termination Date. Upon such termination, the Company shall immediately repay the Swingline Lender or the Administrative Agent (for the benefit of the applicable Lenders), as applicable, in full the principal amount of the Swingline Loans then outstanding, together with all accrued interest thereon and all other amounts due and payable hereunder.

      (e) The Swingline Loans made by the Swingline Lender shall be evidenced by a promissory note of the Company (the "SWINGLINE NOTE"), substantially in the form attached hereto as Exhibit B, appropriately completed, duly executed and delivered on behalf of the Company and payable to the order of the Swingline Lender in a principal amount equal to the Swingline Commitment. The Swingline Note shall (a) be dated the Closing Date, (b) be stated to mature on the Revolving Credit Commitment Termination Date, and (c) bear interest from the date thereof until paid in full on the unpaid principal amount thereof from time to time outstanding as provided in Section 3.01 hereof. The Swingline Lender is authorized to record the date and amount of each Swingline Loan and the date and amount of each payment or prepayment of principal of each Swingline Loan in the Swingline Lender's records or on the grid schedule annexed to the Swingline Note; PROVIDED, HOWEVER, that the failure of the Swingline Lender to set forth each such Swingline Loan, payment and other information shall not in any manner affect the obligation of the Company to repay each Swingline Loan made by the Swingline Lender in accordance with the terms of the Swingline Note and this Agreement. The Swingline Note, the grid schedule and the books and records of the Swingline Lender shall constitute presumptive evidence of the information so recorded absent demonstrable error.

                                  ARTICLE III
                PROVISIONS RELATING TO ALL EXTENSIONS OF CREDIT;
                               FEES AND PAYMENTS

      SECTION 3.01. INTEREST RATE; CONTINUATION AND CONVERSION OF LOANS.

            (a) Each Prime Rate Loan shall bear interest for the period from the date thereof on the unpaid principal amount thereof at a fluctuating rate per annum equal to the Prime

Rate PLUS the applicable Interest Rate Margin.

            (b) Each Eurocurrency Loan shall bear interest for the Interest Period applicable thereto on the unpaid principal amount thereof at a rate per annum equal to the Reserve Adjusted Eurocurrency Rate determined for each Interest Period thereof in accordance with the terms hereof PLUS the applicable Interest Rate Margin.

            (c) Upon the occurrence and during the continuance of an Event of Default the outstanding principal amount of the Loans shall, at the option of the Required Lenders, bear interest payable on demand at a rate of interest (i) with respect to payments of principal, 2% per annum plus the interest rate otherwise then in effect and (ii) with respect to payments of any other amount, 2% per annum plus the rate that would be applicable to Prime Rate Loans, from time to time.

            (d) If the Company shall default in the payment of the principal or interest on any portion of any Loan or any other amount becoming due hereunder, whether with respect to the reimbursement of drawings under Letters of Credit, interest, fees, expenses or otherwise, the Company shall on demand from time to time pay interest on such defaulted amount accruing from the date of such default (without reference to any period of grace) up to and including the date of actual payment (after as well as before judgment) at a rate of two (2%) percent per annum plus the interest rate otherwise then in effect, or if no interest rate is in effect, two (2%) percent per annum plus the Prime Rate.

            (e) The Company may elect from time to time to convert outstanding Revolving Credit Loans from Eurocurrency Loans denominated in Dollars to Prime Rate Loans by giving the Administrative Agent irrevocable written notice of such election not later than 11:00 a.m. (New York, New York time) three Business Day prior to the effective date of such election, provided that any such conversion of Eurocurrency Loans shall only be made on the last day of an Interest Period with respect thereto or upon the date of payment in full of any amounts owing pursuant to Section 3.08 hereof as a result of such conversion. Upon receipt of such notice, the Administrative Agent shall promptly notify each Lender thereof. The Company may elect from time to time to convert outstanding Revolving Credit Loans from Prime Rate Loans to Eurocurrency Loans by giving the Administrative Agent irrevocable written notice of such election not later than (i) the Applicable Offshore Time, four Business Days prior to the date of the proposed conversion if the conversion is to a Eurocurrency Loan denominated in any Approved Currency other than Dollars, or (ii) 11:00 a.m. (New York, New York time) three Business Days prior to the date of the proposed conversion if the conversion is to a Eurocurrency Loan denominated in Dollars. Upon receipt of such notice the Administrative Agent shall promptly notify each Lender thereof. All or any part of outstanding Prime Rate Loans (other than Swingline Loans) may be converted as provided herein, provided that each conversion shall be in the principal amount of $2,500,000 (or the Applicable Currency Equivalent thereof) or whole multiples of $100,000 (or the Applicable Currency Equivalent thereof) in excess thereof; and further provided that no Default or Event of Default shall have occurred and be continuing. Any conversion to or from Eurocurrency Loans hereunder shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto, the aggregate principal amount of all Eurocurrency Loans having the same Interest Period and denominated in the same currency shall not be less than $2,500,000 (or the Applicable Currency Equivalent thereof).

            (f) Any Eurocurrency Loan in a minimum principal amount of $2,500,000 (or the Applicable Currency Equivalent thereof) may be continued as such upon the expiration of an Interest Period with respect thereto by compliance by the Company with the notice provisions contained in the definition of Interest Period. If the Company shall not have so notified the Administrative Agent of its intention to continue such Loan, upon the expiration of such Interest Period for (i) any Eurocurrency Loan denominated in Dollars, or any portion thereof, such Loan or portion thereof shall be automatically converted to a Prime Rate Loan, except to the extent that such Loan shall have been repaid hereunder or shall be required to be repaid hereunder, or (ii) any Eurocurrency Loan denominated in an Approved Currency other than Dollars, or any portion thereof, such Loan or portion thereof shall be required to be repaid. Notwithstanding anything to the contrary, no Eurocurrency Loan may be continued as such when any Default or Event of Default has occurred and is continuing, but shall be automatically converted to a Prime Rate Loan, if such Eurocurrency Loan is denominated in Dollars or repaid in full, if such Eurocurrency Loan is denominated in an Approved Currency other than Dollars, on the last day of the Interest Period in effect when the Administrative Agent is notified, or otherwise has actual knowledge, of such Default or Event of Default.

            (g) If the Company shall fail to select the duration of any Interest Period for any Eurocurrency Loan in accordance with the definition of "Interest Period" set forth in Section 1.01 hereof, the Company shall be deemed to have selected an Interest Period of one month.

            (h) No Revolving Credit Loan may be converted to or continued as a Eurocurrency Loan (i) with an Interest Period that extends beyond the Revolving Credit Commitment Termination Date, or (ii) less than one month before the Revolving Credit Commitment Termination Date. In addition, except as otherwise provided in Sections 3.01(e) and 3.06 hereof or in the definition of "Interest Period" in Section 1.01 hereof, no Loan in one Approved Currency may be converted to a Loan in another Approved Currency.

            (i) Anything in this Agreement or in any Note to the contrary notwithstanding, the obligation of the Company to make payments of interest shall be subject to the limitation that payments of interest shall not be required to be paid to a Lender to the extent that the charging or receipt thereof would not be permissible under the law or laws applicable to such Lender limiting the rates of interest that may be charged or collected by such Lender. In each such event payments of interest required to be paid to such Lender shall be calculated at the highest rate permitted by applicable law until such time as the rates of interest required hereunder may lawfully be charged and collected by such Lender. If the provisions of this Agreement or any Note would at any time otherwise require payment by the Company to any Lender of any amount of interest in excess of the maximum amount then permitted by applicable law, the interest payments to such Lender shall be reduced to the extent necessary so that such Lender shall not receive interest in excess of such maximum amount.

            (j) Interest on each Loan shall be payable in arrears on each applicable Interest Payment Date and shall be calculated on the basis of a year of 360 days and shall be payable for the actual days elapsed. Any rate of interest on the Loans or other Obligations which is computed on the basis of the Prime Rate shall change when and as the Prime Rate changes in accordance with the definition thereof. Each determination by the Administrative Agent of an interest rate or fee hereunder shall, absent demonstrable error, be conclusive and binding for all purposes.

      SECTION 3.02. USE OF PROCEEDS. The proceeds of the Revolving Credit Loans shall be used (a) to pay the Existing Indebtedness, (b) to finance Permitted Acquisitions, (c) for general working capital and other corporate purposes, and
(d) to pay dividends and for the repurchase of the stock of the Company in accordance with Section 7.15 hereof. The Swingline Loans shall be used by the Company for general working capital and other corporate purposes. Letters of Credit shall be issued by the Issuing Lender for the account of the Company and shall be issued for purposes in connection with, and in the ordinary course of, the business of the Company or the Guarantors consistent with historical purposes of standby and commercial letters of credit issued for the account of the Company prior to the date hereof.

      SECTION 3.03. PREPAYMENTS. (a) VOLUNTARY. The Company may, at any time and from time to time, prepay the then outstanding Loans, in whole or in part, without premium or penalty, except as provided in Section 3.08 hereof, upon written notice to the Administrative Agent (or telephonic notice promptly confirmed in writing) not later than 11:00 a.m. (New York, New York time) three Business Days before the date of prepayment with respect to prepayments of Eurocurrency Loans, or 11:00 a.m. (New York, New York time) on the day of prepayment with respect to Prime Rate Loans. Each notice shall be irrevocable and shall specify the date and amount of prepayment and whether such prepayment is of Eurocurrency Loans or Prime Rate Loans or a combination thereof, and if a combination thereof, the amount of prepayment allocable to each. Upon receipt of such notice, the Administrative Agent shall promptly notify each Lender thereof. If such notice is given, the Company shall make such prepayment, and the amount specified in such notice shall be due and payable, on the date specified therein. Each partial prepayment pursuant to this Section 3.03 shall be in a principal amount of (i) $1,000,000 (or the Applicable Currency Equivalent thereof), or whole multiples of $1,000,000 (or the Applicable Currency Equivalent thereof) in excess thereof with respect to Eurocurrency Loans, and
(ii) $500,000 or whole multiples of $100,000 in excess thereof with respect to Prime Rate Loans.

            (b) MANDATORY. To the extent that (i) the Dollar Equivalent Amount of the Aggregate Outstandings exceeds the Total Commitment or (ii) the Dollar Equivalent Amount of all Obligations denominated in Approved Currencies other than Dollars exceeds the Eurocurrency Sublimit due to a change in applicable Exchange Rates, then the Company shall immediately prepay the Revolving Credit Loans to the extent necessary to cause compliance after repayment in full of the Loans with each of the foregoing. To the extent that such prepayments are insufficient to cause such compliance, the Company shall pledge to the Administrative Agent, for the ratable benefit of the Lenders, Cash Collateral in an amount equal to the amount of such short-fall, which Cash Collateral shall secure the reimbursement obligations of the Company to the Issuing Lender with respect to Letters of Credit. All such prepayments shall be applied, first, to Prime Rate Loans outstanding and second, to Eurocurrency Loans outstanding, in such order as the Administrative Agent shall determine in its sole and absolute discretion.

            All prepayments shall be accompanied by accrued interest on the principal amount being prepaid to the date of prepayment.

      SECTION 3.04. FEES. (a) The Company agrees to pay to the Administrative Agent for the account of, and pro rata distribution to, each Lender a commitment fee on the average daily unused portion of the Total Commitment (without giving effect to any Swingline Loans then outstanding) from the date of this Agreement until the Revolving Credit Commitment Termination Date at a rate per annum equal to the Unused Fee Rate, based on a year of 360 days, payable in arrears on the last day of March, June, September, and December of each year commencing June 30, 2001, on the Revolving Credit Commitment Termination Date and on each date the Revolving Credit Commitment is permanently reduced in whole or in part.

            (b) The Company agrees to pay to the Administrative Agent for the account of, and pro rata distribution to, each Lender a closing fee of $250,000 on the Closing Date.

            (c) The Company shall pay to the Administrative Agent for the account of, and pro rata distribution to, the Lenders a commission with respect to the Lenders' participation in Standby Letters of Credit equal to the Standby LC Margin multiplied by the average daily amount of the Standby LC Exposure during the period from and including the Closing Date to but excluding the later of (a) the Revolving Credit Commitment Termination Date and (b) the date on which such Lender ceases to have any Standby LC Exposure. Such commissions with respect to Standby Letters of Credit shall be payable in arrears on the last Business Day of March, June, September and December of each year, commencing June 30, 2001; provided that all such fees shall be payable on the date on which the Total Commitment terminates and any such fees accruing after the date on which the Total Commitment terminates shall be payable on demand. All commissions with respect to Standby Letters of Credit shall be computed on the basis of a year of three hundred sixty (360) days and shall be payable for the actual number of days elapsed.

            (d) The Company shall pay to the Administrative Agent for the account of, and pro rata distribution to each Lender, a payment fee equal to 0.25% of the amount paid on each Commercial Letter of Credit payable on the date of payment of such amount by the Issuing Lender.

            (e) In addition, the Company shall pay to the Issuing Lender for its own account, upon issuance of any Letter of Credit hereunder, a fronting fee equal to the greater of (i) 0.125% of the face amount of each Letter of Credit issued hereunder, and (ii) $250. In addition, the Company shall pay to the Issuing Lender, upon its demand and for its own account, the customary fees charged by the Issuing Lender with respect to the processing and administration of Letters of Credit (including, without limitation, amendments to Letters of Credit).

            (f) In addition, the Company agrees to pay to the Administrative Agent and the Lead Arranger for the Administrative Agent's and the Lead Arranger's own account, such agency, arrangement and other fees as agreed to between the Administrative Agent, the Lead Arranger and the Company.

      SECTION 3.05. INABILITY TO DETERMINE INTEREST RATE. In the event that the Administrative Agent shall have determined in good faith (which determination shall be conclusive and binding upon the Company, absent demonstrable error) that, by reason of circumstances affecting the London interbank market, adequate and reasonable means do not exist for ascertaining the Reserve Adjusted Eurocurrency Rate applicable pursuant to Section 3.01(b) hereof for any requested Interest Period with respect to (a) the making of a Eurocurrency Loan,
(b) a Eurocurrency Loan that will result from the requested conversion of a Prime Rate Loan into a Eurocurrency Loan, or (c) the continuation of a Eurocurrency Loan beyond the expiration of the then current Interest Period with respect thereto, the Administrative Agent shall forthwith give notice by telephone of such determination, promptly confirmed in writing, to the Company and each Lender. Until the Administrative Agent notifies the Company and the Lenders that the circumstances giving rise to the suspension described herein no longer exist, the Company shall not have the right to request or continue a Eurocurrency Loan or to convert a Prime Rate Loan to a Eurocurrency Loan.

      SECTION 3.06. ILLEGALITY. Notwithstanding any other provisions herein, if any introduction of or change in, after the date hereof, any law, regulation, treaty or directive or in the interpretation or application thereof shall make it unlawful for any Lender to make or maintain Eurocurrency Loans or if any Lender determines that it is unable to make a Eurocurrency Loan in any Approved Currency because such Approved Currency is unavailable as contemplated by this Agreement, such Lender shall forthwith give notice by telephone of such circumstances, promptly confirmed in writing, to the Administrative Agent, which notice the Administrative Agent shall promptly transmit to the Company and the other Lenders and, subject to the provisions of Section 3.09 hereof, (a) the commitment of such Lender to make and to allow conversion to or continuations of Eurocurrency Loans or of Eurocurrency Loans in such Approved Currency, as the case may be, shall forthwith be cancelled for the duration of such illegality, and (b) the Revolving Credit Loans then outstanding as Eurocurrency Loans, if any, shall be converted automatically to Prime Rate Loans on the next succeeding last day of each Interest Period applicable to such Eurocurrency Loans or within such earlier period as may be required by law. The Company shall pay to such Lender, upon demand, any additional amounts required to be paid pursuant to
Section 3.08 hereof.

      SECTION 3.07. INCREASED COSTS. (a) In the event that any introduction of or change in, after the date hereof, any applicable law, regulation, treaty, order, or directive, or in the interpretation or application thereof (including, without limitation, any request, guideline or policy, whether or not having the force of law, of or from any central bank or other governmental authority, agency or instrumentality and including, without limitation, Regulation D), by any authority charged with the administration or interpretation thereof shall occur, which:

                  (i) shall subject any Lender or the Issuing Lender to any
            Non-Excluded Taxes; or

                  (ii) shall impose, modify or hold applicable any reserve,
            special deposit, compulsory loan or similar requirement (whether or not having the force of law) against assets held by, or deposits or other liabilities in or for the account of, advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of any Lender or the Issuing Lender; or

                  (iii) shall impose on any Lender or the Issuing Lender any other condition;

and the result of any of the foregoing is to increase the cost to such Lender or the Issuing Lender of making, renewing or maintaining or participating in advances or extensions of credit hereunder or to reduce any amount receivable hereunder, in each case by an amount which such Lender or the Issuing Lender deems reasonably material, then, in any such case, subject to the provisions of
Section 3.10 hereof, the Company shall pay such Lender or the Issuing Lender, such additional amount or amounts as such Lender or the Issuing Lender shall have determined in good faith will compensate such Lender for such increased costs or reduction.

      (b) If any Lender or the Issuing Lender shall have determined that the adoption of, or any change in, any applicable law, rule or regulation regarding capital adequacy, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender or the Issuing Lender (or any lending office of any Lender or the Issuing Lender which funds Loans hereunder) or any Lender's or the Issuing Lender's holding company, with any request or directive regarding capital adequacy (whether or not having the force of the law) of any such authority, central bank or comparable agency, in each case adopted after the Closing Date, has or would have the effect of reducing the rate of return on such Lender's or the Issuing Lender's capital or on the capital of such Lender's or the Issuing Lender's holding company as a consequence of its obligations hereunder to a level below that which such Lender or the Issuing Lender (or such holding company) could have achieved but for such adoption, change or compliance (taking into consideration such Lender's or the Issuing Lender's policies and the policies of such Lender's or the Issuing Lender's holding company with respect to capital adequacy) by an amount deemed by such Lender or the Issuing Lender to be material, then from time to time, the Company shall pay to such Lender or the Issuing Lender the additional amount or amounts as such Lender or the Issuing Lender shall have determined will compensate such Lender or the Issuing Lender or such Lender's or the Issuing Lender's holding company for such reduction.

            (c) A certificate of a Lender setting forth the amount or amounts payable pursuant to Sections 3.07(a) and 3.07(b) hereof shall be conclusive and binding on the Company absent demonstrable error. The Company shall pay such Lender or the Issuing Lender the amount shown as due on any such certificate within fifteen days after receipt thereof.

            (d) In the event any Lender or the Issuing Lender shall be entitled to compensation pursuant to Section 3.07(a) or Section 3.07(b) hereof, it shall promptly notify the Administrative Agent and the Company of the event by reason of which it has become so entitled; provided, however, no failure on the part of any Lender or the Issuing Lender to demand compensation under clause (a) or clause (b) above on one occasion shall constitute a waiver of its right to demand compensation on any other occasion.

      SECTION 3.08. INDEMNITY. The Company agrees to indemnify each Lender and to hold each Lender harmless from any loss, cost or expense which such Lender may sustain or incur, including, without limitation, interest or fees payable by such Lender to lenders of funds obtained by it in order to maintain Eurocurrency Loans hereunder, as a consequence of (a) default by the Company in payment of the principal amount of or interest on any Eurocurrency Loan, (b) default by the Company to accept or make a borrowing of a Eurocurrency Loan or a conversion into or continuation of a Eurocurrency Loan after the Company has requested such borrowing, conversion or continuation, (c) default by the Company in making any prepayment of any Eurocurrency Loan after the Company gives a notice in accordance with Section 3.03 hereof and/or (d) the making of any payment or prepayment (whether mandatory or optional) of a Eurocurrency Loan or the making of any conversion of a Eurocurrency Loan to a Prime Rate Loan on a day which is not the last day of the applicable Interest Period with respect thereto. A certificate of a Lender setting forth such amounts shall be conclusive and binding on the Company absent demonstrable error. The Company shall pay such Lender the amount shown as due on any certificate within fifteen days after receipt thereof.

      SECTION 3.09. MITIGATION, OBLIGATIONS; REPLACEMENT OF LENDERS. (a) Each Lender agrees to use reasonable efforts to designate an alternate Lending Office with respect to any Type of Loan affected by the events or circumstances described in Section 3.05, Section 3.06, Section 3.07 or Section 3.10 hereof to avoid or minimize the Company's liability thereunder; provided, however, that such efforts shall not cause the imposition on such Lender of any additional cost or legal, regulatory or administrative burdens deemed by such Lender, in its sole discretion, to be material.

            (b) If any Lender is affected by the events or circumstances described in Section 3.05, 3.06, 3.07 or 3.10 hereof and requests additional compensation pursuant to the terms of this Agreement, or if any Lender defaults in its obligation to fund Loans hereunder, then the Company may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (and in accordance with the restrictions set forth in Section 10.05 hereof), all its interests, rights, and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if such Lender accepts such assignment); PROVIDED, that (i) the

Company shall have received the prior written consent of the Administrative Agent (and if a Commitment is being assigned, the Issuing Lender and the Swingline Lender), which consent shall not be unreasonably withheld or delayed,
(ii) such Lender shall have received payment of an amount equal to the outstanding principal amount of its Loans and participation in Swingline Loans and Letters of Credit, accrued interest thereon, accrued fees and other amounts payable to it hereunder from the assignee (to the extent of the outstanding principal and accrued interest and fees) or the Company (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation pursuant to Section 3.05, 3.06 or 3.07 hereof or payments required to be made pursuant to Section 3.10 hereof, such assignment will result in a reduction of such compensation or payments. A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Company to require such assignment and delegations cease to apply.

      SECTION 3.10. TAXES. (a) Except as set forth in clause (d) below or as required by law, all payments made by the Company under this Agreement shall be made free and clear of, and without reduction for or on account of, any present or future taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding (i) income, branch profits and franchise taxes (imposed in lieu of income taxes) imposed on the Administrative Agent, the Issuing Lender or a Lender as a result of a present, former or future connection between the jurisdiction of the government or the taxing authority imposing such tax and the Administrative Agent, the Issuing Lender or a Lender or the lending office of the Administrative Agent, the Issuing Lender or a Lender (excluding a connection arising solely from the Administrative Agent, the Issuing Lender or a Lender having executed this Agreement, the Notes or the other Loan Documents) or any political subdivision or taxing authority thereof or therein, and (ii) taxes (including withholding taxes) imposed by reason of the failure of the Administrative Agent, the Issuing Lender or a Lender, if organized outside of the United States, to comply with Section 3.10(c) hereof (or the inaccuracy at any time of the certificates, documents or other evidence delivered thereunder) (such non-excluded taxes being called "NON-EXCLUDED TAXES"). If any Non-Excluded Taxes are required to be withheld from any amounts payable to the Administrative Agent, the Issuing Lender or any Lender hereunder, or under the Notes, the amount so payable to the Administrative Agent, the Issuing Lender or such Lender shall be increased to the extent necessary to yield to the Administrative Agent, the Issuing Lender or such Lender (after payment of all Non-Excluded Taxes, and free and clear of all liability in respect of such Non-Excluded Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement and the Notes PROVIDED, HOWEVER, that the Company shall not be required to increase any such amounts payable to any Lender with respect to any Non-Excluded Taxes (i) that are attributable to such Lender's failure to comply with the requirements of Section 3.09 hereof, (ii) that are United States withholding taxes imposed (or branch profits taxes imposed in lieu thereof) on amounts payable to such Lender at the time such Lender becomes a party to this Agreement, except to the extent that such Lender's assignor (if any) was entitled, at the time of assignment, to receive additional amounts from the Company with respect to such Non-Excluded Taxes pursuant to this Section 3.10(a), or (iii) that are imposed as a result of any event occurring after such Lender becomes a Lender other than a change in law or regulation or the introduction of any law or regulation or a change in interpretation or administration of any law. Whenever any Non-Excluded Taxes are payable by the Company, as promptly as possible thereafter, the Company shall send to the Administrative Agent for its own account or for the account of the Issuing Lender or such Lender, as the case may be, a certified copy of an original official receipt showing payment thereof. If the Company fails to pay Non-Excluded Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent the required receipts or other required documentary evidence, the Company shall indemnify the Administrative Agent, the Issuing Lender and the Lenders for any incremental taxes, interest or penalties that may become payable by the Administrative Agent, the Issuing Lender or such Lender as a result of any such failure together with any expenses payable by the Administrative Agent, the Issuing Lender or such Lender in connection therewith; provided that the Administrative Agent, Issuing Lender or such Lender has provided the Company with notice thereof as required by Section 10.01 hereof, accompanied by a demand for payment.

            (b) If a Lender or the Administrative Agent becomes aware that it is entitled to claim a refund from a governmental authority in respect of any Non-Excluded Taxes as to which it has been indemnified by the Company or with respect to which the Company has paid additional amounts pursuant to this
Section 3.10, it promptly shall notify the Company in writing of the availability of such refund claim and shall make a timely claim to such taxation authority for such refund at the Company's expense. If a Lender or the Administrative Agent receives a refund (including pursuant to a claim for refund made pursuant to the preceding sentence) or a permanent net tax benefit in respect of any Non-Excluded Taxes as to which it has been indemnified by the Company or with respect to which the Company has paid additional amounts pursuant to this Section 3.10, it shall within 30 days from the date of such receipt pay over the amount of such refund or permanent net tax benefit to the Company, net of all reasonable out-of-pocket expenses of such Lender or the Administrative Agent and without interest (other than interest paid by the relevant taxation authority with respect to such refund); provided that the Company, upon the request of such Lender or the Administrative Agent, agrees to repay the amount paid over to the Company (plus penalties, interest or other reasonable charges) to such Lender or the Administrative Agent in the event such Lender or the Administrative Agent is required to repay such refund to such taxation authority or loses such net tax benefit.

            (c) On or before the date on which it becomes a party to this Agreement, each Lender that is not organized under the laws of the United States or a state thereof agrees that it will deliver to the Company and the Administrative Agent, as applicable: (i) two duly completed copies of United States Internal Revenue Service Form W-8BEN, or successor applicable form, certifying in each case under an applicable treaty that such Lender is entitled to receive all payments under this Agreement without deduction or withholding of any United States federal income taxes, (ii) two duly completed copies of United States Internal Revenue Service Form W-8ECI, or successor applicable form, or
(iii) two duly completed copies of United States Internal Revenue Service Form W-8BEN, or successor applicable form, and a statement in the form of Exhibit G hereto. Each Lender which delivers to the Company and the Administrative Agent a Form W-8BEN or W-8ECI pursuant to the preceding sentence further undertakes to deliver to the Administrative Agent two further copies of the said statement and Form W-8BEN or W-8ECI, or successor applicable forms, and, if applicable, the statement, or other manner of certification, as the case may be, on or before the date that any such statement or form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent statement or form previously delivered by it to the Administrative Agent, and such extensions or renewals thereof as may be requested by the Administrative Agent, certifying that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes. Each Lender shall promptly notify the Company and the Administrative Agent at any time it determines that it is no longer in a position to provide any previously delivered above-mentioned form or statement (or successor thereto) to the Company and the Administrative Agent.

            (d) For any period with respect to which a Lender required to do so has failed to provide the Company with the appropriate form described in Section 3.10(c) above (other than if such failure is due to a change in law occurring subsequent to the date on which a form originally was required to be provided, or if such form otherwise is not required under Section 3.10(c) above), such Lender shall not be entitled to indemnification under this Section 3.10 with respect to Non-Excluded Taxes imposed by reason of such failure; PROVIDED, HOWEVER, that should a Lender become subject to Non-Excluded Taxes because of its failure to deliver a form required hereunder, the Company shall take such steps as such Lender reasonably shall request to assist such Lender in recovering such Non-Excluded Taxes.

      SECTION 3.11. PRO RATA TREATMENT AND PAYMENTS. (a) Each borrowing by the Company from the Lenders, each conversion of a Revolving Credit Loan pursuant to
Section 3.01(d) hereof or continuation of a Revolving Credit Loan pursuant to
Section 3.01(e) hereof, each payment by the Company on account of any fee (other than with respect to fees which are expressly payable to the Administrative Agent or the Issuing Lender for its own account), and any reduction of the Commitments of the Lenders hereunder shall be made PRO RATA according to the respective relevant Commitment Proportions of the Lenders. Each payment (including each prepayment) by the Company on account of principal of and interest on each Loan shall be made in the Applicable Currency in which such Loan is denominated and shall be made PRO RATA according to the respective outstanding principal amounts of such Loans held by each Lender. Except as otherwise provided in Section 2.04 hereof, all payments by the Company on account of principal of and interest on any Swingline Loan shall be made to the Swingline Lender at its office specified on its signature page hereof in Dollars in immediately available funds. All payments (including prepayments) to be made by the Company on account of principal, interest, fees and reimbursement obligations shall be made without set-off or counterclaim and, with respect to payments of the Loans, shall be made to the Administrative Agent, for the account of the Lenders (except as specified above), at the Payment Office, in Dollars or the other Applicable Currency, in immediately available funds. The Administrative Agent shall distribute such payments with respect to Loans to the Lenders promptly upon receipt in like funds by wire transfer of each Lender's portion of such payment to such Lender for the account of its Lending Office. The Administrative Agent may, in its sole discretion, directly charge principal and interest payments due in respect of the Loans to the Company's accounts at the Payment Office or any other office of the Administrative Agent. The Issuing Lender may, in its sole discretion, directly charge reimbursement obligations with respect to Letters of Credit to the Company's accounts at any office of the Issuing Lender. Except as otherwise provided in the definition of "Interest Period", if any payment hereunder becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day, and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension. Notwithstanding any other provisions of this Agreement, if and to the extent that EMU Legislation provides that amounts denominated in the euro or an NCU may be paid within a country in either the euro or the NCU of that country by crediting an account of the creditor in that country, payments may be made in either the euro or such NCU.

      SECTION 3.12. FUNDING AND DISBURSEMENT OF LOANS. Each Lender shall make each Revolving Credit Loan denominated in Dollars to be made by it hereunder, at the Payment Office for the account of such office and the Administrative Agent, on the applicable Borrowing Date, in immediately available funds, by 2:00 p.m. (New York, New York time). Each Lender shall make each Revolving Credit Loan denominated in an Approved Currency other than Dollars to be made by it hereunder, at the Payment Office for the account of such office and the Administrative Agent, on the applicable Borrowing Date, in immediately available fund, by the Applicable Offshore Time. Unless any applicable condition specified in Article V hereof has not been satisfied, the amount so received by the Administrative Agent will be made available to the Company at such Payment Office by crediting the account of the Company with such amount and in like funds as received by the Administrative Agent; provided, however, that if the proceeds of any Revolving Credit Loan or Swingline Loan or any portion thereof are to be used to prepay outstanding Revolving Credit Loans, Swingline Loans or Letter of Credit obligations, then the Administrative Agent shall apply such proceeds for such purpose to the extent necessary and credit the balance, if any, to the Company's account.

      (b) Unless the Administrative Agent shall have been notified in writing by any Lender prior to a proposed Borrowing Date that such Lender will not make the amount which would constitute its Commitment Proportion of the borrowing on such Borrowing Date available to the Administrative Agent, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent on such Borrowing Date, and the Administrative Agent may, in reliance upon such assumption, make available to the Company a corresponding amount. If such amount is not made available to the Administrative Agent until a date after such Borrowing Date, such Lender shall pay to the Administrative Agent on demand interest on such Lender's Commitment Proportion of such borrowing at a rate equal to the greater of (i) the daily average Federal Funds Rate and (ii) a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation during such period, from and including such Borrowing Date to the date on which such Lender's Commitment Proportion of such borrowing shall have become immediately available to the Administrative Agent. A certificate of the Administrative Agent submitted to any Lender with respect to any amounts due pursuant to this Section 3.12(b) shall be conclusive absent demonstrable error. Nothing herein shall be deemed to relieve any Lender from its obligations to fulfill its commitment hereunder or to prejudice any right which the Company may have against any Lender as a result of any default by such Lender hereunder.

      SECTION 3.13. JUDGMENT CURRENCY. The currency in which each Loan made hereunder is denominated and the place of payment designated therefor is of the essence. The payment obligation of the Company hereunder in any designated currency and designated place of payment shall not be discharged by an amount paid in another currency or in another place, whether pursuant to a judgment or otherwise, to the extent that the amount so paid on prompt conversion to the currency in which such Loan is denominated and transfer to the designated place of payment under normal banking procedures does not yield the amount owing hereunder at the designated place of payment. In the event that any payment by the Company, whether pursuant to a judgment or otherwise, upon such conversion and transfer, does not result in payment of such amount in the currency in which such Loan is denominated at the designated place of payment, the Administrative Agent on behalf of the Lenders shall be entitled to demand immediate payment of, and shall have a separate cause of action against the Company for, the additional amount necessary to yield the amount of such currency owing hereunder.

      SECTION 3.14. FOREIGN EXCHANGE INDEMNITY. If any sum due from the Company or any Guarantor under this Agreement or any order or judgment given or made in relation hereto has to be converted from the currency (the "first currency") in which the same is payable hereunder or under such order or judgment into another currency (the "second currency") for the purpose of (a) making or filing a claim or proof against the Company or any Guarantor with any Governmental Authority or in any court or tribunal or (b) enforcing any order or judgment given or made in relation hereto, the Company or any Guarantor, as the case may be, shall indemnify and hold harmless each of the Persons to whom such sum is due from and against any loss actually suffered as a result of any discrepancy between (i) the rate of exchange used to convert the amount in question from the first currency into the second currency, and (ii) the rate or rates of exchange at which such Person, acting in good faith, purchased the first currency with the second currency after receipt of a sum paid to it in the second currency in satisfaction, in whole or in part, of any such order, judgment, claim or proof. The foregoing indemnity shall constitute a separate obligation of the Company or any Guarantor distinct from its other obligations hereunder and shall survive the giving or making of any judgment or order in relation to all or any of such other obligations.

      SECTION 3.15. FURTHER MODIFICATIONS. The Administrative Agent may, from time to time, further modify the terms of, and practices contemplated by, this Agreement with respect to the euro to the extent the Administrative Agent determines, in its reasonable discretion, that such modifications are necessary or convenient to reflect new laws, regulations, customs, or practices developed in connection with the euro. The Administrative Agent may effect such modifications, and this Agreement shall be deemed so amended, without the consent of the Company or the Lenders to the extent such modifications are not materially disadvantageous to the Company and the Lenders, upon notice thereto.

                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES

      In order to induce the Lenders to enter into this Agreement and to make the Loans and other extensions of credit herein provided for, the Company represents and warrants to the Administrative Agent and each Lender that:

      SECTION 4.01. ORGANIZATION, POWERS. The Company and each Guarantor (a) is a corporation, limited liability company, partnership or other legal entity (as indicated on Schedule 4.11 hereto) duly organized or formed, validly existing and in good standing under the laws of the jurisdiction of its formation, (b) has the corporate, limited liability company, partnership or such other power and authority to own its properties and to carry on its business as being conducted, (c) is duly qualified to do business in every jurisdiction wherein the conduct of its business or the ownership of its properties are such as to require such qualification except those jurisdictions in which the failure to be so qualified could not reasonably be expected to have a Material Adverse Effect, and (d) has the corporate, limited liability company, partnership or other power to execute, deliver and perform each of the Loan Documents to which it is a party, including, without limitation, with respect to the Company, the power to obtain extensions of credit hereunder and to execute and deliver the Notes. Each other Subsidiary of the Company which is not a Guarantor (a) is a corporation, limited liability company, partnership or other legal entity (as indicated on Schedule 4.11 hereto) duly organized or formed, as applicable, validly existing and, in good standing under the laws of the jurisdiction of its formation, (b) has the corporate, limited liability company, partnership or other legal power and authority to own or lease its properties and to carry on its business as being conducted on the Closing Date and, (c) is duly qualified to do business in every jurisdiction wherein the conduct of its business or the ownership of its properties are such as to require such qualification, except in those jurisdictions where the failure to be so qualified could not reasonably be expected to have a Material Adverse Effect.

      SECTION 4.02. AUTHORIZATION OF BORROWING, ENFORCEABLE OBLIGATIONS. The execution, delivery and performance by the Company of this Agreement, and the other Loan Documents to which it is a party, the borrowings and the other extensions of credit to the Company hereunder, and the execution, delivery and performance by each Guarantor of the Loan Documents to which such Guarantor is a party, (a) have been duly authorized by all requisite corporate, limited partnership or limited liability company action, (b) will not violate or require any consent (other than consents as have been made or obtained and which are in full force and effect) under (i) any provision of law applicable to the Company or any Guarantor, any applicable rule or regulation of any Governmental Authority, or the Certificate of Incorporation or By-laws of the Company or the Certificate of Incorporation, By-Laws, or other organizational documents, as applicable, of any Guarantor or (ii) any order of any court or other Governmental Authority binding on the Company or any Guarantor, (c) will not be in conflict with, result in a breach of or constitute (with due notice and/or lapse of time) a default under, any indenture, agreement or other instrument to which the Company or any Guarantor is a party, or by which the Company or any Guarantor or any of its property is bound, which conflict, breach or default could reasonably be expected to have a Material Adverse Effect, or result in the creation or imposition of any Lien of any nature whatsoever upon any of the property or assets of the Company or any Guarantor other than as contemplated by this Agreement or the other Loan

Documents. This Agreement and each other Loan Document to which the Company or any Guarantor is a party constitutes a legal, valid and binding obligation of the Company and such Guarantor, as the case may be, enforceable against the Company and each such Guarantor, as the case may be, in accordance with its terms except to the extent that enforcement may be limited by applicable bankruptcy, reorganization, moratorium, insolvency and similar laws affecting creditors' rights generally or by equitable principles of general application, regardless of whether considered in a proceeding in equity or at law.

      SECTION 4.03. FINANCIAL CONDITION. (a) The Company has heretofore furnished to each Lender the audited consolidated balance sheets, statements of income, retained earnings and cash flow of the Company and its Subsidiaries, audited by Ernst & Young LLP, independent certified public accountants, as of and for the fiscal year ended December 31, 2000. Such financial statements were prepared in conformity with Generally Accepted Accounting Principles, applied on a consistent basis, and fairly present the consolidated financial condition and consolidated results of operations of the Company and its Subsidiaries as of the date of such financial statements and for the periods to which they relate and since the date of the financial statements most recently delivered pursuant to
Section 6.03(a) hereof (the "Determination Date"), no Material Adverse Effect has occurred. Other than obligations and liabilities arising in the ordinary course of business since the Determination Date, there are no obligations or liabilities contingent or otherwise, of the Company or any of its Subsidiaries which are not reflected or disclosed on such audited statements other than obligations or liabilities of the Company and its Subsidiaries which are required to be so disclosed. For purposes of this Section 4.03(a), the audited financial statements of the Company and its Subsidiaries for the period ended December 31, 2000 shall be deemed to have been delivered pursuant to Section 6.03(a) hereof. Notwithstanding anything to the contrary herein, on the date of delivery of any financial statements pursuant to Section 6.03(a) hereof, the Determination Date shall be deemed to be the date of the prior year's audited financial statements.

            (b) Each of the Company and each Guarantor is Solvent.

      SECTION 4.04. TAXES. Each of the Company and each Subsidiary of the Company has filed or has caused to be filed all tax returns (foreign, federal, state and local) required to be filed (including, without limitation, with respect to payroll and sales taxes) and each of the Company and each Subsidiary of the Company has paid all taxes (including, without limitation, all payroll and sales taxes), assessments and governmental charges and levies shown thereon to be due, including interest and penalties except (a) where the failure to file such tax returns or pay such taxes, charges or levies could not reasonably be expected to have a Material Adverse Effect and (b) taxes, assessments and governmental charges and levies being contested in good faith by appropriate proceedings and with respect to which adequate reserves in conformity with Generally Accepted Accounting Principles applied on a consistent basis shall have been provided on the books of the Company and its Subsidiaries.

      SECTION 4.05. TITLE TO PROPERTIES. Each of the Company and each Subsidiary of the Company has good title to its respective properties and assets reflected on the financial statements referred to in Section 4.03 hereof, except for such properties and assets as have been disposed of since the date of such financial statements as no longer used or useful in the conduct of their respective businesses or as have been disposed of in the ordinary course of business or as permitted pursuant to Section 7.04(c) hereof, and all such properties and assets are free and clear of all Liens other than Permitted Liens.

      SECTION 4.06. LITIGATION. (a) There are no actions, suits or proceedings (whether or not purportedly on behalf of the Company or any Subsidiary of the Company) pending or, to the knowledge of the Company, threatened against or affecting the Company or any such Subsidiary at law or in equity or before or by any Governmental Authority, which involve any of the transactions contemplated herein or which could reasonably be expected to result in a Material Adverse Effect; and (b) neither the Company nor any Subsidiary of the Company is in default with respect to any judgment, writ, injunction, decree, rule or regulation of any Governmental Authority which could reasonably be expected to result in a Material Adverse Effect.

      SECTION 4.07. AGREEMENTS. Neither the Company nor any Subsidiary of the Company is a party to any agreement, indenture, loan or credit agreement or any lease or other agreement or instrument or subject to any judgment, order, writ, injunction, decree or regulation which could reasonably be expected to have a Material Adverse Effect. Neither the Company nor any Subsidiary of the Company is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which it is a party, which default could reasonably be expected to have a Material Adverse Effect.

      SECTION 4.08. COMPLIANCE WITH ERISA. Each Plan is in compliance in all material respects with ERISA; no Plan is insolvent or in reorganization (as defined in Section 4241 of ERISA), no Plan has an Unfunded Current Liability which could reasonably be expected to have a Material Adverse Effect or to result in the imposition of any Lien, and no Plan has an accumulated or waived funding deficiency within the meaning of Section 412 of the Code; neither the Company nor any ERISA Affiliate has incurred any material liability to or on account of a Plan pursuant to Section 515, 4062, 4063, 4064, 4201 or 4204 of ERISA or reasonably expects to incur any material liability under any of the foregoing Sections on account of the prior termination of participation in or contributions to any such Plan; no proceedings have been instituted to terminate any Plan which could reasonably be expected to have a Material Adverse Effect or to result in the imposition of any Lien; no condition exists which could reasonably be expected to present a risk to the Company or any ERISA Affiliate of incurring a liability to or on account of a Plan pursuant to the foregoing provisions of ERISA and the Code; and no lien imposed under the Code or ERISA on the assets of the Company or any of its ERISA Affiliates exists or to the knowledge of the Company is likely to arise on account of any Plan.

      SECTION 4.09. FEDERAL RESERVE REGULATIONS; USE OF PROCEEDS. (a) Neither the Company nor any Subsidiary of the Company is engaged principally in, nor has as one of its important activities, the business of extending, maintaining or arranging credit for the purpose of purchasing or carrying any "margin stock" (within the meaning of Regulation U of the Board of

Governors of the Federal Reserve System of the United States, as amended from time to time).

      (b) No part of the proceeds of any Loan and no other extension of credit hereunder will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, (i) to purchase or to carry margin stock or to extend credit to others for the purpose of purchasing or carrying margin stock, or to refund indebtedness originally incurred for such purposes, or (ii) for any purpose which violates or is inconsistent with the provisions of Regulation T, U, or X of the Board of Governors of the Federal Reserve System.

      (c) The proceeds of each Loan, and each other extension of credit hereunder, shall be used solely for the purposes permitted under Section 3.02 hereof.

      SECTION 4.10. APPROVALS. No registration with or consent or approval of, or other action by, any Governmental Authority or any other Person is required in connection with the execution, delivery and performance of this Agreement by the Company or any Guarantor, or with the execution, delivery and performance of other Loan Documents to which it is a party or, with respect to the Company, the borrowings and each other extension of credit hereunder other than registrations, consents and approvals received prior to the date hereof and disclosed to the Lenders and which are in full force and effect or such registrations, consents and approvals required pursuant to Section 5.01 hereof.

      SECTION 4.11. SUBSIDIARIES AND AFFILIATES. Attached hereto as Schedule
4.11 is a correct and complete list of each of the Company's Subsidiaries and Affiliates as of the Closing Date showing as to each (a) Subsidiary, its name, the jurisdiction of its incorporation or formation, its shareholders or other owners of an interest in each Subsidiary and the number of outstanding shares or other ownership interest owned by each shareholder or other owner of an interest and (b) Affiliate in which the Company or any of its Subsidiaries owns an interest, the number of shares or other ownership interests of such Affiliate owned directly or indirectly by the Company.

      SECTION 4.12. HAZARDOUS MATERIALS. The Company and each Subsidiary are in compliance in all material respects with all applicable Environmental Laws and neither the Company nor any Subsidiary has used Hazardous Materials on, from, or affecting any property now owned or occupied or hereafter owned or occupied by the Company or any such Subsidiary in any manner which violates any applicable Environmental Law. To the best actual knowledge of any officer of the Company, no prior owner of any such property or any tenant, subtenant, prior tenant or prior subtenant has used Hazardous Materials on, from, or affecting such property in any manner which violates, in any material respect, any applicable Environmental Law.

      SECTION 4.13. INVESTMENT COMPANY ACT. Neither the Company nor any Subsidiary of the Company is an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

      SECTION 4.14. NO DEFAULT. No Default or Event of Default has occurred and is continuing.

      SECTION 4.15. CREDIT ARRANGEMENTS. Schedule 4.15 attached hereto is a complete and correct list of all credit agreements, indentures, purchase agreements (other than purchase orders), guaranties, Capital Leases and other investments, agreements and arrangements in effect on the Closing Date providing for or relating to extensions of credit to the Company or any Subsidiaries of the Company, or any of them (including agreements and arrangements for the issuance of letters of credit or for acceptance financing) in respect of which the Company or any Subsidiaries of the Company, or any of them, are in any manner directly or contingently obligated to make aggregate payments of $1,000,000 or more; and the maximum principal or face amounts of the credit in question, outstanding and which can be outstanding, are correctly stated, and all Liens of any nature given or agreed to be given as security therefor are correctly described or indicated in such Schedule 4.15.

      SECTION 4.16. PERMITS AND LICENSES. Each of the Company and each Subsidiary of the Company has all permits, licenses, certifications, authorizations and approvals required for it lawfully to own and operate their respective businesses except those the failure of which to have could not reasonably be expected to have a Material Adverse Effect.

      SECTION 4.17. COMPLIANCE WITH LAW. The Company and each Subsidiary of the Company are each in compliance with all laws, rules, regulations, orders and decrees which are applicable to the Company or any such Subsidiary, or to any of their respective properties, which the failure to comply with could reasonably be expected to have a Material Adverse Effect.

      SECTION 4.18. DISCLOSURE. Neither this Agreement, any other Loan Document, nor any other document, certificate or written statement furnished to the Administrative Agent, the Issuing Lender, or any Lender by or on behalf of the Company or any of its Subsidiaries for use in connection with the transactions contemplated by this Agreement contains any untrue statement of material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances in which they were made.

      SECTION 4.19. LABOR DISPUTES AND ACTS OF GOD. Neither the business nor the properties of the Company or any Subsidiary of the Company are affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy or other casualty (whether or not covered by insurance), which could reasonably be expected to have a Material Adverse Effect.

      SECTION 4.20. PLEDGE AGREEMENTS. Each Pledge Agreement executed by the Company and the Guarantors shall constitute a valid and continuing lien on and security interest in the Pledged Interests (as defined in such Pledge Agreement) referred to in such Pledge Agreement to the extent provided therein and under applicable law in favor of the Administrative

Agent for the ratable benefit of the Lenders, prior to all Liens, other than Permitted Liens.

                                   ARTICLE V
                             CONDITIONS OF LENDING

      SECTION 5.01. CONDITIONS TO INITIAL EXTENSION OF CREDIT. The obligation of each Lender to make its initial Loan hereunder, and the obligation of the Issuing Lender to issue the initial Letter of Credit, are subject to the following conditions precedent:

      (a) NOTES. On or prior to the Closing Date, the Administrative Agent shall have received (i) for the account of each Lender (other than the Issuing Lender and the Swingline Lender), a Revolving Credit Note and (ii) for the account of the Swingline Lender, a Swingline Note, each duly executed by the Company.

      (b) GUARANTIES. On or prior to the Closing Date, the Administrative Agent shall have received, with a counterpart for each Lender, a Guaranty duly executed by each Guarantor.

      (c) PLEDGE AGREEMENTS. On or prior to the Closing Date, the Administrative Agent shall have received the Pledge Agreements duly executed by the Company and Guarantors, as applicable, together with all stock certificates, if any, evidencing the shares pledged under the Pledge Agreements and undated stock powers duly executed in blank by the Company or the Guarantors and UCC-1 financing statements required pursuant to the Pledge Agreements, as appropriate.

      (d) OPINION OF COUNSEL. On or prior to the Closing Date, the Administrative Agent shall have received a written opinion of Kaye Scholer, LLP substantially in the form of Exhibit F attached hereto.

      (e) SUPPORTING DOCUMENTS. On or prior to the Closing Date, the Administrative Agent shall have received (i) a certificate of good standing for the Company and each Guarantor from the secretary of state of the states of their organizational jurisdiction dated as of a recent date; (ii) copies of the Certificate of Incorporation and By-laws or other organization documents, as applicable of the Company and each Guarantor, certified by the Secretary or an Assistant Secretary of such entity; and (iii) a certificate of the Secretary or an Assistant Secretary of the Company and each Guarantor dated the Closing Date and certifying: (x) that neither the Certificates of Incorporation, the By-laws nor any other applicable organizational documents of the Company or any Guarantor has been amended since the date of their certification (or if there has been any such amendment, attaching a certified copy thereof); (y) that attached thereto is a true and complete copy of resolutions adopted by the Board of Directors of the Company and by the board of directors or other governing body or Persons of each Guarantor authorizing the execution, delivery and performance of each Loan Document to which it is a party; and (z) the incumbency and specimen signature of each officer of the Company and of each officer or other authorized Person of each Guarantor executing each Loan Document to which the Company or any Guarantor is a party and a certification by another officer of the Company and each

Guarantor as to the incumbency and signature of the Secretary or Assistant Secretary of the Company and each Guarantor.

      (f) INSURANCE. On or prior to the Closing Date, the Administrative Agent shall have received a certificate or certificates of insurance from an independent insurance broker or brokers or other evidence confirming the insurance required to be maintained by the Company and its Domestic Subsidiaries pursuant to Section 6.01 hereof.

      (g) FEES AND EXPENSES. On or prior to the Closing Date, the Lenders shall have received all fees that may be payable to them pursuant to this Agreement and reimbursement of expenses in accordance with Section 10.03(b) hereof.

      (h) NO LITIGATION. There shall exist no action, suit, investigation, litigation or proceeding affecting the Company or any of its Subsidiaries pending or, to the knowledge of the Company, threatened before any court, governmental agency or arbiter that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

      (i) CONSENTS AND APPROVALS. All governmental and third party consents and approvals necessary in connection with the transactions contemplated by this Agreement and the other Loan Documents shall have been obtained (without the imposition of any conditions that are not reasonably acceptable to the Required Lenders) and shall remain in effect, and no law or regulation shall be applicable in the reasonable judgment of the Required Lenders that imposes materially adverse conditions upon the transactions contemplated hereby.

      (j) NO MATERIAL ADVERSE CHANGES. There shall not have occurred any material adverse change in the business, operations, properties or condition (financial or otherwise) of the Company and its Subsidiaries or the Company and the Guarantors, taken as a whole, since December 31, 2000.

      (k) EXISTING INDEBTEDNESS. The Administrative Agent shall have received concurrently with the extension of the initial Loans described herein evidence that the Existing Indebtedness has been paid in full and that the agreements giving rise to such Existing Indebtedness have been terminated.

      (l) CASH COLLATERAL. The Administrative Agent shall have received, on or before the Closing Date, the sum of $8,500,000, such amount to be held by the Administrative Agent pursuant to the terms of the Cash Collateral Pledge Agreement.

      (m) OTHER INFORMATION, DOCUMENTATION. The Administrative Agent and the Lenders shall have received such other and further information and documentation as any of them may reasonably require.

      (n) COMPLETION OF PROCEEDINGS. All corporate and other proceedings, and all documents, instruments and other legal matters in connection with the transactions contemplated by the Loan Documents, shall be reasonably satisfactory in form and substance to the Administrative Agent, the Lenders and their counsel.

      SECTION 5.02. CONDITIONS TO EXTENSIONS OF CREDIT. The obligation of each Lender to make each Loan hereunder and the obligation of the Issuing Lender to issue, amend, renew or extend any Letter of Credit, including, without limitation, the initial Loan and initial Letter of Credit, are further subject to the following conditions precedent:

      (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties by the Company and each Guarantor pursuant to this Agreement and the other Loan Documents to which each is a party shall be true and correct in all material respects on and as of the Borrowing Date or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable, with the same effect as though such representations and warranties had been made on and as of such date unless such representation is as of a specific date, in which case, as of such date.

      (b) NO DEFAULT. No Default or Event of Default shall have occurred and be continuing on the Borrowing Date or on the date of issuance, amendment, renewal or extension of a Letter of Credit or will result after giving effect to the Loan requested or the requested issuance, amendment, renewal or extension of a Letter of Credit.

      (c) LETTER OF CREDIT DOCUMENTATION. With respect to the issuance, amendment, renewal or extension of any Letter of Credit, the Issuing Lender shall have received the documents and instruments requested by the Issuing Lender in accordance with the last sentence of Section 2.03(a) hereof.

Each borrowing hereunder and each issuance, amendment, renewal or extension of a Letter of Credit shall constitute a representation and warranty of the Company that the statements contained in clauses (a), (b), and (c) of this Section 5.02 are true and correct on and as of the Borrowing Date or as of the date of issuance, amendment, renewal or extension of a Letter of Credit, as applicable, as though such representation and warranty had been made on and as of such date.

                                   ARTICLE VI
                             AFFIRMATIVE COVENANTS

      The Company covenants and agrees with the Lenders that so long as the Commitments remain in effect, or any of the principal of or interest on the Notes or any other Obligations hereunder shall be unpaid it will, and will cause each of its Subsidiaries to:

      SECTION 6.01. EXISTENCE, PROPERTIES, INSURANCE. Do or cause to be done all things necessary to preserve and keep in full force and effect its corporate, partnership, limited liability company, or other form of organization, as applicable (except as set forth on Schedule 6.01 hereto), existence (other than as expressly permitted herein) and comply, in all material respects, with all laws applicable to it; at all times maintain, preserve, protect or renew all trade names, patents, trademarks and service marks, the non-preservation of which could reasonably be expected to have a Material Adverse Effect and preserve all of its property, in each case, material to its business and keep the same in good repair, working order and condition (normal wear and tear excepted) and from time to time make, or cause to be made, all needful and proper repairs, renewals, replacements, betterments and improvements thereto so that the business carried on in connection therewith may be properly and advantageously conducted in the ordinary course at all times in the manner and custom of similar businesses; at all times, preserve and maintain in full force and effect all rights (including governmental rights), privileges, qualifications, permits, licenses and franchises necessary for the normal conduct of its business; and at all times maintain insurance covering its assets and its business with financially sound and reputable insurance companies or associations in such amounts and against such risks (including, without limitation, hazard, business interruption, public liability and product liability) as are usually carried by companies engaged in the same or similar business.

      SECTION 6.02. PAYMENT OF INDEBTEDNESS AND TAXES. (a) Pay all material indebtedness and obligations, now existing or hereafter arising, as and when due and payable except where (i) the validity, amount, or timing thereof is being contested in good faith and by appropriate proceedings, which proceedings shall include good faith negotiations, and (ii) the Company or any Subsidiary of the Company has set aside on its books adequate reserves with respect thereto in accordance with Generally Accepted Accounting Principles, and (iii) the failure to make such payment pending such contest could not reasonably be expected to have a Material Adverse Effect, and (b) pay and discharge or cause to be paid and discharged promptly all taxes, assessments and government charges or levies imposed upon it or upon its income and profits, or upon any of its property, real, personal or mixed, or upon any part thereof, as and when due and payable, as well as all lawful claims for labor, materials and supplies or otherwise which, if unpaid, might become a lien or charge upon such properties or any part thereof, except where the failure to make such payment could not reasonably be expected to have a Material Adverse Effect; PROVIDED, HOWEVER, that neither the Company nor any Subsidiary of the Company shall be required to pay and discharge or cause to be paid and discharged any such tax, assessment, charge, levy or claim so long as the validity thereof shall be contested in good faith by appropriate proceedings, and the Company or such Subsidiary, as the case may be, shall have set aside on its books adequate reserves determined in accordance with Generally Accepted Accounting Principles with respect to any such tax, assessment, charge, levy or claim so contested; FURTHER, PROVIDED that, subject to the foregoing proviso, the Company and each Subsidiary of the Company will pay or cause to be paid all such taxes, assessments, charges, levies or claims upon the commencement of proceedings to foreclose any lien which has attached as security therefor.

      SECTION 6.03. FINANCIAL STATEMENTS, REPORTS, ETC. Furnish to the Administrative Agent (with sufficient copies for each Lender):

            (a) within ninety (90) days of the end of each fiscal year of the Company, audited consolidated financial statements of the Company and its Subsidiaries which shall include consolidated balance sheets of the Company and its Subsidiaries as of the end of such fiscal year, together with consolidated income statements and statements of cash flows for the Company and its Subsidiaries for such fiscal year and as of and for the prior fiscal year, all prepared in accordance with Generally Accepted Accounting Principles and accompanied by an opinion thereon of Ernst & Young, LLP or other nationally recognized independent certified public accountants reasonably acceptable to the Lenders (the "Auditor") which opinion shall not include a going concern or like qualification or exception or a qualification or exception as to the scope of the audit (except with respect to any newly acquired Subsidiary), together with the corresponding consolidating balance sheets of the Company and its Subsidiaries and the consolidating statements of income for the Company and its Subsidiaries, all prepared under the supervision of the Chief Financial Officer of the Company in accordance with Generally Accepted Accounting Principles;

            (b) within forty-five (45) days after the end of each of the first, second and third fiscal quarters of each fiscal year of the Company, unaudited consolidated and consolidating financial statements of the Company and its Subsidiaries, which shall include unaudited consolidated and consolidating balance sheets of the Company and its Subsidiaries as of the end of each such quarter, together with consolidated and consolidating income statements and consolidated statements of cash flows of the Company and its Subsidiaries for each such quarter and for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, all in reasonable detail stating in comparative form the respective figures for the corresponding date and period in the previous fiscal year, all prepared by or under the supervision of the Chief Financial Officer of the Company in accordance with Generally Accepted Accounting Principles (subject to year-end adjustments and except for the absence of notes thereto);

            (c) a certificate prepared and signed by the Auditor with each delivery required by clause (a), and a certificate prepared and signed by the Chief Financial Officer with each delivery required by clauses (a) and (b), stating whether the Auditor or Chief Financial Officer, as the case may be, shall have obtained knowledge of any Default or Event of Default, together with a certificate of the Chief Financial Officer of the Company demonstrating that as of the last day of the relevant fiscal year or quarter, as applicable, the Company was in compliance with the financial condition covenants set forth in
Section 7.13 hereof;

            (d) together with delivery of the statements referred to in clause
(a) above, a copy of the management letter, if any, prepared by the Auditor, or if such management letter has not been received by the Company as of such date, promptly upon receipt thereof;

            (e) together with delivery of the statements referred to in clauses
(a) and (b) above, a certificate of the Chief Financial Officer indicating the "book-to-bill" ratio at the end of such fiscal quarter;

            (f) promptly after filing thereof, copies of all financial statements and material reports that the Company sends to its shareholders, and copies of all regular, periodic and special financial information, proxy materials, reports and other information which the Company shall file with the Securities and Exchange Commission;

            (g) promptly after submission to any government or regulatory agency, all documents and information furnished to such government or regulatory agency other than such documents and information prepared in the normal course of business and which could not reasonably be expected to result in a Material Adverse Effect; and

            (h) promptly, from time to time, such other information regarding the operations, business affairs and condition (financial or otherwise) of the Company or any Subsidiary of the Company as any Lender may reasonably request.

      SECTION 6.04. BOOKS AND RECORDS; ACCESS TO PREMISES.

            (a) Maintain adequate records and proper books of record and account in which full, true and correct entries will be made in a manner to enable the preparation of financial statements in accordance with Generally Accepted Accounting Principles, and which shall reflect all material financial transactions of the Company and each of its Subsidiaries and material matters involving the assets and business of the Company and such Subsidiaries.

            (b) At any time during normal business hours (and upon reasonable advance notice so long as no Default or Event of Default has occurred and is then continuing), permit the Administrative Agent or any Lender or any agents or representatives thereof to examine and make copies of and abstracts from the books and records of such information which the Administrative Agent or any Lender reasonably deems necessary or desirable (including, without limitation, the financial records of the Company and its Subsidiaries) and to visit the properties of the Company or any of its Subsidiaries and to discuss the affairs, finances and accounts of the Company or any of its Subsidiaries with any of their respective executive officers or the Company's independent accountants, provided that the costs thereof shall be for the account of the Lenders so long as no Default or Event of Default shall have occurred and is then continuing. The Lenders shall use reasonable efforts to coordinate any such examinations, copying, visits or discussions.

      SECTION 6.05. NOTICE OF ADVERSE CHANGE. Promptly notify the Administrative Agent (and the Administrative Agent shall promptly notify each Lender) in writing of (a) any change in the business or the operations of the Company or its Subsidiaries which could reasonably be expected to have a Material Adverse Effect, and (b) any information which indicates that any financial statements which are the subject of any representation contained in this Agreement, or which are furnished to the Administrative Agent or the Lenders pursuant to this Agreement, fail to present fairly, as of the date thereof and for the period covered thereby, the financial condition and results of operations purported to be presented therein, disclosing the nature thereof.

      SECTION 6.06. NOTICE OF DEFAULT. Promptly notify the Administrative Agent

(and the Administrative Agent shall promptly notify each Lender) of any Default or Event of Default which shall have occurred or the occurrence or existence of any event or circumstance that in the reasonable judgment of the Company is likely to become a Default or Event of Default, which notice shall include a written statement as to such occurrence, specifying the nature thereof and the action (if any) which is proposed to be taken with respect thereto.

      SECTION 6.07. NOTICE OF LITIGATION AND INVESTIGATIONS. Promptly notify the Administrative Agent (and the Administrative Agent shall promptly notify each Lender) of any action, suit, investigation or proceeding at law or in equity or by or before any governmental instrumentality or other agency which could reasonably be expected to have a Material Adverse Effect.

      SECTION 6.08. NOTICE OF DEFAULT IN OTHER AGREEMENTS. Promptly notify the Administrative Agent (and the Administrative Agent shall promptly notify each Lender) of any default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which the Company or any Subsidiary of the Company is a party which default could reasonably be expected to have a Material Adverse Effect.

      SECTION 6.09. NOTICE OF ERISA EVENT. Promptly, and in any event within ten
(10) days, after the Company or any Guarantor knows any of the following, deliver to the Administrative Agent (and the Administrative Agent shall promptly notify each Lender) a certificate of the Chief Financial Officer of the Company setting forth details as to the occurrence and the action, if any, which the Company, any Guarantor or any ERISA Affiliate is required or proposes to take, together with any notices required or proposed to be given to or filed with or by the Company, such Guarantor, such ERISA Affiliate, the PBGC, a Plan participant or the Plan administrator, with respect thereto: that a Reportable Event has occurred with respect to a Plan, that an accumulated funding deficiency (as defined in Section 412 of the Code) has been incurred or an application may be or has been made to the Secretary of the Treasury for a waiver or modification of the minimum funding standard (including any required installment payments) or an extension of any amortization period under Section 412 of the Code with respect to a Single-Employer Plan, that a Plan has been terminated, reorganized, partitioned or declared insolvent under Title IV of ERISA, that one or more Single-Employer Plans have an Unfunded Current Liability in excess of $1,000,000 in the aggregate, that involuntary proceedings may be or have been instituted to terminate a Plan, that a proceeding has been instituted pursuant to Section 515 of ERISA to collect a delinquent contribution to a Plan, or that the Company, any Guarantor or any ERISA Affiliate will incur any liability (including any contingent or secondary liability) to or on account of the termination of or withdrawal from a Plan under Section 4062, 4063, 4064, 4201 or 4204 of ERISA. Upon request of any Lender, the Company will deliver to each Lender a complete copy of the annual report (Form 5500) filed for each Single-Employer Plan.

      SECTION 6.10. NOTICE OF ENVIRONMENTAL LAW VIOLATIONS. Promptly notify the Administrative Agent (and the Administrative Agent shall promptly notify each Lender) of the receipt of any notice of an action, suit, or proceeding before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, pending against the Company or any Subsidiary of the Company relating to any alleged violation of any Environmental Law which could reasonably be expected to have a Material Adverse Effect.

      SECTION 6.11. COMPLIANCE WITH APPLICABLE LAWS. Comply with the requirements of all applicable laws, rules, regulations and orders of any Governmental Authority, the breach of which could reasonably be expected to have a Material Adverse Effect, including, without limitation, the rules and regulations of the Board of Governors of the Federal Reserve System and the Federal Deposit Insurance Corporation.

      SECTION 6.12. ADDITIONAL SUBSIDIARIES. Give the Administrative Agent prompt written notice of the creation, establishment or acquisition, in any manner, of any Material Subsidiary not existing on the Closing Date. Subject to the last sentence of this Section 6.12, the Company or a Material Domestic Subsidiary, as appropriate, (a) shall execute a Pledge Agreement, in the form of Exhibit D-1 or D-2 hereto (or such other agreement as shall be required by the Administrative Agent), as applicable, with respect to not more than 65% of the capital stock of each First-Tier Subsidiary of such Person which is or becomes a Material Non-Domestic Subsidiary, (b) shall cause each Subsidiary of such Person which is a Material Domestic Subsidiary to execute a Guaranty, in the form of Exhibit C hereto, and (c) deliver an opinion of counsel, within 60 days of the delivery of any Pledge Agreement executed pursuant to clause (a) above, that such Pledge Agreement is valid and enforceable in the jurisdiction of formation of such Material Non-Domestic Subsidiary, provided that if such opinion cannot be provided, the Company or such Material Domestic Subsidiary, as appropriate, shall execute any additional documents that may be required in order to perfect the lien granted by such Pledge Agreement in such jurisdiction and to enable such counsel to deliver an acceptable opinion with respect thereto; in the case of both (a) and (b), within ten (10) Business Days after the creation, establishment or acquisition of such Material Subsidiary and in connection therewith shall deliver or cause to be delivered such proof of corporate action, incumbency of officers and other documents as are consistent with those delivered as to each Subsidiary pursuant to Section 5.01 hereof on the Closing Date, or as the Administrative Agent may request, each in form and substance satisfactory to the Administrative Agent. In no event shall the Company be required to pledge any of the assets of a Subsidiary of the Company that is a controlled foreign corporation, as defined in Section 957(a) of the Code, including, but not limited to the stock of any Subsidiary of the Company held directly or indirectly by any such Subsidiary.

      SECTION 6.13. ENVIRONMENTAL LAWS. Comply in all material respects with the requirements of all applicable Environmental Laws, provide to the Lenders all documentation in connection with such compliance that any of the Lenders may reasonably request, and defend, indemnify, and hold harmless the Administrative Agent and each Lender and their respective employees, agents, officers, and directors, from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs, or expenses of whatever kind or nature, known or unknown, contingent or otherwise, arising out of, or in any way related to, (a) the presence, disposal, or release of any Hazardous Materials on any property at any time owned or occupied by the Company or any Subsidiary of the Company, (b) any personal injury (including wrongful death) or property damage (real or personal) arising out of or related to such Hazardous Materials, (c) any lawsuit brought or threatened, settlement reached, or government order relating to such Hazardous Materials, and/or (d) any violation of applicable Environmental Laws, including, without limitation, reasonable attorney and consultant fees, investigation and laboratory fees, court costs, and litigation expenses.

      SECTION 6.14. NON-MATERIAL SUBSIDIARIES. In the event that (a) the net income of the Non-Material Subsidiaries, taken as a whole, shall, at any time, exceed $5,000,000, or (b) the assets of the Non-Material Subsidiaries, taken as a whole, shall, at any time, exceed seven percent (7%) of Consolidated Total Assets, then, at such time one or more Non-Material Subsidiaries, as selected by the Company, shall be deemed Material Subsidiaries so that the Non-Material Subsidiaries, taken as a whole, shall no longer, (i) account for more than seven percent of Consolidated Total Assets, or (ii) have net income in excess of $5,000,000, in the aggregate. In the event that any Non-Material Subsidiary shall be deemed a Material Subsidiary, such Subsidiary or such Subsidiary's parent shall comply with the relevant provisions of Section 6.12 hereof. Notwithstanding anything to the contrary herein, for purposes of the calculations required pursuant to the first sentence of this Section 6.14, the term Non-Material Subsidiary shall not include Commonwealth Scientific Corporation or NeXray, LLC.

                                  ARTICLE VII
                               NEGATIVE COVENANTS

      The Company covenants and agrees with the Lenders that so long as the Commitments remain in effect or any of the principal of or interest on any Note or any other Obligations hereunder shall be unpaid, it will not, and will not cause or permit any of its Subsidiaries, directly or indirectly, to:

      SECTION 7.01. INDEBTEDNESS. Incur, create, assume or suffer to exist or otherwise become liable in respect of any Indebtedness, other than:

            (a) Indebtedness incurred prior to the date hereof as described in
Schedule 7.01 attached hereto and any refinancing of such Indebtedness, provided that the aggregate principal amount of such Indebtedness is not increased (unless such increase is otherwise permitted under Sections 7.01(b) through 7.01(h) hereof;

            (b) Indebtedness to the Lenders under this Agreement, the Notes or any other Loan Document;

            (c) Indebtedness for trade payables incurred in the ordinary course of business; provided such payables shall be paid or discharged when due;

            (d) Indebtedness consisting of guarantees permitted pursuant to
Section 7.03 hereof;

            (e) Subordinated Indebtedness; provided, however, that no Default or Event of Default shall have occurred and be continuing at the time of incurrence thereof or would occur after giving effect to the incurrence of such Subordinated Indebtedness;

            (f) Indebtedness secured by purchase money liens as permitted under
Section 7.02(i) hereof and Indebtedness arising under Capital Leases; provided that the aggregate amount of such Indebtedness shall not exceed $15,000,000 during any fiscal year of the Company, or $30,000,000 at any one time outstanding, and, further, provided no Default or Event of Default shall have occurred and be continuing at the time of incurrence thereof or would occur after giving effect to the incurrence of such Indebtedness;

            (g) Indebtedness with respect to Hedging Agreements entered into by the Company, provided that the aggregate net liabilities under all Hedging Agreements shall not exceed $5,000,000 at the time of incurrence thereof, and provided further, that such Hedging Agreements shall be entered into only in the ordinary course of its business and not for speculative purposes;

            (h) Indebtedness arising under or with respect to foreign exchange contracts entered into by the Company or any of its Subsidiaries in the ordinary course of its business and not for speculative purposes for the purchase or sale of foreign currency and with respect to which the net daily settlement amount of any particular date, shall not exceed $25,000,000, in the aggregate;

            (i) Indebtedness for taxes, assessments or other governmental charges or levies not yet delinquent or which are being contested in good faith by appropriate proceedings; provided, however, that adequate reserves with respect thereto are maintained on the books of the Company or any Subsidiary of the Company in accordance with Generally Accepted Accounting Principles;

            (j) Indebtedness owing by (i) the Company to any of its Subsidiaries or (ii) any Subsidiary of the Company to the Company or any other Subsidiary of the Company;

            (k) unsecured Indebtedness of Non-Domestic Subsidiaries incurred in connection with performance standby letters of credit, bank guarantees, bonds or similar arrangements, incurred in the ordinary course of its business, the Dollar Equivalent Amount of which shall not exceed $10,000,000 at any time;

            (l) Indebtedness assumed in connection with any Permitted Acquisition, provided that such Indebtedness is secured only by those liens permitted under Section 7.02(h) hereof,

            (m) additional Indebtedness assumed in connection with any Permitted Acquisition (not described in Section 7.01(l) or (n) hereof), not to exceed $5,000,000, in the aggregate, provided that such Indebtedness is unsecured and shall be terminated within six months after the closing date of such Permitted Acquisition and, provided further that, no Default or Event of Default shall have occurred and be continuing or would occur after giving effect to the incurrence of such Indebtedness;

            (n) additional Indebtedness incurred in connection with any Permitted Acquisition (not described in Section 7.01(l) or (m) hereof), not to exceed $5,000,000, in the aggregate, provided that such Indebtedness is unsecured and shall solely consist of promissory notes issued by the Company or the Subsidiary of the Company, as applicable, in favor of the seller with respect to such Permitted Acquisition and, provided further that, no Default or Event of Default shall have occurred and be continuing or would occur after giving effect to the incurrence of such Indebtedness; and

            (o) additional unsecured Indebtedness of Subsidiaries (not described in Section 7.01 (a) through (n) hereof), not to exceed $5,000,000, in the aggregate.

      SECTION 7.02. LIENS. Incur, create, make, assume or suffer to exist any Lien on any of their respective properties or assets, now or hereafter owned, other than:

            (a) Liens existing on the date hereof (which are not described in Sections 7.02(b) through 7.02(i) hereof) as set forth on Schedule 7.02 attached hereto, securing Indebtedness outstanding on such date or incurred in connection with the extension, renewal or refinancing of the Indebtedness secured by such existing Liens; PROVIDED that any extension, renewal or replacement Lien shall be limited to the property encumbered by the existing Lien and the principal amount of the Indebtedness being extended, renewed or refinanced does not increase;

            (b) Liens securing Indebtedness described in Section 7.01(i) hereof, provided that no notice of lien has been filed or recorded under the Code;

            (c) carriers', warehousemens', mechanics', suppliers' or other like Liens arising in the ordinary course of business and not overdue for a period of more than sixty (60) days or which are being contested in good faith and by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property subject thereto;

            (d) Liens incurred or deposits to secure (i) the non-delinquent performance of tenders, bids, trade contracts (other than for borrowed money), leases and statutory obligations, (ii) contingent obligations on surety, performance and appeal bonds, and (iii) other non-delinquent obligations of similar nature; in each case, incurred in the ordinary course of business;

            (e) any attachment, judgment or similar Lien arising in connection with any court or governmental proceeding, provided that the execution or other enforcement of such Lien is effectively stayed within thirty (30) days, provided, further that an Event of Default shall not be deemed to occur solely by reason of the continuance of such Liens beyond such thirty (30) day


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

period so long as the aggregate amount secured by all such continuing Liens does not exceed $500,000;

            (f) easements, rights of way, restrictions and other similar charges or encumbrances incurred in the ordinary course of business which, in the aggregate, do not interfere in any material respect with the occupation, use and enjoyment by the Company or any Subsidiary of the Company of the property or assets encumbered thereby in the normal course of their respective business or materially impair the value of the property subject thereto;

            (g) deposits or pledges required in the ordinary course of business in connection with workers' compensation, unemployment insurance and other social security laws;

            (h) Liens upon assets acquired in Permitted Acquisitions, provided that such Liens encumber only (i) specific equipment or real property; or (ii) other assets acquired in such Permitted Acquisition, provided that Liens on such other assets do not secure more than $5,000,000 of Indebtedness in the aggregate and provided further that such Liens on such other assets are released within six months after the closing date of such Permitted Acquisition;

            (i) purchase money Liens on any property acquired or held by the Company or its Subsidiaries in the ordinary course of business, securing Indebtedness permitted pursuant to Section 7.01(f) hereof; provided in each case
(i) no Default or Event of Default shall have occurred and be continuing at the time such Lien is created or shall occur after giving effect to such Lien, (ii) such purchase money lien does not secure more than 100% of the purchase price of, and encumbers only, the property acquired, and (iii) such purchase money Lien does not secure any Indebtedness other than in respect of the purchase price of the asset acquired;

            (j) Liens arising in connection with Capital Leases permitted under
Section 7.01(f) hereof; PROVIDED, that no such Lien shall extend to or cover any assets other than the assets subject to such Capital Lease;

            (k) Liens arising from precautionary Uniform Commercial Code financing statements filed solely for notice purposes in respect of operating leases, consignments and similar arrangements entered into by the Company or any of its Subsidiaries in the ordinary course of business;

            (l) statutory and common law landlord's liens under leases; and

            (m) Liens in favor of banks or other depository institutions upon property or assets arising under the common law or pursuant to contractual rights of set off.

      SECTION 7.03. GUARANTIES. Guarantee, endorse, become surety for, or otherwise in any way become or be responsible for the Indebtedness or obligations of any Person, whether by agreement to maintain working capital or equity capital or otherwise maintain the net worth or solvency of any Person or by agreement to purchase the Indebtedness of any other Person, or


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

agreement for the furnishing of funds, directly or indirectly, through the purchase of goods, supplies or services for the purpose of discharging the Indebtedness of any other Person or otherwise, or enter into or be a party to any contract for the purchase of merchandise, materials, supplies or other property if such contract provides that payment for such merchandise, materials, supplies or other property shall be made regardless of whether delivery of such merchandise, supplies or other property is ever made or tendered except:

            (a) guaranties executed or committed prior to the date hereof as described on Schedule 7.03 attached hereto including any renewals or extension thereof provided that such renewals or extension do not increase the maximum exposure pursuant to the guaranty (unless such increase is permitted by Section 7.03(d) hereof);

            (b) endorsements of negotiable instruments for collection or deposit in the ordinary course of business;

            (c) guaranties of any Indebtedness under this Agreement or any other Loan Document; and

            (d) guaranties by the Company of any Indebtedness permitted pursuant to Section 7.01 hereof of any Subsidiary of the Company or guaranties by any Subsidiary of the Company of such Indebtedness of the Company or any other Subsidiary.

      SECTION 7.04. SALE OF ASSETS. Sell, lease, transfer or otherwise dispose of their respective properties and assets, whether or not pursuant to an order of a federal agency or commission, except for (a) the sale of inventory disposed of in the ordinary course of business, or (b) so long as no Event of Default shall have occurred and is continuing or could occur as a result thereof, (i) the sale or other disposition of properties or assets no longer used or useful in the conduct of their respective businesses, (ii) the sale or disposition of assets in arms length transactions provided that the net proceeds of any such sale shall not exceed $5,000,000, in any fiscal year, or $10,000,000, in the aggregate, or (iii) the sale of assets used in connection with, or other disposition of, the industrial measurement division of NeXray, LLC.

      SECTION 7.05. SALES OF RECEIVABLES. Sell, transfer, discount or otherwise dispose of notes, accounts receivable or other obligations owing to the Company or any Subsidiary of the Company, with or without recourse, except for collection in the ordinary course of business.

      SECTION 7.06. LOANS AND INVESTMENTS. Make or commit to make any advance, loan, extension of credit or capital contribution to, or purchase or hold beneficially any stock or other securities, or evidence of Indebtedness, of, purchase or acquire all or a substantial part of the assets of, or make or permit to exist any interest whatsoever in, any other Person except for (a) Eligible Investments; (b) trade credit to customers, provided that such credit is extended in the ordinary course of the business of the Company or such Subsidiary or if such credit is not extended in the ordinary course, such credit does not exceed $5,000,000, in the aggregate, at any time; (c) so long as no Default or Event of Default shall have occurred and is then continuing,


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

Permitted Equity Investments by the Company or any Subsidiary of the Company in any Person which is not a Subsidiary of the Company, provided that such non-subsidiary entities are engaged in a business which is related to the business of the Company, and provided further that aggregate Permitted Equity Investment Costs incurred in connection with all Permitted Equity Investments shall not be in excess of $12,000,000; (d) Permitted Acquisitions by the Company and any of its Subsidiaries; (e) distributions received by the Company solely as a result of the involuntary conversion of a contractual right to a stock or other investment; and (f) investments, loans or advances by the Company in any of its Subsidiaries or by any Subsidiary of the Company in the Company or in any other Subsidiary of the Company.

      SECTION 7.07. NATURE OF BUSINESS. Fail to carry on its business in substantially the same manner and in substantially the same fields as such business is carried on and maintained as of the Closing Date.

      SECTION 7.08. SALE AND LEASEBACK. Enter into any arrangement, directly or indirectly, with any Person whereby it shall sell or transfer any property, whether real or personal, used or useful in its business, whether now owned or hereafter acquired, if at the time of such sale or disposition it intends to lease or otherwise acquire the right to use or possess (except by purchase) such property or like property for a substantially similar purpose.

      SECTION 7.09. FEDERAL RESERVE REGULATIONS. Permit any Loan or the proceeds of any Loan or any other extension of credit hereunder to be used for any purpose which violates or is inconsistent with the provisions of Regulation T, U or X of the Board of Governors of the Federal Reserve System.

      SECTION 7.10. ACCOUNTING POLICIES AND PROCEDURES. Permit any change in the accounting policies and procedures of the Company or any of its Subsidiaries, including a change in fiscal year, provided, however, that any policy or procedure required to be changed by the Financial Accounting Standards Board (or other board or committee thereof) in order to comply with Generally Accepted Accounting Principles may be so changed; provided further, that any changes to the accounting practices and procedures of a Subsidiary acquired in a Permitted Acquisition shall be permitted only to the extent necessary or appropriate to conform the accounting practices and procedures of such Subsidiary with those of the Company and its other Subsidiaries.

      SECTION 7.11. HAZARDOUS MATERIALS. Cause or permit any of its properties or assets to be used to generate, manufacture, refine, transport, treat, store, handle, dispose of, transfer, produce or process Hazardous Materials, except in compliance in all material respects, with all applicable federal, state and local laws or regulations, or cause or permit, as a result of any intentional or negligent act or omission on the part of the Company or any of its Subsidiaries, a release of Hazardous Materials onto such property or asset or onto any other property, except in compliance in all material respects with such laws and regulations.

      SECTION 7.12. LIMITATIONS ON FUNDAMENTAL CHANGES, LIMITATIONS ON

CONSIDERATION. Except as permitted by Section 7.04 hereof, merge or consolidate with, or sell, assign, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now or hereafter acquired) to, any Person, or, except with respect to a Permitted Acquisition, and except as set forth on Schedule 7.12 hereto, merge or consolidate with or acquire all of the stock or all or substantially all of the assets or the business of any Person or liquidate, wind up or dissolve or suffer any liquidation or dissolution. Notwithstanding the foregoing, (a) any Domestic Subsidiary may merge with and into the Company or any Domestic Subsidiary, (b) any Non-Domestic Subsidiary may merge with and into another Non-Domestic Subsidiary, PROVIDED, THAT no Non-Domestic Subsidiary with respect to which the Administrative Agent has received a pledge of stock shall merge with and into another Non-Domestic Subsidiary if 65% of the shares or other ownership interests of the surviving Subsidiary cannot be pledged to the Administrative Agent for the benefit of the Lenders.

      SECTION 7.13. FINANCIAL CONDITION COVENANTS.

            (a) CONSOLIDATED TOTAL FUNDED DEBT TO CONSOLIDATED EBITDA. Permit the ratio of Consolidated Total Funded Debt to Consolidated EBITDA to be greater than 2.00:1.00.

            (b) CONSOLIDATED EFFECTIVE TANGIBLE NET WORTH. Permit at any time the Consolidated Effective Tangible Net Worth to be less than the amount set forth below opposite the applicable period:

            PERIOD                          AMOUNT
            ------                          ------
            Closing Date through            75% of the actual Consolidated
            December 30, 2001               Effective Tangible Net Worth
                                            at December 31, 2000

            Each period of December 31      75% of the actual Consolidated
            through December 30             Effective Tangible Net Worth as of
            thereafter                      the last day of the fiscal year
                                            ending 1 year before the first day
                                            of such period PLUS 50% of
                                            Consolidated Net Income (but not
                                            Consolidated Net Loss) PLUS 75% of
                                            the net equity proceeds received,
                                            if any, by the Company from any
                                            equity offering, each for the
                                            fiscal year ending on the first
                                            day of such period.

            (c) CONSOLIDATED QUICK RATIO. Permit the Consolidated Quick Ratio to be less than 1.10:1.00 at any time.

            (d) CONSOLIDATED FIXED CHARGE COVERAGE RATIO. Permit the Consolidated Fixed Charge Coverage Ratio to be less than 2.00:1.00.

            (e) CONSOLIDATED PRE-TAX INCOME AND CONSOLIDATED PRE-TAX LOSS.
Permit


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

Consolidated Pre-Tax Income to be less than $0, for any two consecutive fiscal quarters taken as a whole, or suffer a Consolidated Pre-Tax Loss of greater than $4,000,000, in any one fiscal quarter.

            Compliance with all of the financial covenants in this Section 7.13 may be determined by reference to the consolidated financial statements of the Company delivered to the Administrative Agent in accordance with Section 6.03 hereof. All financial covenants will be applicable at all times and tested quarterly, as of the last day of each fiscal quarter.

      SECTION 7.14. SUBORDINATED DEBT. (a) Directly or indirectly prepay, defease, purchase or redeem any Subordinated Debt or (b) amend, supplement or otherwise modify any of the provisions governing such subordination in any way which would materially affect the interests of the Lenders, without the prior written consent of the Required Lenders.

      SECTION 7.15. DIVIDENDS. Declare any cash dividend on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for the purchase, redemption, defeasance, retirement or other acquisition of, any shares of any class of stock of the Company whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash, securities or property or in obligations of the Company or in any combination thereof, or permit any Affiliate to make any payment on account of, or purchase or otherwise acquire, any shares of any class of the stock of the Company from any Person, except for (a) so long as no Default or Event of Default shall have occurred and is then continuing or could occur as a result thereof, repurchase by the Company of its common stock and dividends and distributions by the Company to its shareholders provided that the aggregate amount of such permitted repurchases and dividends and distributions does not exceed $10,000,000, in the aggregate, during the term of this Agreement and (b) dividends or distributions paid by any Subsidiary of the Company to its immediate parent.

      SECTION 7.16. TRANSACTIONS WITH AFFILIATES. Enter into any transaction, including, without limitation, the purchase, sale, or exchange of property or the rendering of any service, with any Affiliate, except in the ordinary course of and pursuant to the reasonable requirements of the Company's or any of its Subsidiaries' business and upon fair and reasonable terms no less favorable to the Company or such Subsidiary than they would obtain in a comparable arms-length transaction with a Person not an Affiliate.

      SECTION 7.17. NEGATIVE PLEDGE. Enter into any agreement with any Person other than the Lenders pursuant to this Agreement or any of the other Loan Documents which prohibits or limits the ability of the Company or any of its Subsidiaries to create, incur, assume or suffer to exist any Lien upon its property, assets or revenues, whether now owned or hereafter acquired, except to the extent that any such agreement relates only to specific property that is the subject of a Permitted Lien.

                                  ARTICLE VIII
                               EVENTS OF DEFAULT


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

      SECTION 8.01. EVENTS OF DEFAULT. In the case of the happening of any of the following events (each an "Event of Default"):

            (a) failure to pay (i) the principal of any Loan or any reimbursement obligations with respect to a drawing under any Letter of Credit as and when due and payable, or (ii) interest on any Loan or any fees or other amounts under this Agreement, as and when due and payable and, in the case of subclause (ii) only, such failure shall continue unremedied for a period of two
(2) Business Days;

            (b) any representation or warranty made or deemed made in this Agreement or any other Loan Document shall prove to be false or misleading in any material respect when made or given or when deemed made or given;

            (c) any report, certificate, financial statement or other instrument furnished in connection with this Agreement or any other Loan Document or the extensions of credit hereunder, shall prove to be false or misleading in any material respect when furnished, made or given or when deemed made or given;

            (d) default shall be made in the due observance or performance of any covenant, condition or agreement of the Company or any Subsidiary of the Company to be performed (i) pursuant to Article 6 of this Agreement (other than Section 6.03(a), (b), (c), or (d), Section 6.04(b) and Section 6.06 hereof) and, in the case of this subclause (i) only, such default shall continue unremedied for a period of thirty (30) consecutive days or (ii) pursuant to any other provision of this Agreement or any other Loan Document, including, without limitation, the Cash Collateral Pledge Agreement, that is not specifically addressed in Sections 8.01(a), (b), (c) or (d)(i) hereof.

            (e) default in the performance or compliance in respect of any agreement or condition relating to any Indebtedness of the Company or any Guarantor in excess of $5,000,000 (other than the M&T Debt) individually or in the aggregate (other than the Notes), if the effect of such default is to accelerate the maturity of such Indebtedness or to permit the holder or obligee thereof (or a trustee on behalf of such holder or obligee) to cause such Indebtedness to become due prior to the stated maturity thereof, or any such Indebtedness shall not be paid when due (beyond any applicable grace period);

            (f) the Company or any Material Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code or any other federal or state bankruptcy, insolvency or similar law, (ii) consent to the institution of, or fail to controvert in a timely and appropriate manner, any such proceeding or the filing of any such petition, (iii) apply for or consent to the employment of a receiver, trustee, custodian, sequestrator or similar official for the Company or any Material Subsidiary or for a substantial part of its property; (iv) file an answer admitting the material allegations of a petition filed against it in such proceeding, (v) make a general assignment for the benefit of creditors, or
(vi)
take corporate action for the purpose of effecting any of the foregoing; or the Company or any Material Subsidiary becomes unable or admits in writing its inability or fails generally to pay its debts as they become due;

            (g) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of the Company or any Material Subsidiary or of a substantial part of their respective property, under Title 11 of the United States Code or any other federal or state bankruptcy, insolvency or similar law, (ii) the appointment of a receiver, trustee, custodian, sequestrator or similar official for the Company or any Subsidiary of the Company or for a substantial part of their property, or
(iii) the winding-up or liquidation of the Company or any Material Subsidiary and such proceeding or petition shall continue undismissed for sixty (60) days or an order or decree approving or ordering any of the foregoing shall continue unstayed and in effect for sixty (60) days;

            (h) one or more orders, judgments or decrees for the payment of money in excess of $5,000,000 in the aggregate shall be rendered against the Company or any Subsidiary of the Company which is not covered by insurance and the same shall not have been paid in accordance with such judgment, order or decree or settlement and either (i) an enforcement proceeding shall have been commenced by any creditor upon such judgment, order or decree, or (ii) there shall have been a period of sixty (60) days during which a stay of enforcement of such judgment, order or decree, by reason of pending appeal or otherwise, was not in effect;

            (i) any Plan shall fail to maintain the minimum funding standard required under Section 412 of the Code for any Plan year or part thereof or a waiver of such standard or extension of any amortization period is applied for or granted under Section 412 of the Code, any Plan is terminated by the Company, any Subsidiary of the Company or any ERISA Affiliate or the subject of termination proceedings under ERISA, any Plan shall have an Unfunded Current Liability, a Reportable Event shall have occurred with respect to a Plan or the Company, any Subsidiary of the Company, or any ERISA Affiliate shall have incurred a liability to or on account of a Plan under Section 515, 4062, 4063, 4201 or 4204 of ERISA, and there shall result from any such event or events the imposition of a lien upon the assets of the Company or any Subsidiary of the Company, the granting of a security interest on such assets, or a liability to the PBGC or a Plan or a trustee appointed under ERISA or a penalty under Section 4971 of the Code, and in each case, such event or condition, together with all such events or conditions, if any, could reasonably be expected to result in liability of the Company and the Subsidiaries of the Company in an aggregate amount exceeding $1,000,000;

            (j) any material provision of any Loan Document shall for any reason cease to be in full force and effect in accordance with its terms or the Company or any Guarantor shall so assert in writing; or

            (k) a Change of Control shall have occurred;

then, at any time thereafter during the continuance of any such event, the Administrative Agent may, and, upon the request of the Required Lenders, shall, by written or telephonic notice to the Company, take either or both of the following actions, at the same or different times, (a) terminate the Commitments and (b) declare
(i) the Notes, both as to principal and interest, (ii) an amount equal to the Aggregate Letters of Credit Outstanding and (iii) all other Obligations, to be forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the Notes to the contrary notwithstanding; PROVIDED, HOWEVER, that if an event specified in Section 8.01(f) or (g) hereof shall have occurred, the Commitments shall automatically terminate and interest, principal and amounts referred to in the preceding clauses (i), (ii) and (iii) shall be immediately due and payable without presentment, demand, protest, or other notice of any kind, all of which are expressly waived, anything contained herein or in the Notes to the contrary notwithstanding. With respect to all Letters of Credit that shall not have expired or presentment for honor shall not have occurred, the Company shall provide the Administrative Agent with Cash Collateral in an amount equal to the aggregate undrawn amount of such Letters of Credit. Such Cash Collateral shall be applied by the Administrative Agent to reimburse Issuing Lender for drawings under Letters of Credit for which the Issuing Lender has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Company at such time or, if the maturity of the Loans has been accelerated, be applied to satisfy other Obligations, with any amount remaining after such satisfactions to be returned to the Company or paid to such other party as may legally be entitled to the same.

                                   ARTICLE IX
                            THE ADMINISTRATIVE AGENT

      SECTION 9.01. APPOINTMENT, POWERS AND IMMUNITIES. Each Lender hereby irrevocably appoints and authorizes the Administrative Agent to act as its agent hereunder and under the other Loan Documents with such powers as are specifically delegated to the Administrative Agent by the terms of this Agreement and the other Loan Documents together with such other powers as are reasonably incidental thereto. The Administrative Agent shall have no duties or responsibilities except those expressly set forth in this Agreement and the other Loan Documents and shall not be a trustee for any Lender, nor is the Administrative Agent acting in a fiduciary capacity of any kind under this Agreement or the other Loan Documents or in respect thereof or in respect of any Lender. The Administrative Agent shall not be responsible to the Lenders for any recitals, statements, representations or warranties contained in this Agreement or the other Loan Documents, in any certificate or other document referred to or provided for in, or received by any of them under, this Agreement or the other Loan Documents, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or the other Loan Documents or any other document referred to or provided for herein or therein or for the collectibility of the Loans or for the validity or effectiveness of any assignment, mortgage, pledge, security agreement, financing statement, document or instrument, or for the filing, recording, re-filing, continuing or re-recording of any thereof or for any failure by the Company or any Guarantor to perform any of its obligations hereunder or under the other Loan Documents. The Administrative Agent may take all actions by itself and/or it may employ agents and attorneys-in-fact, and shall not be responsible to any Lender, except as to money or the securities received by it or its authorized agents, for the negligence or misconduct of itself or its employees or of any such agents or attorneys-in-fact, if such agents or attorneys-in-fact are selected by it with reasonable care. Neither the Administrative Agent nor any of its directors, officers, employees or agents shall be liable or responsible for any action taken or omitted to be taken by it or them hereunder or under the other Loan Documents or in connection herewith or therewith, except for its or their own gross negligence or willful misconduct.

      SECTION 9.02. RELIANCE BY ADMINISTRATIVE AGENT. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability to any Lender for relying upon, any certification, notice or other communication (including any thereof by telephone, telex, telegram or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by the Administrative Agent. As to any matters not expressly provided for by this Agreement or the other Loan Documents, the Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder or under the other Loan Documents in accordance with instructions signed by the Required Lenders, or such other number of Lenders as is specified in Section 10.04 hereof, and such instructions of the Required Lenders or other number of Lenders as aforesaid and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders.

      SECTION 9.03. EVENTS OF DEFAULT. The Administrative Agent shall not be deemed to have knowledge of the occurrence of a Default or Event of Default (other than the non-payment of principal of or interest on the Loans, of amounts payable in respect of draws under Letters of Credit, or of fees to the extent the same are required to be paid to the Administrative Agent for the account of the Lenders), unless the Administrative Agent has received notice from a Lender or the Company specifying such Default or Event of Default and stating that such notice is a "Notice of Default". In the event that the Administrative Agent receives such a notice of the occurrence of a Default or Event of Default, the Administrative Agent shall give prompt notice thereof to the Lenders. The Administrative Agent shall (subject to Section 9.07 hereof) take such action with respect to such Default or Event of Default as shall be directed by the Required Lenders, except as otherwise provided in Section 10.04 hereof; provided that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but is not obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interest of the Lenders.

      SECTION 9.04. RIGHTS AS A LENDER. With respect to its Commitment and the Loans made by it, the Person which is the Administrative Agent, in its capacity as a Lender hereunder, shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not acting as the Administrative Agent, and the term "Lender" or "Lenders" shall, unless the context otherwise indicates, include each entity which is the Administrative Agent in its individual capacity. The Person which is the Administrative Agent and its Affiliates may (without having to account therefor to any Lender) accept deposits from, lend money to and generally engage in any kind of banking, trust or other business with the

Company or its Affiliates, as if it were not acting as the Administrative Agent, and, except to the extent otherwise herein specifically set forth, the Administrative Agent may accept fees and other consideration from the Company or its Affiliates, for services in connection with this Agreement or any of the other Loan Documents or otherwise without having to account for the same to the Lenders.

      SECTION 9.05. INDEMNIFICATION. The Lenders shall indemnify the Administrative Agent (to the extent not reimbursed by the Company under Section
10.03 hereof), ratably in accordance with the aggregate outstanding principal amount of the Loans made by the Lenders (or, if no Loans are at the time outstanding, ratably in accordance with their respective Commitments), for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Administrative Agent in its capacity as the Administrative Agent in any way relating to or arising out of this Agreement or any of the other Loan Documents or any other documents contemplated by or referred to herein or therein or the transactions contemplated hereby and thereby (including, without limitation, the costs and expenses which the Company is obligated to pay under Section 10.03 hereof or under the applicable provisions of any other Loan Document) or the enforcement of any of the terms hereof or of any other Loan Document, provided that no Lender shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the Administrative Agent.

      SECTION 9.06. NON-RELIANCE ON ADMINISTRATIVE AGENT AND OTHER LENDERS. Each Lender agrees that it has, independently and without reliance on the Administrative Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Company and decision to enter into this Agreement and that it will, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement or under the other Loan Documents. The Administrative Agent shall not be required to keep itself informed as to the performance or observance by the Company of this Agreement or the other Loan Documents or any other document referred to or provided for herein or therein or to inspect the properties or books of the Company. Except for notices, reports and other documents and information expressly required to be furnished to the Lenders by the Administrative Agent hereunder or under the other Loan Documents, or furnished to the Administrative Agent with counterparts or copies for the Lenders, the Administrative Agent shall not have any duty or ability to provide any Lender with any credit or other information concerning the affairs, financial condition or business of the Company, which may come into the possession of the Administrative Agent or any of its Affiliates.

         SECTION 9.07. FAILURE TO ACT. Except for action expressly required of the Administrative Agent hereunder or under any other Loan Documents, the Administrative Agent shall in all cases be fully justified in failing or refusing to act hereunder or thereunder unless it shall be indemnified to its satisfaction by the Lenders against any and all liability (except gross


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

negligence and willful misconduct) and expense which may be incurred by it by reason of taking or continuing to take any such action.

      SECTION 9.08. RESIGNATION OF THE ADMINISTRATIVE AGENT. Subject to the appointment and acceptance of a successor Administrative Agent as provided in this Section 9.08, the Administrative Agent may resign at any time by notifying the Lenders and the Company. Upon any such resignation, the Required Lenders shall have the right, with the approval of the Company provided no Default or Event of Default shall have occurred and then be continuing, such approval not to be unreasonably withheld, delayed or conditioned, to appoint a successor to the Administrative Agent. If no successor shall have been so appointed by the Required Lenders (with the approval of the Company) and shall have accepted such appointment within 30 days after the resigning Administrative Agent gives notice of its resignation, then the resigning Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent which shall be a bank of similar standing with an office in New York, New York, or an Affiliate of any such bank. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the resigning Administrative Agent, and the resigning Administrative Agent shall be discharged from its duties and obligations hereunder as of such date. The fees payable by the Company to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Company and such successor. After the Administrative Agent's resignation hereunder, the provisions of this Article and Section 10.03 hereof shall continue in effect for the benefit of such resigning Administrative Agent in respect of any actions taken or omitted to be taken by it while it was acting as the Administrative Agent.

      SECTION 9.09. SHARING OF COLLATERAL AND PAYMENTS. In the event that at any time any Lender shall obtain payment in respect of the Obligations, or receive any collateral in respect thereof, whether voluntarily or involuntarily, through the exercise of a right of banker's lien, set-off or counterclaim against the Company or otherwise, which results in it receiving more than its pro rata share of the aggregate payments with respect to all of the Obligations (other than any payment expressly provided hereunder to be distributed on other than a pro rata basis), then such Lender shall be deemed to have simultaneously purchased from the other Lenders a share in their Obligations so that the amount of the Obligations held by each of the Lenders shall be pro rata; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from the Lender which received the proportionate over-payment, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest. The Company agrees, to the extent it may do so under applicable law, that each Lender so purchasing a portion of another Lender's Loan or participation in any Letter of Credit may exercise all rights of payment (including, without limitation, rights of set-off) with respect to such portion as fully as if such Lender were the direct holder of such portion.

                                   ARTICLE X
                                 MISCELLANEOUS


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      SECTION 10.01. NOTICES. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including telecopy), and unless otherwise expressly provided herein, shall be conclusively deemed to have been received by a party hereto and to be effective on the day on which delivered by hand to such party or one Business Day after being sent by overnight mail to the address set forth below, or, in the case of telecopy notice, when acknowledged as received, or if sent by registered or certified mail, three (3) Business Days after the day on which mailed in the United States, addressed to such party at such address:

            (a) if to the Administrative Agent, at:

                Fleet National Bank
                300 Broad Hollow Road
                Melville, New York 11747
                Attention: Relationship Manager - Veeco Instruments Inc.
                Telecopy:  (631) 547-7815

            With a copy to:

                Farrell Fritz, P.C.
                EAB Plaza, West Tower
                Uniondale, New York 11556
                Attention: Robert C. Creighton, Esq.
                Telecopy:  (516) 227-0777

            (b) if to the Company, at:

                Veeco Instruments Inc.
                Terminal Drive
                Plainview, New York 11803
                Attention: Treasurer
                Telecopy:  (516) 349-5990

            With a copy to:

                Veeco Instruments Inc.
                Terminal Drive
                Plainview, New York 11803
                Attention: General Counsel
                Telecopy:  (516) 349-9079

            (c) if to any Lender, to its address set forth in the signature page of this Agreement and to the person so designated


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

                                     - and -

            (d) as to each such party at such other address as such party shall have designated, (i) if such party is a Lender, by written notice to the Administrative Agent and the Company, (ii) if such party is the Company, by written notice to the Administrative Agent and each Lender, and (iii) if such party is the Administrative Agent, by written notice to the Company and each Lender, in each case delivered in accordance with the provisions of this Section 10.01.

      SECTION 10.02. EFFECTIVENESS; SURVIVAL. This Agreement shall become effective on the date on which all parties hereto shall have signed a counterpart copy hereof and shall have delivered the same to the Administrative Agent. All representations and warranties made herein and in the other Loan Documents and in the certificates delivered pursuant hereto or thereto shall survive the making by the Lenders of the Loans and the issuance by the Issuing Lender of Letters of Credit, in each case, as herein contemplated and the execution and delivery to the Lenders of the Notes evidencing the Loans and shall continue in full force and effect so long as the Obligations hereunder are outstanding and unpaid and the Commitments are in effect. The obligations of the Company pursuant to Section 3.07, Section 3.08, Section 3.10, Section 3.13,
Section 3.14, Section 6.13, and Section 10.03 hereof shall, notwithstanding anything herein to the contrary, survive termination of this Agreement and payment of the Obligations.

      SECTION 10.03. EXPENSES. The Company agrees (a) to indemnify, defend and hold harmless the Administrative Agent, the Issuing Lender and each Lender and their respective officers, directors, employees, and affiliates (each, an "indemnified person") from and against any and all losses, claims, damages, liabilities or judgments to which any such indemnified Person may be subject and arising out of or in connection with the Loan Documents, the financings contemplated hereby, the use of any proceeds of such financings or any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any of such indemnified persons is a party thereto, and to reimburse each of such indemnified persons upon demand for any reasonable legal or other expenses incurred in connection with the investigation or defending any of the foregoing; provided that the foregoing indemnity will not, as to any indemnified person, apply to losses, claims, damages, liabilities, judgments or related expenses to the extent arising from the wilful misconduct or gross negligence of such indemnified person, (b) to pay or reimburse the Administrative Agent for all its out-of-pocket costs and reasonable expenses incurred in connection with the preparation and execution of and any amendment, supplement or modification to this Agreement, the Notes any other Loan Documents, and any other documents prepared in connection herewith or therewith, and the consummation of the transactions contemplated hereby and thereby, including without limitation, the reasonable fees and disbursements of Farrell Fritz, P.C., counsel to the Administrative Agent, and (c) to pay or reimburse each Lender and the Administrative Agent for all their costs and expenses incurred in connection with the enforcement and preservation of any rights under this Agreement, the Notes and the other Loan Documents, including, without limitation, the reasonable fees and disbursements of counsel (including, without limitation, in-house counsel) to the Administrative


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

Agent and to the several Lenders, including all such out-of-pocket expenses incurred during any work-out, restructuring or negotiations in respect of the Obligations.

      SECTION 10.04. AMENDMENTS AND WAIVERS. With the written consent of the Required Lenders, the Administrative Agent and the Company may, from time to time, enter into written amendments, supplements or modifications hereto for the purpose of adding any provisions to this Agreement or the Notes or any of the other Loan Documents or changing in any manner the rights of the Lenders or of the Company hereunder or thereunder, and with the written consent of the Required Lenders, the Administrative Agent on behalf of the Lenders may execute and deliver to the Company a written instrument waiving, on such terms and conditions as the Administrative Agent or the Required Lenders may specify in such instrument, any of the requirements of this Agreement or the Notes or any of the other Loan Documents or any Default or Event of Default; PROVIDED, HOWEVER, that no such waiver and no such amendment, or supplement or modification shall (a) extend the maturity of any Note or any installment thereof or the Revolving Credit Commitment Termination Date; (b) reduce the rate or extend the time of payment of interest on any Note or any fees payable to the Lenders hereunder; (c) reduce the principal amount of any Note or the amount of any reimbursement due in respect of any Letter of Credit; (d) amend, modify or waive any provision of this Section 10.04; (e) reduce the percentage specified in the definition of Required Lenders or amend or modify any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination granting consent hereunder; (f) consent to the assignment or transfer by the Company of any of its rights or obligations under this Agreement; (g) except as expressly permitted pursuant to this Agreement or any other Loan Document release any collateral security granted to the Administrative Agent, if any; (h) release any Guarantor from its Guaranty, or limit any Guarantor's liability with respect to its Guaranty, except with respect to the release of any Guarantor which subsequently becomes a Non-Material Subsidiary; or (i) amend the definition of "Permitted Acquisition" or "Permitted Acquisition Purchase Price"; or (j) increase the amount of the Total Commitment; or (k) permit any Letter of Credit issued hereunder to expire on or after the Revolving Credit Commitment Termination Date, in each case specified in clauses (a) through (k) above without the written consent of all the Lenders; and PROVIDED, FURTHER, that no such waiver and no such amendment, supplement or modification shall (i) amend, modify, supplement or waive any provision of Article IX hereof with respect to the Administrative Agent without the written consent of the Administrative Agent or (ii) increase the amount of any Lender's Commitment without the written consent of such Lender. Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Company, the Lenders, the Administrative Agent and all future holders of the Notes.

      SECTION 10.05. SUCCESSORS AND ASSIGNS; PARTICIPATIONS. (a) This Agreement shall be binding upon and inure to the benefit of the Company, the Lenders, the Administrative Agent, all future holders of the Notes and their respective successors and assigns, except that the Company may not assign or transfer any of its rights or obligations under this Agreement or any other Loan Document without the prior written consent of each Lender (and any such assignment or transfer without such consent shall be null and void).


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      (b) Any Lender may, in the ordinary course of its commercial banking business and in accordance with applicable law, at any time sell to one or more banks or other financial institutions ("PARTICIPANTS") participating interests in any Loan owing to such Lender, any Note held by such Lender, any Commitment of such Lender or any other interest of such Lender hereunder. In the event of any such sale by a Lender of participating interests to a Participant, such Lender's obligations under this Agreement to the other parties under this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Note for all purposes under this Agreement, and the Company and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. The Company agrees that each Participant shall be entitled to the benefits of Sections 3.07, 3.08, 3.10, 3.13 and 3.14 hereof with respect to its participation in the Commitments and in the Loans and Letters of Credit outstanding from time to time; PROVIDED, HOWEVER, that no Participant shall be entitled to receive any greater amount pursuant to such Sections than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such Participant had no such transfer occurred. No Participant shall have the right to consent to any amendment to, or waiver of, any provision of this Agreement, except the transferor Lender may provide in its agreement with the Participant that such Lender will not, without the consent of the Participant, agree to any amendment or waiver described in clause (a) through clause (k) of Section 10.04 hereof.

      (c) Subject to the last sentence of this paragraph (c) any Lender may, in the ordinary course of its commercial banking business and in accordance with applicable law, at any time sell to any Lender or any domestic banking affiliate thereof, and, with the consent of the Administrative Agent, and, so long as no Default or Event of Default shall have occurred and be continuing, the Company (which in each case shall not be unreasonably withheld, delayed or conditioned), to one or more additional banks or financial institutions ("PURCHASING LENDERS") all or any part of its rights and obligations under this Agreement and the other Loan Documents pursuant to an Assignment and Acceptance Agreement, executed by such Purchasing Lender, such transferor Lender and the Administrative Agent (and, in the case of an Assignment and Acceptance Agreement relating to a Purchasing Lender that is not then a Lender or a domestic banking affiliate thereof, also executed by the Company), and delivered to the Administrative Agent for its acceptance. Upon such execution, delivery and acceptance from and after the effective date specified in such Assignment and Acceptance Agreement,
(i) the Purchasing Lender thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance Agreement, have the rights and obligations of a Lender hereunder with Commitments as set forth therein and (ii) the transferor Lender thereunder shall, to the extent provided in such Assignment and Acceptance Agreement, be released from its obligations under this Agreement arising after such transfer (and, in the case of an Assignment and Acceptance Agreement covering all or the remaining portion of a transferor Lender's rights and obligations under this Agreement, such transferor Lender shall cease to be a party hereto except as to Sections 3.07, 3.08, 3.10 and
10.03 hereof for the period prior to the effective date). Such Assignment and Acceptance Agreement shall be deemed to amend this Agreement to the extent, and only to the extent, necessary to reflect the addition of such Purchasing Lender and the resulting adjustment of Commitment Proportions arising from the purchase by such Purchasing Lender of all or a portion of the rights and obligations of such transferor Lender under or in respect of this Agreement and the Notes. On or prior to the effective date specified in such Assignment and Acceptance Agreement, the Company, at its own expense, shall execute and deliver to the Administrative Agent, in exchange for the surrendered Note, a new Revolving Credit Note to the order of such Purchasing Lender in an amount equal to each Commitments assumed by it pursuant to such Assignment and Acceptance Agreement and, if the transferor Lender has retained any Commitment hereunder, a new Revolving Credit Note to the order of the transferor Lender in an amount equal to such Commitment retained by it hereunder. Such new Notes shall be in a principal amount equal to the principal amount of such surrendered Notes, shall be dated the effective date specified in the Assignment and Acceptance Agreement and shall otherwise be in the form of the Notes replaced thereby. The Notes surrendered by the transferor Lender shall be returned by the Administrative Agent to the Company marked "cancelled". Anything in this Section 10.05 to the contrary notwithstanding, no transfer to a Purchasing Lender shall be made pursuant to this paragraph (c) if (x) such transfer by any one transferor Lender to any one Purchasing Lender (other than a Purchasing Lender which is a Lender hereunder prior to such transfer) is in respect of less than $10,000,000 of the Commitments of such transferor Lender or (y) if less than all of the Commitment of such transferor Lender is transferred, after giving effect to such transfer the amount held by any transferor Lender would be less than $5,000,000.

      (d) The Administrative Agent, on behalf of the Company, shall maintain at its address referred to in Section 10.01 hereof a copy of each Assignment and Acceptance Agreement delivered to it and a register (the "REGISTER") for the recordation of the names and addresses of the Lenders and the commitments of, and principal amount of the Loans owing to, each Lender from time to time. The entries in the Register shall be conclusive, in the absence of demonstrable error and the Company, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register as the owner of the Loans recorded therein for all purposes of this Agreement. The Register shall be available for inspection by the Company or any Lender at any reasonable time and from time to time upon reasonable prior notice.

      (e) Upon its receipt of an Assignment and Acceptance Agreement executed by a transferor Lender and a Purchasing Lender (and, in the case of a Purchasing Lender that is not then a Lender or an Affiliate thereof, by the Company) together with payment by the Purchasing Lender to the Administrative Agent of a registration and processing fee of $3,500 if the Purchasing Lender is not a Lender prior to the execution of an Assignment and Acceptance Agreement and $2,500 if the Purchasing Lender is a Lender prior to the execution of an Assignment and Acceptance Agreement, the Administrative Agent shall (i) accept such Assignment and Acceptance Agreement, (ii) record the information contained therein in the Register, and (iii) give prompt notice of such acceptance and recordation to the Lenders and the Company.

      (f) The Company authorizes each Lender to disclose to any Participant or Purchasing Lender (each, a "TRANSFEREE") and any prospective Transferee any and all financial information in such Lender's possession concerning the Company and its Affiliates which has been delivered to such Lender by or on behalf of the Company pursuant to this Agreement or which has been delivered to such Lender by the Company in connection with such Lender's credit evaluation of the Company and its Subsidiaries prior to entering into this Agreement.

      (g) If, pursuant to this Section 10.05, any interest in this Agreement, a participation agreement, or any Note is transferred to any transferee which is organized under the laws of any jurisdiction other than the United States or any State thereof, the transferor Lender shall cause such Transferee, concurrently with the effectiveness of such transfer, (i) to represent to the transferor Lender (for the benefit of the transferor Lender, the Administrative Agent and the Company) that under applicable law and treaties no taxes will be required to be withheld by the Administrative Agent, the Company, or the transferor Lender with respect to any payments to be made to such Transferee in respect of the Loans, (ii) to furnish to the Administrative Agent, the transferor Lender and the Company the documentation required of Lenders under Section 3.10(c) hereof, and (iii) to agree (for the benefit of the Administrative Agent, the transferor Lender and the Company) to provide the Administrative Agent, the transferor Lender and the Company such additional documentation required by Lenders in the future under Section 3.10(c) hereof.

      (h) Any Lender may at any time pledge or assign or grant a security interest in all or any part of its rights under this Agreement and the other Loan Documents, including any portion of its Notes, to any of the twelve (12) Federal Reserve Banks organized under Section 4 of the Federal Reserve Act, 12 U.S.C. Section 341, provided that no such assignment shall release the transferor Lender from its Commitments or its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party to this Agreement.

      SECTION 10.06. NO WAIVER; CUMULATIVE REMEDIES. Neither any failure nor any delay on the part of any Lender, the Issuing Lender or the Administrative Agent in exercising any right, power or privilege hereunder or under any Note or any other Loan Document shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any other right, power or privilege. The rights, remedies, powers and privileges herein provided or provided in the other Loan Documents are cumulative and not exclusive of any rights, remedies powers and privileges provided by law.

      SECTION 10.07. APPLICABLE LAW. THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OR CHOICE OF LAW.

      SECTION 10.08. SUBMISSION TO JURISDICTION; JURY WAIVER. THE COMPANY HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY FEDERAL OR STATE COURT IN THE STATE OF NEW YORK, COUNTY OF NEW YORK, COUNTY OF NASSAU OR COUNTY OF SUFFOLK IN ANY ACTION, SUIT OR PROCEEDING BROUGHT AGAINST IT AND RELATED TO OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR

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ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, AND TO THE EXTENT
PERMITTED BY APPLICABLE LAW, THE COMPANY HEREBY WAIVES AND AGREES NOT TO ASSERT BY WAY OF MOTION, AS A DEFENSE OR OTHERWISE, IN ANY SUCH SUIT, ACTION OR PROCEEDING ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF SUCH FEDERAL OR STATE COURTS, THAT SUCH SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM, THAT THE VENUE OF SUCH SUIT, ACTION OR PROCEEDING IS IMPROPER, OR THAT THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR ANY OTHER DOCUMENT OR INSTRUMENT REFERRED TO HEREIN OR THEREIN OR THE SUBJECT MATTER HEREOF OR THEREOF MAY NOT BE LITIGATED IN OR BY SUCH FEDERAL OR STATE COURTS. TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE COMPANY AGREES NOT TO (i) SEEK AND HEREBY WAIVES THE RIGHT TO ANY REVIEW OF THE JUDGMENT OF ANY SUCH COURT BY ANY COURT OF ANY OTHER NATION OR JURISDICTION WHICH MAY BE CALLED UPON TO GRANT AN ENFORCEMENT OF SUCH JUDGMENT OR (ii) ASSERT ANY COUNTERCLAIM IN ANY SUCH SUIT, ACTION OR PROCEEDING UNLESS SUCH COUNTERCLAIM IS A COMPULSORY OR MANDATORY COUNTERCLAIM UNDER APPLICABLE LAWS GOVERNING CIVIL PROCEDURE. THE COMPANY AGREES THAT SERVICE OF PROCESS MAY BE MADE UPON IT BY CERTIFIED OR REGISTERED MAIL TO THE ADDRESS FOR NOTICES SET FORTH IN THIS AGREEMENT OR ANY METHOD AUTHORIZED BY THE LAWS OF NEW YORK. EACH PARTY HERETO KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES TO THE EXTENT PERMITTED BY APPLICABLE LAW THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED HEREON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT, THE NOTES OR ANY OTHER LOAN DOCUMENT OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY RELATING THERETO, AND AGREES THAT NO PARTY WILL SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. EXCEPT AS PROHIBITED BY LAW, THE COMPANY HEREBY WAIVES ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY LITIGATION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES. THE COMPANY CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE ADMINISTRATIVE AGENT, THE ISSUING LENDER OR ANY LENDER HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THEY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER. THIS WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR THE LENDERS TO ENTER INTO THIS AGREEMENT AND TO MAKE THE LOANS AND OTHER EXTENSIONS OF CREDIT.

         SECTION 10.09. SEVERABILITY. In case any one or more of the provisions contained


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

in this Agreement, any Note or any other Loan Document should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby.

      SECTION 10.10. RIGHT OF SETOFF. The Company and the Guarantors hereby grant to the Administrative Agent, the Issuing Lender, each Lender and each Affiliate of each Lender, a continuing lien, security interest and right of setoff as security for all liabilities and obligations to the Administrative Agent, the Issuing Lender and each Lender, whether now existing or hereafter arising, upon and against all deposits, credits, collateral and property, now or hereafter in the possession, custody, safekeeping or control of the Administrative Agent, the Issuing Lender, any Lender, any Affiliate of such Lender or any entity under the control of FleetBoston Financial Corporation and its successors or assigns or in transit to any of them. At any time, without demand or notice (any such notice being expressly waived by the Company), the Administrative Agent, the Issuing Lender, each Lender and each Affiliate of each Lender may set off the same or any part thereof and apply the same to any liability or obligation of the Company or any Guarantor even though unmatured and regardless of the adequacy of any other collateral securing this Agreement. ANY AND ALL RIGHTS TO REQUIRE THE ADMINISTRATIVE AGENT, THE ISSUING LENDER, EACH LENDER OR ANY AFFILIATE OF EACH LENDER TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THIS AGREEMENT, PRIOR TO EXERCISING ITS RIGHT OF SETOFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF THE COMPANY OR ANY GUARANTOR, ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED.

      SECTION 10.11. CONFIDENTIALITY. Each of the Administrative Agent and each Lender agrees to keep confidential all non-public information, materials and documents furnished by the Company to the Administrative Agent and the Lenders pursuant to this Agreement (the "Confidential Information"). Notwithstanding the foregoing, such party shall be permitted to disclose Confidential Information
(a) to such of its officers, directors, employees, agents, representatives and professional advisors in any of the transactions contemplated by, or the administration of, this Agreement; (b) to the extent such Confidential Information (i) becomes publicly available other than as a result of a breach of this Section 10.11 by the disclosing party, or (ii) becomes available to such party on a non-confidential basis from a source other than the Company or its Subsidiaries which to such party's knowledge is not prohibited from disclosing such Confidential Information to such party by a contractual or other legal obligation; (c) to the extent the Company or any of its Subsidiaries shall have consented to such disclosure in writing; or (d) to any prospective transferee or participant in connection with any contemplated transfer of the Notes or any interest therein provided such transferee or participant agrees to treat the Confidential Information in a manner consistent with this Section 10.11. Nothing herein shall prohibit the disclosure of Confidential Information required in connection with any litigation or where such disclosure is required pursuant to applicable laws, regulations, court order or similar legal process or requested by any governmental agency or authority; provided, however, in the event that such party is requested or required by law to disclose any of the Confidential Information, such party shall provide the Company with written notice, unless


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

notice is prohibited by law, of any such request or requirement so that the Company may seek a protective order or other appropriate remedy; provided that no such notification shall be required in respect of any disclosure to regulatory authorities having jurisdiction over such party.

      SECTION 10.12. HEADINGS. Section headings used herein are for convenience of reference only and are not to affect the construction of or be taken into consideration in interpreting this Agreement.

      SECTION 10.13. CONSTRUCTION. This Agreement is the result of negotiations between, and has been reviewed by, the Company, the Administrative Agent, the Lenders and their respective counsel. Accordingly, this Agreement shall be deemed to be the product of each party hereto, and no ambiguity shall be construed in favor of or against either the Company, the Administrative Agent, or any Lender.

      SECTION 10.14. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, taken together, shall constitute one and the same instrument.

      SECTION 10.15. SYNDICATION AND DOCUMENTATION AGENTS. The Chase Manhattan Bank, in its capacity as Syndication Agent, and HSBC Bank USA, in its capacity as Documentation Agent, shall have no responsibilities or obligations hereunder, provided that the provisions of this Section 10.15 shall not affect or limit their responsibilities, rights or obligations as Lenders hereunder.

      IN WITNESS WHEREOF, the Company, the Administrative Agent and the Lenders have caused this Agreement to be duly executed by their duly authorized officers, as of the day and year first above written.

                                        VEECO INSTRUMENTS INC.


                                        By:__________________________________
                                        Name:  John F. Rein, Jr.
                                        Title: Executive Vice President/Chief
                                               Financial Officer

REVOLVING CREDIT                   FLEET NATIONAL BANK, AS ADMINISTRATIVE
COMMITMENT: $22,500,000            AGENT, AS A LENDER, AS SWINGLINE LENDER
                                   AND AS ISSUING LENDER


                                   By:_____________________________________
                                   Name: Christopher Mendelsohn
                                   Title: Vice President

                                   Lending Office for Prime Rate Loans:

                                         Fleet National Bank
                                         300 Broad Hollow Road
                                         Melville, New York 11747

                                   Lending Office for Eurocurrency Loans:

                                         Fleet National Bank
                                         300 Broad Hollow Road
                                         Melville, New York 11747

                                   Address for Notices:

                                         Fleet National Bank
                                         300 Broad Hollow Road
                                         Melville, New York 11747
                                         Attention:  Relationship Manager -
                                                     Veeco Instruments Inc.
                                         Telecopy:   (631) 547-7815

REVOLVING CREDIT                   THE CHASE MANHATTAN BANK, AS A LENDER
COMMITMENT: $20,000,000            AND AS SYNDICATION AGENT


                                   By:_____________________________________
                                   Name:
                                   Title:

                                   Lending Office for Prime Rate Loans:

                                         The Chase Manhattan Bank
                                         395 North Service Road
                                         Melville, New York 11747

                                   Lending Office for Eurocurrency Loans in
                                   Dollars:

                                         The Chase Manhattan Bank
                                         395 North Service Road
                                         Melville, New York 11747

                                   Lending Office for Eurocurrency Loans in
                                   Approved Currencies other than Dollars:

                                         The Chase Manhattan Bank
                                         4 Chase MetroTech Center, 15th Floor
                                         Brooklyn, New York 11245

                                   Address for Notices:

                                         The Chase Manhattan Bank
                                         395 North Service Road
                                         Melville, New York 11747
                                         Attention:  Relationship Manager -
                                                     Veeco Instruments Inc.
                                         Telecopy:   (631) 755-0143

REVOLVING CREDIT                   HSBC BANK USA, AS A LENDER AND AS
COMMITMENT: $20,000,000            DOCUMENTATION AGENT


                                   By:_____________________________________
                                   Name:
                                   Title:

                                   Lending Office for Prime Rate Loans:

                                         HSBC Bank USA
                                         Special Lending Dept., 26th Floor
                                         1 HSBC Center
                                         Buffalo, New York 14203

                                   Lending Office for Eurocurrency Loans:

                                         HSBC Bank USA
                                         Special Lending Dept., 26th Floor
                                         1 HSBC Center
                                         Buffalo, New York 14203

                                   Address for Notices:

                                         HSBC Bank USA
                                         534 Broad Hollow Road
                                         Melville, New York 11747
                                         Attention:  Thomas J. Dionian
                                         Telecopy:   (631) 752-4340

REVOLVING CREDIT                   KEY CORPORATE CAPITAL INC., AS
COMMITMENT: $17,500,000            A LENDER


                                   By:_____________________________________
                                   Name:
                                   Title:

                                   Lending Office for Prime Rate Loans:

                                         Key Corporate Capital Inc.
                                         Technology Lending Group
                                         127 Public Square
                                         Cleveland, Ohio 44114

                                   Lending Office for Eurocurrency Loans:

                                         Key Corporate Capital Inc.
                                         Technology Lending Group
                                         127 Public Square
                                         Cleveland, Ohio 44114

                                   Address for Notices:

                                         Key Corporate Capital Inc.
                                         127 Public Square
                                         Cleveland, Ohio 44114
                                         Attention: Technology Lending
                                         Telecopy:  (216) 689-5970

REVOLVING CREDIT                   MELLON BANK, N.A., AS A LENDER
COMMITMENT: $10,000,000

                                   By:_____________________________________
                                   Name:
                                   Title:

                                   Lending Office for Prime Rate Loans:

                                         Mellon Bank Loan Operations Department
                                         701 Market Street
                                         Philadelphia, Pennsylvania 19101-7899

                                   Lending Office for Eurocurrency Loans:

                                         Mellon Bank Loan Operations Department
                                         701 Market Street
                                         Philadelphia, Pennsylvania 19101-7899

                                   Address for Notices (and copies of notices sent to Lending Office):

                                         Mellon Bank, N.A.
                                         176 EAB Plaza, West Tower, 11th Floor
                                         Uniondale, New York 11556
                                         Attention: Christine Gerula
                                         Telecopy:  (516) 338-3070

REVOLVING CREDIT                   THE BANK OF NEW YORK, AS A LENDER
COMMITMENT: $10,000,000

                                   By:_____________________________________
                                   Name:
                                   Title:

                                   Lending Office for Prime Rate Loans:

                                         The Bank of New York
                                         1401 Franklin Avenue
                                         Garden City, New York 11530

                                   Lending Office for Eurocurrency Loans:

                                         The Bank of New York
                                         Grand Cayman Islands Branch
                                         32 Old Slip
                                         New York, New York 10286

                                   Address for Notices:

                                         The Bank of New York
                                         1401 Franklin Avenue
                                         Garden City, New York 11530
                                         Attention: Anita L.P. Schmidt, V.P.
                                         Telecopy:  (516) 294-2055

                                                                SCHEDULE 1.01(a)



                           EXISTING LETTERS OF CREDIT
                           --------------------------

                                                                SCHEDULE 1.01(b)


                                   GUARANTORS
                                   ----------

                                                                SCHEDULE 1.01(c)


                             EXISTING MORTGAGE DEBT
                             ----------------------

                                                                   SCHEDULE 4.11

                           SUBSIDIARIES AND AFFILIATES
                           ---------------------------


NAME OF ENTITY         STATE OF              OWNERS OF SHARES OR INTERESTS
                       INCORPORATION         NAMES AND PERCENTAGES
                       OR FORMATION          OF SHARES OWNED

                                                                   SCHEDULE 4.15


                               CREDIT ARRANGEMENTS
                               -------------------

                                                                   SCHEDULE 7.01


                             PERMITTED INDEBTEDNESS
                             ----------------------

                                                                   SCHEDULE 7.02


                                 EXISTING LIENS
                                 --------------

                                                                   SCHEDULE 7.03


                               EXISTING GUARANTEES
                               -------------------

                                                                       EXHIBIT A

                                     FORM OF
                              REVOLVING CREDIT NOTE

                                       $________________ Nassau County, New York
                  (or the Applicable Currency Equivalent thereof) April 19, 2001

            FOR VALUE RECEIVED, VEECO INSTRUMENTS INC., a Delaware corporation (the "Company"), promises to pay to the order of [_______________________] (the "Lender"), on or before the Revolving Credit Commitment Termination Date, [_____________________] DOLLARS ($______________) or the Applicable Currency
Equivalent thereof, or, if less, the unpaid principal amount of all Revolving Credit Loans made by the Lender to the Company under the Credit Agreement referred to below.

            The Company promises to pay interest on the unpaid principal amount hereof from the date hereof until paid in full at the rates and at the times which shall be determined, and to make principal repayments on this Note at the times which shall be determined, in accordance with the provisions of the Credit Agreement referred to below.

            This Note is one of the "Revolving Credit Notes" referred to in the Credit Agreement, dated as of April 19, 2001, by and among the Company, Fleet National Bank, as Administrative Agent, and the various Lenders (including the Lender) as are, or may from time to time become, parties thereto (as the same may be amended, restated, modified or supplemented from time to time, the "Credit Agreement") and is issued pursuant to and entitled to the benefits of the Credit Agreement to which reference is hereby made for a more complete statement of the terms and conditions under which the Revolving Credit Loans evidenced hereby were made and are to be repaid. Capitalized terms used herein without definition shall have the meanings set forth in the Credit Agreement.

            Each of the Lender and any subsequent holder of this Note agrees, by its acceptance hereof, that before transferring this Note it shall record the date, Type, and amount of each Revolving Credit Loan and the Applicable Currency thereof, and the date and amount of each payment or prepayment of principal of each Revolving Credit Loan previously made hereunder on the grid schedule annexed to this Note; PROVIDED, HOWEVER, that the failure of the Lender or holder to set forth such Revolving Credit Loans, payments and other information on the attached grid schedule shall not in any manner affect the obligation of the Company to repay the Revolving Credit Loans made by the Lender in accordance with the terms of this Note.

            This Note is subject to prepayment pursuant to Section 3.03 of the Credit Agreement.

            Upon the occurrence of an Event of Default, the unpaid balance of the principal amount of this Note together with all accrued but unpaid interest thereon, may become, or may be declared to be, due and payable in the manner, upon the conditions and with the effect provided in the Credit Agreement.

            All payments of principal and interest in respect of this Note shall be made in lawful money of the United States of America (or the appropriate Applicable Currency as provided in the Credit Agreement) in immediately available funds at the office of Fleet National Bank, as Administrative Agent for the Lenders under the Credit Agreement, located at (a) 300 Broad Hollow Road, Melville, New York 11747, with respect to Revolving Credit Loans denominated in Dollars, or (b) the Payment Office with respect to the Applicable Currency, with respect to Revolving Credit Loans denominated in an Approved Currency other than Dollars, or (c) at such other place as shall be designated in writing for such purpose in accordance with the terms of the Credit Agreement.

            No reference herein to the Credit Agreement and no provision of this Note or the Credit Agreement shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the place, at the respective times, and in the currency herein prescribed.

            The Company waives presentment, diligence, demand, protest, and notice of any kind in connection with this Note.

            THIS NOTE SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

            IN WITNESS WHEREOF, the Company has caused this Note to be executed and delivered by its duly authorized officer, as of the day and year and at the place first above written.

                                        VEECO INSTRUMENTS INC.


                                        By:______________________________
                                        Name:
                                        Title:

                                    SCHEDULE

Date   Principal    Type               Applicable    Amount of     Notation
of     Amount of    of      Interest   Interest      Principal     Made
Loan   Loan         Loan    Rate       Period        Paid          By
----   ---------    ----    --------   ----------    ---------     --------

                                                                       EXHIBIT B

                                    FORM OF
                                 SWINGLINE NOTE

                                           $2,000,000    Nassau County, New York
                                                                  April 19, 2001

            FOR VALUE RECEIVED, VEECO INSTRUMENTS INC., a Delaware corporation (the "Company"), promises to pay to the order of FLEET NATIONAL BANK (the "Lender"), on demand and, in any event, on or before the Revolving Credit Commitment Termination Date, TWO MILLION DOLLARS ($2,000,000) or, if less, the unpaid principal amount of all Swingline Loans made by the Lender to the Company under the Credit Agreement referred to below.

            The Company promises to pay interest on the unpaid principal amount hereof from the date hereof until paid in full at the rates and at the times which shall be determined, and to make principal repayments on this Note at the times which shall be determined, in accordance with the provisions of the Credit Agreement referred to below.

            This Note is the "Swingline Note" referred to in the Credit Agreement, dated as of April 19, 2001, by and among the Company, Fleet National Bank, as Administrative Agent, and the various Lenders (including the Lender) as are, or may from time to time become, parties thereto (as the same may be amended, restated, modified or supplemented from time to time, the "Credit Agreement") and is issued pursuant to and entitled to the benefits of the Credit Agreement to which reference is hereby made for a more complete statement of the terms and conditions under which the Swingline Loans evidenced hereby were made and are to be repaid. Capitalized terms used herein without definition shall have the meanings set forth in the Credit Agreement.

            Each of the Lender and any subsequent holder of this Note agrees, by its acceptance hereof, that before transferring this Note it shall record the date and amount of each Swingline Loan and the date and amount of each payment or prepayment of principal of each Swingline Loan previously made hereunder on the grid schedule annexed to this Note; PROVIDED, HOWEVER, that the failure of the Lender or holder to set forth such Swingline Loans, payments and other information on the attached grid schedule shall not in any manner affect the obligation of the Company to repay the Swingline Loans made by the Lender in accordance with the terms of this Note.

            This Note is subject to prepayment pursuant to Section 3.03 of the Credit Agreement.

            Upon the occurrence of an Event of Default, the unpaid balance of the principal amount of this Note together with all accrued but unpaid interest thereon, may become, or may be declared to be, due and payable in the manner, upon the conditions and with the effect provided in the Credit Agreement.

            All payments of principal and interest in respect of this Note shall be made in lawful money of the United States of America in immediately available funds at the office of Fleet National Bank, located at 300 Broad Hollow Road, Melville, New York 11747, or at such other place as shall be designated in writing for such purpose in accordance with the terms of the Credit Agreement.

            No reference herein to the Credit Agreement and no provision of this Note or the Credit Agreement shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the place, at the respective times, and in the currency herein prescribed.

            The Company waives presentment, diligence, demand, protest, and notice of any kind in connection with this Note.

            THIS NOTE SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

            IN WITNESS WHEREOF, the Company has caused this Note to be executed and delivered by its duly authorized officer, as of the day and year and at the place first above written.

                                            VEECO INSTRUMENTS INC.


                                            By:
                                               --------------------
                                            Name:
                                            Title:

                                    SCHEDULE

Date         Principal                          Amount of        Notation
 of          Amount of          Interest        Principal        Made
Loan         Loan                 Rate            Paid             By
----         ---------          --------        ---------        --------

                                                                       EXHIBIT C

                                    GUARANTY

      THIS GUARANTY is entered into as of the 19th day of April, 2001, by EACH OF THE UNDERSIGNED (each a "Guarantor" and, collectively, the "Guarantors") in favor of and for the benefit of the Agent and the Lenders, as defined in the Credit Agreement referred to below.

                                    RECITALS

      A. Pursuant to a Credit Agreement dated the date hereof, by and among Veeco Instruments Inc. (the "Company"), Fleet National Bank, as Administrative Agent, and the various Lenders as are or may from time to time become parties thereto (as the same may be amended, modified, restated or supplemented from time to time, the "Credit Agreement"), the Company will receive Loans and other financial accommodations from the Agent and Lenders and will incur Obligations.

      B. The Guarantors, being members of a group of entities affiliated with the Company and being engaged in related businesses will receive direct and indirect benefits from such Loans and financial accommodations.

      C. Each Guarantor wishes to grant the Agent and Lenders security and assurance in order to secure the payment and performance by the Company of all of its present and future Obligations, and, to that effect, to guaranty the Obligations as set forth herein.

      Accordingly, each Guarantor hereby agrees as follows:

      1. GUARANTY.

            (a) Each Guarantor, jointly and severally, absolutely, unconditionally and irrevocably guarantees to the Agent and the Lenders the full and punctual payment by the Company, when due, whether at the stated due date, by acceleration or otherwise, of all Obligations of the Company, howsoever created, arising or evidenced, voluntary or involuntary, whether direct or indirect, absolute or contingent now, or hereafter existing or owing to the Agent or the Lenders under the Credit Agreement, the Notes or the other Loan Documents (collectively, the "Guaranteed Obligations"). This Guaranty is an absolute, unconditional, continuing guaranty of payment and not of collection of the Guaranteed Obligations and includes Guaranteed Obligations arising from successive transactions which shall either continue such Guaranteed Obligations or from time to time renew such Guaranteed Obligations after the same have been satisfied. This Guaranty is in no way conditioned upon any attempt to collect from the Company or upon any other event or contingency, and shall be binding upon and enforceable against each

Guarantor without regard to the validity or enforceability of the Credit Agreement, the Notes or any other Loan Document or of any term of any thereof. If for any reason the Company shall fail or be unable duly and punctually to pay any of the Guaranteed Obligations (including, without limitation, amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. ss. 362(a)), each Guarantor will forthwith pay the same, in cash, immediately upon demand.

            (b) In the event the Credit Agreement, any Note or any other Loan Document shall be terminated as a result of the rejection thereof by any trustee, receiver or liquidating agent of the Company or any of its properties in any bankruptcy, insolvency, reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar proceeding, each Guarantor's obligations hereunder shall continue to the same extent as if the Credit Agreement, such Note or such other Loan Document had not been so rejected.

            (c) Each Guarantor shall pay all out-of-pocket costs, expenses (including, without limitation, reasonable attorneys' fees and disbursements) and damages incurred in connection with the enforcement of this Guaranty and of the Guaranteed Obligations of the Company under the Credit Agreement or the Note or any other Loan Document to the extent that such costs, expenses and damages are not paid by the Company pursuant to the respective documents.

            (d) Each Guarantor further agrees that if any payment made by the Company or any Guarantor to the Agent or the Lenders on any Obligation or Guaranteed Obligation, as applicable, is rescinded, recovered from or repaid by the Agent or the Lenders, in whole or in part, in any bankruptcy, insolvency or similar proceeding instituted by or against the Company or any Guarantor, or otherwise, this Guaranty shall continue to be fully applicable to such Guaranteed Obligation to the same extent as though the payment so recovered or repaid had never originally been made on such Guaranteed Obligation.

            (e) If any Event of Default shall have occurred and be continuing, the Agent, the Lenders, and any Affiliate of the Agent or any Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Agent or the Lenders, or any Affiliate of the Agent or a Lender to or for the credit or the account of any Guarantor against any of and all the obligations of any Guarantor now or hereafter existing under this Guaranty, irrespective of whether or not the Agent or any Lender shall have made any demand hereunder and although such obligations may be unmatured. The rights under this paragraph 1(e) are in addition to other rights and remedies (including other rights of set off) which the Agent and the Lenders may have.

      2. GUARANTY CONTINUING, ABSOLUTE, UNLIMITED.

            The obligations of each Guarantor hereunder shall be continuing, absolute, irrevocable, unlimited and unconditional, shall not be subject to any counterclaim, set-off, deduction or defense based upon any claim any Guarantor may have against the Agent, any Lender or the Company or any other person, and shall remain in full force and effect without regard to, and, to the fullest extent permitted by applicable law, shall not be released, discharged or in any way affected by, any circumstance or condition (whether or not any Guarantor shall have any knowledge or notice thereof) whatsoever which might constitute a legal or equitable discharge or defense including, but not limited to, (a) any express or implied amendment, modification or supplement to the Credit Agreement, any Note, or any other Loan Document or any other agreement referred to in any thereof, or any other instrument applicable to the Company or to the Loans, or the Letters of Credit or any part thereof; (b) any failure on the part of the Company to perform or comply with the Credit Agreement, any Note or any other Loan Document or any failure of any other Person to perform or comply with any term of the Credit Agreement, any Note, or any other Loan Document or any other agreement as aforesaid; (c) any waiver, consent, change, extension, indulgence or other action or any action or inaction under or in respect of the Credit Agreement, any Note, or any other Loan Document or any other agreement as aforesaid, whether or not the Agent, any Lender, the Company or any Guarantor has notice or knowledge of any of the foregoing; (d) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or similar proceeding with respect to the Company, or its properties or its creditors, or any action taken by any trustee or receiver or by any court in any such proceeding; (e) any furnishing or acceptance of additional security or any release of any security; (f) to the extent unrelated to any specific agreement between the parties, any limitation on the liability or obligations of the Company under the Credit Agreement, any Note or any other Loan Document or any termination, cancellation, frustration, invalidity or unenforceability, in whole or in part, of the Credit Agreement, any Note, this Guaranty or any other Loan Document or any term of any thereof; (g) any lien, charge or encumbrance on or affecting any Guarantor's or any of the Company's respective assets and properties; (h) any act, omission or breach on the part of the Agent or any Lender under the Credit Agreement, any Note or any other Loan Document (so long as such act, omission or breach does not constitute any wilful misconduct of the Agent or such Lender) or any other agreement at any time existing between the Agent, any Lender and the Company or any law, governmental regulation or other agreement applicable to the Agent, any Lender or any Loan; (i) any claim as a result of any other dealings among the Agent, any Lender, any Guarantor or the Company; (j) the assignment of this Guaranty, the Credit Agreement, any Note or any other Loan Document by the Agent or any Lender to any other Person; (k) any change in the name of the Agent, any Lender, the Company or any other Person referred to herein; or (l) the release of an obligor or any other Guarantor of its obligations under the Loan Documents.

      3. WAIVER.

            Each Guarantor unconditionally waives, to the fullest extent permitted by applicable law: (a) notice of any of the matters referred to in
Section 2 hereof, except as expressly provided herein; (b) all notices which may be required by statute, rule of law or otherwise to preserve any rights against any Guarantor hereunder, including, without limitation, notice of the acceptance of this Guaranty, or the creation, renewal, extension, modification or accrual of the Guaranteed Obligations or notice of any other matters relating thereto, any presentment, demand, notice of dishonor, protest, nonpayment of any damages or other amounts payable under the Credit Agreement, any Note or any other Loan Documents; (c) any requirement for the enforcement, assertion or exercise of any right, remedy, power or privilege under or in respect of the Credit Agreement, any Note or any other Loan Documents, including, without limitation, diligence in collection or protection of or realization upon the Guaranteed Obligations or any part thereof or any collateral therefor; (d) any requirement of diligence;
(e) any requirement to mitigate the damages resulting from a default by the Company under the Credit Agreement, any Note or any other Loan Documents; (f) the occurrence of every other condition precedent to which any Guarantor or the Company may otherwise be entitled; (g) the right to require the Agent or the Lenders to proceed against the Company or any other Person liable on the Guaranteed Obligations, to proceed against or exhaust any security held by the Company or any other person, or to pursue any other remedy in the Agent's or any Lender's power whatsoever; and (h) the right to have the property of the Company first applied to the discharge of the Guaranteed Obligations.

            The Agent and the Lenders may, at their election, exercise any right or remedy they may have against the Company without affecting or impairing in any way the liability of any Guarantor hereunder and each Guarantor waives, to the fullest extent permitted by applicable law, any defense arising out of the absence, impairment or loss of any right of reimbursement, contribution or subrogation or any other right or remedy of any Guarantor against the Company, whether resulting from such election by the Agent or the Lenders or otherwise. Each Guarantor waives any defense arising by reason of any disability or other defense of the Company or any Guarantor or by reason of the cessation for any cause whatsoever of the liability, either in whole or in part, of the Company to the Agent and the Lenders for the Guaranteed Obligations.

            Each Guarantor assumes the responsibility for being and keeping informed of the financial condition of the Company and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and agrees that neither the Agent nor the Lenders shall have any duty to advise any Guarantor of information regarding any condition or circumstance or any change in such condition or circumstance. Each Guarantor acknowledges that neither the Agent nor the Lenders have made any representations to any Guarantor concerning the financial condition of the Company.

      4. REPRESENTATIONS AND COVENANTS OF EACH GUARANTOR.

            (a) The representations and warranties contained in Article IV of the Credit Agreement, to the extent they relate and are applicable to a Guarantor, are true and correct as of the date hereof and the Agent and the Lenders are entitled to rely on such representations and warranties to the same extent as though the same were set forth in full herein.

            (b) Each Guarantor hereby agrees to perform the covenants contained in Article VI and Article VII of the Credit Agreement, to the extent they relate and are applicable to the Guarantor, and the Agent and the Lenders are entitled to rely on such agreement to perform such covenants to the same extent as though the same were set forth in full herein.

      5. PAYMENTS.

            Each payment by each Guarantor to the Agent and the Lenders under this Guaranty shall be made in the time, place and manner provided for payments in the Credit Agreement without set-off or counterclaim to the account at which such payment is required to be paid by the Company under the Credit Agreement.

      6. PARTIES.

            This Guaranty shall inure to the benefit of the Agent, the Lenders and their respective permitted successors, assigns or transferees, and shall be binding upon the Guarantors and their respective successors and assigns. No Guarantor may delegate any of its duties under this Guaranty without the prior written consent of the Agent and the Lenders (and any such delegation without such consent shall be null and void).

      7. NOTICES.

            Any notice shall be conclusively deemed to have been received by a party hereto and to be effective on the day on which delivered to such party at the address set forth below, or if sent by registered or certified mail, on the third Business Day after the day on which mailed in the United States, addressed to such party at said address:

            (a) if to the Agent and/or the Lenders,

                Fleet National Bank
                as Administrative Agent
                300 Broad Hollow Road
                Melville, New York 11747
                Attention: Relationship Manager - Veeco Instruments Inc.
                Telecopy:  (631) 547-7815

            (b) if to a Guarantor,

                         c/o Veeco Instruments Inc.
                         Terminal Drive
                         Plainview, New York 11803
                         Attention: Treasurer
                         Telecopy:  (516) 349-5990

                With a copy to:

                         Veeco Instruments Inc.
                         Terminal Drive

                         Plainview, New York 11803
                         Attention: General Counsel
                         Telecopy:  (516) 349-9079

            (c) as to each such party at such other address as such
                party shall have designated to the other in a written notice complying as to delivery with the provisions of this Section 7.

      8. REMEDIES.

            Each Guarantor stipulates that the remedies at law in respect of any default or threatened default by a Guarantor in the performance of or compliance with any of the terms of this Guaranty are not and will not be adequate, and that any of such terms may be specifically enforced by a decree for specific performance or by an injunction against violation of any such terms or otherwise.

      9. RIGHTS TO DEAL WITH THE COMPANY.

            At any time and from time to time, without terminating, affecting or impairing the validity of this Guaranty or the obligations of any Guarantor hereunder, the Agent and the Lenders may deal with the Company in the same manner and as fully as if this Guaranty did not exist and shall be entitled, among other things, to grant the Company, without notice or demand and without affecting any Guarantor's liability hereunder, such extension or extensions of time to perform, renew, compromise, accelerate or otherwise change the time for payment of or otherwise change the terms of indebtedness or any part thereof contained in or arising under the Credit Agreement, any Note or any other Loan Documents, or to waive any obligation of the Company to perform, any act or acts as the Agent and the Lenders may deem advisable.

      10. SUBROGATION.

            (a) Upon any payment made or action taken by a Guarantor pursuant to this Guaranty, such Guarantor shall, subject to the provisions of Sections 10(b) and (c) hereof, be fully subrogated to all of the rights of the Agent and the Lenders against the Company arising out of the action or inaction of the Company for which such payment was made or action taken by such Guarantor.

            (b) Any claims of such Guarantor against the Company arising from payments made or actions taken by such Guarantor pursuant to the provisions of this Guaranty shall be in all respects subordinate to the full and complete or final and indefeasible payment or performance and discharge, as the case may be, of all amounts, obligations and liabilities, the payments or performance and discharge of which are guaranteed by this Guaranty, and no payment hereunder by a Guarantor shall give rise to any claim of such Guarantor against the Agent and the Lenders.


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

            (c) Notwithstanding anything to the contrary contained in this
Section 10, no Guarantor shall be subrogated to the rights of the Agent and the Lenders against the Company until all of the Obligations of the Company have been paid finally and indefeasibly in full, and that subrogation shall be suspended upon the occurrence of the events described in Section 1(d) hereof until the Agent and the Lenders are indefeasibly paid in full.

      11. SURVIVAL OF REPRESENTATIONS, WARRANTIES, ETC.

            All representations, warranties, covenants and agreements made herein, including representations and warranties deemed made herein, shall survive any investigation or inspection made by or on behalf of the Agent and the Lenders and shall continue in full force and effect until all of the obligations of the Guarantors under this Guaranty shall be fully performed in accordance with the terms hereof, and until the payment in full of the Guaranteed Obligations.

      12. GOVERNING LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL. THIS GUARANTY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICT OR CHOICE OF LAW. EACH GUARANTOR HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY FEDERAL OR STATE COURT IN THE STATE OF NEW YORK, COUNTY OF NEW YORK, COUNTY OF NASSAU OR COUNTY OF SUFFOLK IN ANY ACTION, SUIT OR PROCEEDING BROUGHT AGAINST IT AND RELATED TO OR IN CONNECTION WITH THIS GUARANTY OR THE TRANSACTIONS CONTEMPLATED HEREBY, AND TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH GUARANTOR HEREBY WAIVES AND AGREES NOT TO ASSERT BY WAY OF MOTION, AS A DEFENSE OR OTHERWISE IN ANY SUCH SUIT, ACTION OR PROCEEDING, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF SUCH FEDERAL OR STATE COURTS, THAT SUCH SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM, THAT THE VENUE OF SUCH SUIT, ACTION OR PROCEEDING IS IMPROPER, OR THAT THIS GUARANTY OR ANY DOCUMENT OR ANY INSTRUMENT REFERRED TO HEREIN OR THEREIN OR THE SUBJECT MATTER HEREOF OR THEREOF MAY NOT BE LITIGATED IN OR BY SUCH FEDERAL OR STATE COURTS. TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH GUARANTOR AGREES NOT TO
(i) SEEK AND HEREBY WAIVES THE RIGHT TO ANY REVIEW OF THE JUDGMENT OF ANY SUCH COURT BY ANY COURT OF ANY OTHER NATION OR JURISDICTION WHICH MAY BE CALLED UPON TO GRANT AN ENFORCEMENT OF SUCH JUDGMENT OR (ii) ASSERT ANY COUNTERCLAIM IN ANY SUCH SUIT, ACTION OR PROCEEDING UNLESS SUCH COUNTERCLAIM IS A COMPULSORY OR MANDATORY COUNTERCLAIM UNDER APPLICABLE LAWS GOVERNING CIVIL PROCEDURE. EACH GUARANTOR AGREES THAT SERVICE OF PROCESS MAY BE MADE UPON IT BY CERTIFIED OR REGISTERED MAIL TO THE ADDRESS FOR NOTICES SET FORTH IN THIS GUARANTY OR ANY METHOD AUTHORIZED BY THE LAWS OF NEW YORK. THE ADMINISTRATIVE AGENT,


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THE LENDERS AND EACH GUARANTOR KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE,
TO THE EXTENT PERMITTED BY APPLICABLE LAW, ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS GUARANTY, THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY RELATING THERETO, AND AGREES THAT NO PARTY WILL SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. EXCEPT AS PROHIBITED BY LAW, EACH GUARANTOR HEREBY WAIVES ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY LITIGATION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES. EACH GUARANTOR CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE ADMINISTRATIVE AGENT OR ANY LENDER HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THEY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER. THIS WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR THE LENDERS TO ENTER INTO THE CREDIT AGREEMENT.

      13. MISCELLANEOUS.

            (a) All capitalized terms used herein and not defined herein shall have the meanings specified in the Credit Agreement.

            (b) This Guaranty is the joint and several obligation of each Guarantor, and may be enforced against each Guarantor separately, whether or not enforcement of any right or remedy hereunder has been sought against any other Guarantor. Each Guarantor acknowledges that its obligations hereunder will not be released or affected by the failure of the other Guarantors to execute the Guaranty or by a determination that all or a part of this Guaranty with respect to any other Guarantor is invalid or unenforceable.

            (c) If any term of this Guaranty or any application thereof shall be invalid or unenforceable, the remainder of this Guaranty and any other application of such term shall not be affected thereby.

            (d) Any term of this Guaranty may be amended, waived, discharged or terminated only by a written agreement executed by each Guarantor and by the Agent (acting with the required consent of the Lenders as provided in the Credit Agreement).

            (e) The headings in this Guaranty are for purposes of reference only and shall not limit or define the meaning hereof.


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

            (f) No delay or omission by the Agent or a Lender in the exercise of any right under this Guaranty shall impair any such right, nor shall it be construed to be waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise of any other right.

         IN WITNESS WHEREOF, the undersigned have caused this Guaranty to be executed and delivered as of the day and year first above written.

                                           [INSERT SIGNATURE BLOCKS FOR
                                           ALL GUARANTORS]


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

                                                                     EXHIBIT D-1

                                    FORM OF
                            COMPANY PLEDGE AGREEMENT

      PLEDGE AGREEMENT, (the "Agreement") dated as of April 19, 2001, by and between VEECO INSTRUMENTS INC., a Delaware corporation, having an office at Terminal Drive, Plainview, New York 11803 (the "Pledgor") and FLEET NATIONAL BANK, a national banking association organized under the laws of the United States of America, having an office at 300 Broad Hollow Road, Melville, New York 11747, as Administrative Agent for the ratable benefit of the Lenders (as those terms are defined in the Credit Agreement referred to below) (in such capacity, the "Pledgee").

                                    RECITALS

      A. The Pledgor and the Pledgee, as Administrative Agent, and the Lenders party thereto, have entered into a Credit Agreement dated as of April 19, 2001 (as the same may be hereafter amended, modified, restated or supplemented from time to time, the "Credit Agreement") pursuant to which the Pledgor will receive Loans and other financial accommodations from the Lenders and will incur Obligations.

      B. The Pledgor is the beneficial owner of that percentage of the issued and outstanding capital stock or membership or other equity interests of each Non-Domestic Subsidiary listed on Schedule A attached hereto (collectively, the "Pledged Companies") as indicated on such Schedule A.

      C. In order to induce the Lenders to extend credit to the Pledgor on and after the date hereof as provided in the Credit Agreement, the Pledgor wishes to grant to the Pledgee for the ratable benefit of the Lenders security and assurance in order to secure the payment and performance of all Obligations, and to that effect to pledge to the Pledgee for the ratable benefit of the Lenders, 65% of all of the issued and outstanding capital stock of the Pledged Companies which are corporations (the "Pledged Shares") and 65% of all of the membership or other equity interests in the other Pledged Companies (the "Pledged Rights", together with the Pledged Shares, collectively, the "Pledged Interests") including, without limitation, the Pledged Interests listed opposite the name of the Pledgor as more particularly described on Schedule A and, with respect to the Pledged Shares, as represented by the stock certificates referenced thereon.

      Accordingly, the parties hereto agree as follows:

         1. SECURITY INTEREST. As security for the Obligations, including any and all renewals or extensions thereof, the Pledgor hereby delivers, pledges and assigns to the Pledgee for the ratable benefit of the Lenders and creates in the Pledgee for the ratable benefit of the Lenders a first security interest in all of the Pledgor's right, title and interest in and to all of the Pledged


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Interests, together with all rights and privileges of the Pledgor with respect thereto, all proceeds, income and profits thereof and all property received with respect to the Pledged Interests in addition thereto, in exchange thereof or in substitution therefor (collectively, the "Collateral"). The Pledgor has delivered to the Pledgee, with respect to the Pledged Shares existing on the date hereof, certificates evidencing such Pledged Shares, together with undated stock powers duly executed in blank by the Pledgor.

      2. STOCK DIVIDENDS, OPTIONS, OR OTHER ADJUSTMENTS. Subject to Section 3 hereof, the Pledgee shall receive, as Collateral, any and all additional shares of stock, membership interests or any other property of any kind distributable on or by reason of the Collateral pledged hereunder, whether in the form of or by way of dividends, warrants, partial liquidation, conversion, prepayments or redemptions (in whole or in part), liquidation, or otherwise with the exceptions of cash dividends or other cash distributions to the extent permitted under
Section 7(a) hereof. If any additional shares of capital stock, instruments, or other property in respect of the Pledged Interests against which a security interest can only be perfected by possession by the Pledgee, which are distributable on or by reason of the Collateral pledged hereunder, shall come into the possession or control of the Pledgor, the Pledgor shall hold or control in trust for Pledgee and the Lenders and forthwith transfer and deliver the same to the Pledgee subject to the provisions hereof.

      3. DELIVERY OF SHARE CERTIFICATES; STOCK POWERS; DOCUMENTS. The Pledgor agrees to deliver all share certificates, undated stock powers duly executed in blank, documents, agreements, financing statements, amendments thereto, assignments or other writings as the Pledgee may request to carry out the terms of this Agreement or to protect or enforce the lien and security interest in the Collateral hereunder granted hereby to the Pledgee for the ratable benefit of the Lenders and further agrees to do and cause to be done, upon the Pledgee's request, all things reasonably determined by the Pledgee to be necessary to perfect and keep in full force the lien in the Collateral hereunder granted hereby in favor of the Pledgee for the ratable benefit of the Lenders, including, but not limited to, the prompt payment of all documented out-of-pocket fees and expenses incurred in connection with any filings made to perfect or continue the lien and security interest in the Collateral hereunder granted hereby in favor of the Pledgee for the ratable benefit of the Lenders. The Pledgor agrees to make appropriate entries upon its books and records (including without limitation its stock record and transfer books) disclosing the lien against the Collateral hereunder granted hereby to the Pledgee for the ratable benefit of the Lenders hereunder. The Pledgor further agrees to promptly deliver to the Pledgee, or cause the corporation or other entity issuing the Collateral to deliver directly to the Pledgee, share certificates or other documents representing Collateral acquired or received after the date of this Agreement with an undated stock power duly executed by the Pledgor in blank PROVIDED that the Pledgor shall not be required to pledge any portion of any Pledged Interest in any Pledged Company which when aggregated with all of the other Pledged Interests in such Pledged Company pledged to the Pledgee pursuant to this or any other Pledge Agreement would exceed 65% of the Pledged Interests in such Pledged Company entitled to vote (within the meaning of Treasury Regulation Section 1.956-2(c)(2) promulgated under the Code) (on a fully diluted basis) pledged to the Pledgee under this Agreement and such other Pledge Agreements; provided that,


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

if, as a result of any change in the tax laws of the United States of America after the date of this Agreement, the pledge by the Pledgor of any additional Pledged Interests in excess of 65% under this Agreement and any other Pledge Agreement would not result in an increase in the aggregate net consolidated tax liabilities of the Pledgor and such Pledged Company, then promptly after the change in such laws, all such additional Pledged Interests shall be so pledged under this Agreement or such other Pledge Agreement, as applicable. In no event shall the Pledgor be required to pledge any of the assets of any Subsidiary that is a controlled foreign corporation, as defined in Section 957(a) of the Code, including, but not limited to the stock of any Subsidiary held directly or indirectly by any such Subsidiary. If at any time the Pledgee notifies the Pledgor that additional stock powers or other similar instruments endorsed in blank with respect to the Collateral are required, the Pledgor shall promptly execute in blank and deliver such stock powers as the Pledgee may request.

      4. POWER OF ATTORNEY. The Pledgor hereby constitutes and irrevocably appoints the Pledgee, with full power of substitution and revocation by the Pledgee, as Pledgor's true and lawful attorney-in-fact, to the full extent permitted by law, at any time or times when an Event of Default has occurred and is continuing, to affix to certificates and documents representing the Collateral the stock powers delivered with respect thereto, to transfer or cause the transfer of the Collateral, or any part thereof on the books of the corporation or other entity issuing the same, to the name of the Pledgee or the Pledgee's nominee and thereafter to exercise as to such Collateral all the rights, powers and remedies of an owner. The power of attorney granted pursuant to this Agreement and all authority hereby conferred are granted and conferred solely to protect the Pledgee's and the Lenders' interest in the Collateral and shall not impose any duty upon the Pledgee to exercise any power. Subject to
Section 11 hereof, this power of attorney shall be irrevocable as one coupled with an interest.

      5. INDUCING REPRESENTATIONS OF THE PLEDGOR. The Pledgor makes the following representations and warranties to the Pledgee and the Lenders; each and all of which shall survive the execution and delivery of this Agreement:

            (a) The information concerning the Pledged Companies and the Pledgor's beneficial ownership of the Pledged Interests thereof that is contained in Schedule A is correct in all respects.

            (b) The Pledgor is the sole legal and beneficial owner of, and has good and indefeasible title to, the Pledged Interests pledged by the Pledgor, free and clear of all pledges, liens, security interests and other encumbrances and restrictions on the transfer and assignment thereof, other than the security interest created by this Agreement or as otherwise expressly permitted pursuant to the Credit Agreement, and has the unqualified right and authority to execute this Agreement and to pledge the Collateral to the Pledgee as provided for herein.

            (c) There are no outstanding options, warrants or other agreements to which the Pledged Companies or the Pledgor is a party with respect to the Pledged Interests pledged by the Pledgor.


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

            (d) The Pledged Shares pledged by the Pledgor have been validly issued and are fully paid and non-assessable; the holder or holders of the Pledged Interests are not and will not be subject to any personal liability as such holder under any applicable law; and are not subject to any charter, by-law, statutory, contractual or other restrictions governing their issuance, transfer, ownership or control.

            (e) Any consent, approval or authorization of or designation or filing with any authority on the part of the Pledgor which is required in connection with the pledge and security interest granted under this Agreement has been obtained or effected.

            (f) The execution and delivery of this Agreement by the Pledgor, and the performance by the Pledgor of its obligations hereunder, will not result in a violation of any mortgage, indenture, contract, instrument, judgment, decree, order, statute, rule or regulation to which the Pledgor is subject, which violation could reasonably be expect to have a Material Adverse Effect.

            (g) The Pledgor has delivered to the Pledgee all instruments and stock certificates, if any, representing the Pledged Shares, duly endorsed in blank or accompanied by an assignment or assignments sufficient to transfer title thereto. There are neither any instruments or certificates evidencing the Pledged Rights nor registration books in which ownership of the Pledged Rights is recorded.

      6. OBLIGATIONS OF THE PLEDGOR. The Pledgor hereby covenants and agrees with the Pledgee and the Lenders as follows:

            (a) The Pledgor will not sell, transfer or convey any interest in, or suffer or permit any lien or encumbrance to be created upon or with respect to, any of the Collateral (other than as created under this Agreement and Permitted Liens) during the term of the pledge established hereby.

            (b) The Pledgor will, at its own expense, at any time and from time to time at the Pledgee's request, do, make, procure, execute and deliver all acts, things, writings, assurances and other documents as may be reasonably required by the Pledgee to further enhance, preserve, establish, demonstrate or enforce the Pledgee's rights, interests and remedies created by, provided in, or emanating from, this Agreement.

            (c) The Pledgor agrees, except with respect to the Pledged Shares, that (i) it shall not permit any Pledged Company to issue certificates representing the Pledged Interests without the Pledgee's written consent and
(ii) it shall cause each Pledged Company to issue certificates with respect to any Pledged Interests at the Pledgee's request.

      7. RIGHTS OF THE PLEDGOR. So long as no Event of Default has occurred and is continuing, and so long as the Pledgee has not transferred the Collateral to its own name under


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Section 8 hereof:

            (a) The Pledgor shall be entitled to receive and retain any cash dividends and other cash distributions paid on the Collateral, in each case, solely to the extent permitted pursuant to the Credit Agreement.

            (b) The Pledgor shall be entitled to vote or consent or grant waivers or ratifications with respect to the Collateral in any manner not inconsistent with this Agreement, the Credit Agreement or any other Loan Document. The Pledgor hereby grants to the Pledgee an irrevocable proxy to vote the Collateral, which proxy shall be effective immediately upon the occurrence of and during the continuance of an Event of Default or registration of the Collateral in the name of the Pledgee pursuant to Section 8 hereof. Upon request of the Pledgee, the Pledgor agrees to deliver to the Pledgee such further evidence of such irrevocable proxy or such further irrevocable proxy to vote the Collateral during the continuance of an Event of Default as the Pledgee may request.

      8. RIGHTS OF THE PLEDGEE. At any time when an Event of Default has occurred and is continuing, the Pledgee may in its sole discretion:

            (a) Cause the Collateral to be transferred to its name or to the name of its nominee or nominees and thereafter exercise as to such Collateral all of the rights, powers and remedies of an owner.

            (b) Collect by legal proceedings or otherwise all dividends, interest, principal payments, capital distributions and other sums now or hereafter payable on account of said Collateral, and hold the same as part of the Collateral, or apply the same to any of the Obligations in such manner and order as the Pledgee may decide in its sole discretion.

            (c) Enter into any extension, subordination, reorganization, deposit, merger, or consolidation agreement, or any other agreement relating to or affecting the Collateral, and in connection therewith deposit or surrender control of the Collateral thereunder, and accept other property in exchange therefor and hold and apply such property or money so received in accordance with the provisions hereof.

            (d) Discharge any taxes, liens, security interests or other encumbrances levied or placed on the Collateral or pay for the maintenance and preservation of the Collateral; the amount of such payments, plus any and all fees, costs and expenses of the Pledgee (including reasonable attorneys' fees and disbursements) in connection therewith shall, at the Pledgee's option, be
(i) reimbursed by the Pledgor on demand, with interest thereon from the date paid by Pledgee at two percent (2%) per annum above the Prime Rate or (ii) added to the Obligations secured hereby.

      9. EVENT OF DEFAULT; REMEDIES. Upon the occurrence and continuance of an Event of Default:


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            (a) In addition to all the rights and remedies of a secured party under applicable law, the Pledgee shall have the right, without demand of performance or other demand, advertisement or notice of any kind, except as specified below, to or upon Pledgor or any other Person (all and each of which demands, advertisements and/or notices are hereby expressly waived to the extent permitted by law), to proceed forthwith to collect, receive, appropriate and realize upon the Collateral, or any part thereof and to proceed forthwith to sell, assign, give an option or options to purchase, contract to sell, or otherwise dispose of and deliver the Collateral or any part thereof in one or more parcels at public or private sale or sales at any stock exchange or broker's board or at any of the Pledgee's offices or elsewhere at such prices and on such terms (including, without limitation, a requirement that any purchaser of all or any part of the Collateral shall be required to purchase any securities constituting the Collateral solely for investment and without any intention to make a distribution thereof) as the Pledgee in its sole and absolute discretion deems appropriate without any liability for any loss due to decrease in the market value of the Collateral during the period held. The Pledgee agrees that if notice of sale shall be required by law such notification shall be deemed reasonable and properly given if mailed to the Pledgor, postage prepaid, at least ten (10) days before any such disposition, to the address indicated in Section 13(c) below. Any disposition of the Collateral or any part thereof may be for cash or on credit or for future delivery without assumption of any credit risk, with the right of the Pledgee to purchase all or any part of the Collateral so sold at any such sale or sales, public or private, free of any equity or right of redemption in the Pledgor, which right or equity is, to the extent permitted by applicable law, hereby expressly waived and released by the Pledgor.

            (b) All of the Pledgee's rights and remedies, including but not limited to the foregoing, shall be cumulative and not exclusive and shall be enforceable alternatively, successively or concurrently as the Pledgee may deem expedient.

            (c) The Pledgee may elect to obtain (at the Pledgor's expense) the advice of any independent investment banking firm with respect to the method and manner of sale or other disposition of any of the Collateral, the best price reasonably obtainable therefor, the consideration of cash and/or credit terms, or any other details concerning such sale or disposition. The Pledgee, in its sole discretion, may elect to sell on such credit terms which it deems reasonable. The sale of any of the Collateral on credit terms shall not relieve the Pledgor of its liability under any Loan Document until its Obligations have been paid in full. All payments received by the Pledgee in respect of a sale of Collateral shall be applied to the Obligations in the manner provided in Section 10 hereof, as and when such payments are received.

            (d) The Pledgor recognizes that the Pledgee may be unable to effect a public sale of all or a part of the Collateral by reason of certain prohibitions contained in any applicable securities law, but may be compelled to resort to one or more private sales to a restricted group of purchasers who will be obliged to agree, among other things, to acquire the Collateral for their own account, for investment and not with a view for the distribution or resale thereof. The Pledgor agrees that private sales so made may be at prices and on other terms less favorable to the seller than if the Collateral were sold at public sale, and that the Pledgee has no obligation to


                                      118
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delay the sale of any Collateral for the period of time necessary to permit the registration of the Collateral for public sale under the Securities Act of 1933, as amended. The Pledgor agrees that a private sale or sales made under the foregoing circumstances shall be deemed to have been made in a commercially reasonable manner.

            (e) If any consent, approval or authorization of any state, municipal or other governmental department, agency or authority should be necessary to effectuate any sale or other disposition of the Collateral, or any partial disposition of the Collateral, the Pledgor will execute all such applications and other instruments as may be required in connection with securing any such consent, approval or authorization, and will otherwise use its best efforts to secure such sale or other disposition of the Collateral as the Pledgee may reasonably deem necessary pursuant to the terms of this Agreement.

            (f) Upon any sale or other disposition, the Pledgee shall have the right to deliver, assign and transfer to the purchaser thereof the Collateral so sold or disposed of. Each purchaser at any such sale or other disposition (including the Pledgee) shall hold the Collateral free from any claim or right of the Pledgor of whatever kind, including any equity or right of redemption of the Pledgor. The Pledgor specifically waives, to the extent permitted by applicable laws, all rights of redemption, stay or appraisal which it had or may have under any rule of law or statute now existing or hereafter adopted.

            (g) The Pledgee shall not be obligated to make any sale or other disposition, unless the terms thereof shall be satisfactory to it. The Pledgee may, subject to applicable laws, without notice or publication, adjourn any private or public sale, and, upon ten (10) days' prior notice to the Pledgor, hold such sale at any time or place to which the same may be so adjourned. In case of any sale of all or any part of the Collateral, on credit or future delivery, the Collateral so sold may be retained by the Pledgee until the selling price is paid by the purchaser thereof, but the Pledgee and the Lenders shall incur no liability in the case of the failure of such purchaser to take up and pay for the property so sold and, in case of any such failure, such property may again be sold as herein provided.

      10. DISPOSITION OF PROCEEDS.

            (a) The proceeds of any sale or disposition of all or any part of the Collateral shall be applied by the Pledgee in the following order:

                  (i) to the payment in full of the costs and expenses of such sale or sales, collections, and the protection, declaration and enforcement of any security interest granted hereunder including the reasonable compensation of the Pledgee's agents and attorneys;

                  (ii) to the payment of the Obligations; and

                  (iii) to the payment to the Pledgor of any surplus then
            remaining from


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

            such proceeds, subject to the rights of any holder of a lien on the Collateral of which the Pledgee has actual notice.

            (b) In the event that the proceeds of any sale or other disposition of the Collateral are insufficient to cover the principal of, and premium, if any, and interest on, the Obligations secured thereby plus costs and expenses of the sale or other disposition, the Pledgor shall remain liable for any deficiency.

      11. TERMINATION. This Agreement shall continue in full force and effect until all of the Obligations shall have been indefeasibly paid in full and satisfied, and the Credit Agreement shall have been terminated. Subject to any sale or other disposition by the Pledgee of the Collateral or any part thereof pursuant to this Agreement, the Collateral (together with the undated stock powers delivered by the Pledgor to the Pledgee) shall be returned to the Pledgor upon full payment, satisfaction and termination of all of the Obligations.

      12. EXPENSES OF THE PLEDGEE. All out-of-pocket expenses (including reasonable fees and disbursements of counsel) incurred by the Pledgee in connection with the perfection and continuation of the security interest granted hereunder and any actual or attempted sale or exchange of, or any enforcement, collection, compromise or settlement respecting, the Collateral, or any other action taken by the Pledgee hereunder whether directly or as attorney-in-fact pursuant to a power of attorney or other authorization herein conferred, for the purpose of satisfaction of the liability of the Pledgor for failure to pay the Obligations or as additional amounts owing by the Pledgor to cover the Pledgee's costs of acting against the Collateral, shall be deemed an Obligation of the Pledgor for all purposes of this Agreement and the Pledgee may apply the Collateral to payment of or reimbursement of itself for such liability.

      13. GENERAL PROVISIONS.

            (a) All capitalized terms used in this Agreement and not defined herein shall have the respective meanings assigned to them in the Credit Agreement.

            (b) The Pledgee and its assigns shall have no obligation in respect of the Collateral, except to use reasonable care in holding the Collateral and to hold and dispose of the same in accordance with the terms of this Agreement.

            (c) All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing, and unless otherwise expressly provided herein, shall be conclusively deemed to have been received by a party hereto and to be effective on the day on which delivered to such party at the address set forth below, or if sent by registered or certified mail, on the third Business Day after the day on which mailed in the United States, addressed to such party at said address:

               (i)      if to the Pledgee, at:


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                        Fleet National Bank
                        as Administrative Agent
                        300 Broad Hollow Road
                        Melville, New York 11747
                        Attention: Relationship Manager - Veeco Instruments Inc.
                        Telecopy: (631) 547-7815

                  (ii)  if to Pledgor, at:

                        Veeco Instruments Inc.
                        Terminal Drive
                        Plainview, New York 11803
                        Attention: Treasurer
                        Telecopy: (516) 349-5990

                  With a copy to:

                        Veeco Instruments Inc.
                        Terminal Drive
                        Plainview, New York 11803
                        Attention: General Counsel
                        Telecopy: (516) 349-9079

            (iii) As to each party at such other address as such party shall have designated to the other in a written notice complying as to delivery with the provisions of this Section 13(c).

            (d) No failure on the part of the Pledgee to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by the Pledgee of any right, power or remedy hereunder preclude any other or future exercise thereof, or the exercise of any other right, power or remedy. The remedies herein provided are cumulative and are not exclusive of any remedies provided by law or any other agreement. The representations, covenants and agreements of the Pledgor herein contained shall survive the date hereof. Neither this Agreement nor the provisions hereof can be changed, waived or terminated except by a written agreement signed by the Pledgor and the Pledgee (acting with the required consent of the Lenders as provided in the Credit Agreement). This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, legal representatives and assigns except that the Pledgor may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each Lender (and any such assignment or transfer without such consent shall be null and void).

      14. APPLICABLE LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT


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GIVING EFFECT TO PRINCIPLES OF CONFLICT OR CHOICE OF LAWS. THE PLEDGOR HEREBY
IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY FEDERAL OR STATE COURT IN THE STATE OF NEW YORK, COUNTY OF NEW YORK, COUNTY OF NASSAU OR COUNTY OF SUFFOLK IN ANY ACTION, SUIT OR PROCEEDING BROUGHT AGAINST IT AND RELATED TO OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, AND TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE PLEDGOR HEREBY WAIVES AND AGREES NOT TO ASSERT BY WAY OF MOTION, AS A DEFENSE OR OTHERWISE IN ANY SUCH SUIT, ACTION OR PROCEEDING, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF SUCH FEDERAL OR STATE COURTS, THAT SUCH SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM, THAT THE VENUE OF SUCH SUIT, ACTION OR PROCEEDING IS IMPROPER, OR THAT THIS AGREEMENT OR ANY DOCUMENT OR ANY INSTRUMENT REFERRED TO HEREIN OR THEREIN OR THE SUBJECT MATTER HEREOF OR THEREOF OR THEREOF MAY NOT BE LITIGATED IN OR BY SUCH FEDERAL OR STATE COURTS. TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE PLEDGOR AGREES NOT TO (i) SEEK AND HEREBY WAIVES THE RIGHT TO ANY REVIEW OF THE JUDGMENT OF ANY SUCH COURT BY ANY COURT OF ANY OTHER NATION OR JURISDICTION WHICH MAY BE CALLED UPON TO GRANT AN ENFORCEMENT OF SUCH JUDGMENT OR (ii) ASSERT ANY COUNTERCLAIM IN ANY SUCH SUIT, ACTION OR PROCEEDING UNLESS SUCH COUNTERCLAIM IS A COMPULSORY OR MANDATORY COUNTERCLAIM UNDER APPLICABLE LAWS GOVERNING CIVIL PROCEDURE. THE PLEDGOR AGREES THAT SERVICE OF PROCESS MAY BE MADE UPON IT BY CERTIFIED OR REGISTERED MAIL TO THE ADDRESS FOR NOTICES SET FORTH IN THIS AGREEMENT OR ANY METHOD AUTHORIZED BY THE LAWS OF NEW YORK. THE PLEDGOR AND THE PLEDGEE EACH KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY RELATING THERETO, AND AGREES THAT NO PARTY WILL SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. EXCEPT AS PROHIBITED BY LAW, THE PLEDGOR HEREBY WAIVES ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY LITIGATION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES. THE PLEDGOR CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE PLEDGEE OR ANY LENDER HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THEY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER. THIS WAIVER


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CONSTITUTES A MATERIAL INDUCEMENT FOR THE LENDERS TO ENTER INTO THE CREDIT
AGREEMENT.

      IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement on the date first above written.

                                          VEECO INSTRUMENTS INC.

                                          By: __________________________________
                                          Name:
                                          Title:


                                          FLEET NATIONAL BANK, as Administrative
                                           Agent

                                          By: __________________________________
                                          Name:
                                          Title:


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                                   SCHEDULE A

1.    Pledged Company: _____________
      Jurisdiction of Incorporation: _____________
      Stock owned by Pledgor
           Class: ______________
           Number of Shares: ___________
           Stock Certificate No.: ____________
           Percentage of issued and outstanding shares: __%


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                                                                     EXHIBIT D-2

                                     FORM OF
                           GUARANTOR PLEDGE AGREEMENT

      PLEDGE AGREEMENT, (the "Agreement") dated as of _______ __, 200_, by and between _____________________________, a ____________ corporation, having an office at Terminal Drive, Plainview, New York 11803 (the "Pledgor") and FLEET NATIONAL BANK, a national banking association organized under the laws of the United States of America, having an office at 300 Broad Hollow Road, Melville, New York 11747, as Administrative Agent for the ratable benefit of the Lenders (as those terms are defined in the Credit Agreement referred to below) (in such capacity, the "Pledgee").

                                    RECITALS

      A. Veeco Instruments Inc., a Delaware corporation (the "Company"), Pledgee, as Administrative Agent, and the Lenders party thereto, have entered into a Credit Agreement dated as of April 19, 2001 (as the same may be hereafter amended, modified, restated or supplemented from time to time, the "Credit Agreement") pursuant to which the Company will receive Loans and other financial accommodations from the Lenders and will incur Obligations.

      B. Pursuant to a Guaranty dated the date hereof, the Pledgor has guaranteed the payment by the Company of all its Obligations (the obligations of the Pledgor under such Guaranty are hereinafter referred to as the "Guaranty Obligations").

      C. The Pledgor is the beneficial owner of that percentage of the issued and outstanding capital stock or membership or other equity interests of each Subsidiary of the Pledgor which is not organized under the laws of any state of the United States of America listed on Schedule A attached hereto (collectively, the "Pledged Companies") as indicated on such Schedule A.

      D. In order to induce the Lenders to enter into the Credit Agreement and to extend credit to the Company on and after the date hereof as provided in the Credit Agreement, the Pledgor wishes to grant to the Pledgee for the ratable benefit of the Lenders security and assurance in order to secure the payment and performance of all its Guaranty Obligations, and to that effect to pledge to the Pledgee for the ratable benefit of the Lenders, 65% of all of the issued and outstanding capital stock of the Pledged Companies which are corporations (the "Pledged Shares") and 65% of all of the membership or other equity interests in the other Pledged Companies (the "Pledged Rights", together with the Pledged Shares, collectively, the "Pledged Interests") including, without limitation, the Pledged Interests listed opposite the name of the Pledgor as more particularly described on Schedule A and, with respect to the Pledged Shares, as represented by the stock certificates referenced thereon.

      Accordingly, the parties hereto agree as follows:


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      1. SECURITY INTEREST. As security for the Guaranty Obligations, including any and all renewals or extensions thereof, the Pledgor hereby delivers, pledges and assigns to the Pledgee for the ratable benefit of the Lenders and creates in the Pledgee for the ratable benefit of the Lenders a first security interest in all of the Pledgor's right, title and interest in and to all of the Pledged Interests, together with all rights and privileges of the Pledgor with respect thereto, all proceeds, income and profits thereof and all property received with respect to the Pledged Interests in addition thereto, in exchange thereof or in substitution therefor (collectively, the "Collateral"). The Pledgor has delivered to the Pledgee, with respect to the Pledged Shares existing on the date hereof, certificates evidencing such Pledged Shares, together with undated stock powers duly executed in blank by the Pledgor.

      2. STOCK DIVIDENDS, OPTIONS, OR OTHER ADJUSTMENTS. Subject to Section 3 hereof, the Pledgee shall receive, as Collateral, any and all additional shares of stock, membership interests or any other property of any kind distributable on or by reason of the Collateral pledged hereunder, whether in the form of or by way of dividends, warrants, partial liquidation, conversion, prepayments or redemptions (in whole or in part), liquidation, or otherwise with the exceptions of cash dividends or other cash distributions to the extent permitted under
Section 7(a) hereof. If any additional shares of capital stock, instruments, or other property in respect of the Pledged Interests against which a security interest can only be perfected by possession by the Pledgee, which are distributable on or by reason of the Collateral pledged hereunder, shall come into the possession or control of the Pledgor, the Pledgor shall hold or control in trust for Pledgee and the Lenders and forthwith transfer and deliver the same to the Pledgee subject to the provisions hereof.

      3. DELIVERY OF SHARE CERTIFICATES; STOCK POWERS; DOCUMENTS. The Pledgor agrees to deliver all share certificates, undated stock powers duly executed in blank, documents, agreements, financing statements, amendments thereto, assignments or other writings as the Pledgee may request to carry out the terms of this Agreement or to protect or enforce the lien and security interest in the Collateral hereunder granted hereby to the Pledgee for the ratable benefit of the Lenders and further agrees to do and cause to be done, upon the Pledgee's request, all things reasonably determined by the Pledgee to be necessary to perfect and keep in full force the lien in the Collateral hereunder granted hereby in favor of the Pledgee for the ratable benefit of the Lenders, including, but not limited to, the prompt payment of all documented out-of-pocket fees and expenses incurred in connection with any filings made to perfect or continue the lien and security interest in the Collateral hereunder granted hereby in favor of the Pledgee for the ratable benefit of the Lenders. The Pledgor agrees to make appropriate entries upon its books and records (including without limitation its stock record and transfer books) disclosing the lien against the Collateral hereunder granted hereby to the Pledgee for the ratable benefit of the Lenders hereunder. The Pledgor further agrees to promptly deliver to the Pledgee, or cause the corporation or other entity issuing the Collateral to deliver directly to the Pledgee, share certificates or other documents representing Collateral acquired or received after the date of this Agreement with an undated stock power duly executed by the Pledgor in blank PROVIDED that the Pledgor shall not be required to pledge any portion of any Pledged Interest in any Pledged Company which when aggregated with all of the other Pledged Interests in such Pledged


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

Company pledged to the Pledgee pursuant to this or any other Pledge Agreement would exceed 65% of the Pledged Interests in such Pledged Company entitled to vote (within the meaning of Treasury Regulation Section 1.956-2(c)(2) promulgated under the Code) (on a fully diluted basis) pledged to the Pledgee under this Agreement and such other Pledge Agreements; provided that, if, as a result of any change in the tax laws of the United States of America after the date of this Agreement, the pledge by the Pledgor of any additional Pledged Interests in excess of 65% under this Agreement and any other Pledge Agreement would not result in an increase in the aggregate net consolidated tax liabilities of the Pledgor and such Pledged Company, then promptly after the change in such laws, all such additional Pledged Interests shall be so pledged under this Agreement or such other Pledge Agreement, as applicable. In no event shall the Pledgor be required to pledge any of the assets of any Subsidiary that is a controlled foreign corporation, as defined in Section 957(a) of the Code, including, but not limited to the stock of any Subsidiary held directly or indirectly by any such Subsidiary. If at any time the Pledgee notifies the Pledgor that additional stock powers or other similar instruments endorsed in blank with respect to the Collateral are required, the Pledgor shall promptly execute in blank and deliver such stock powers as the Pledgee may request.

      4. POWER OF ATTORNEY. The Pledgor hereby constitutes and irrevocably appoints the Pledgee, with full power of substitution and revocation by the Pledgee, as Pledgor's true and lawful attorney-in-fact, to the full extent permitted by law, at any time or times when an Event of Default has occurred and is continuing, to affix to certificates and documents representing the Collateral the stock powers delivered with respect thereto, to transfer or cause the transfer of the Collateral, or any part thereof on the books of the corporation or other entity issuing the same, to the name of the Pledgee or the Pledgee's nominee and thereafter to exercise as to such Collateral all the rights, powers and remedies of an owner. The power of attorney granted pursuant to this Agreement and all authority hereby conferred are granted and conferred solely to protect the Pledgee's and the Lenders' interest in the Collateral and shall not impose any duty upon the Pledgee to exercise any power. Subject to
Section 11 hereof, this power of attorney shall be irrevocable as one coupled with an interest.

      5. INDUCING REPRESENTATIONS OF THE PLEDGOR. The Pledgor makes the following representations and warranties to the Pledgee and the Lenders; each and all of which shall survive the execution and delivery of this Agreement:

            (a) The information concerning the Pledged Companies and the Pledgor's beneficial ownership of the Pledged Interests thereof that is contained in Schedule A is correct in all respects.

            (b) The Pledgor is the sole legal and beneficial owner of, and has good and indefeasible title to, the Pledged Interests pledged by the Pledgor, free and clear of all pledges, liens, security interests and other encumbrances and restrictions on the transfer and assignment thereof, other than the security interest created by this Agreement or as otherwise expressly permitted pursuant to the Credit Agreement, and has the unqualified right and authority to execute this Agreement and to pledge the Collateral to the Pledgee as provided for herein.


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

            (c) There are no outstanding options, warrants or other agreements to which the Pledged Companies or the Pledgor is a party with respect to the Pledged Interests pledged by the Pledgor.

            (d) The Pledged Shares pledged by the Pledgor have been validly issued and are fully paid and non-assessable; the holder or holders of the Pledged Interests are not and will not be subject to any personal liability as such holder under any applicable law; and are not subject to any charter, by-law, statutory, contractual or other restrictions governing their issuance, transfer, ownership or control.

            (e) Any consent, approval or authorization of or designation or filing with any authority on the part of the Pledgor which is required in connection with the pledge and security interest granted under this Agreement has been obtained or effected.

            (f) The execution and delivery of this Agreement by the Pledgor, and the performance by the Pledgor of its obligations hereunder, will not result in a violation of any mortgage, indenture, contract, instrument, judgment, decree, order, statute, rule or regulation to which the Pledgor is subject, which violation could reasonably be expect to have a Material Adverse Effect.

            (g) The Pledgor has delivered to the Pledgee all instruments and stock certificates, if any, representing the Pledged Shares, duly endorsed in blank or accompanied by an assignment or assignments sufficient to transfer title thereto. There are neither any instruments or certificates evidencing the Pledged Rights nor registration books in which ownership of the Pledged Rights is recorded.

      6. OBLIGATIONS OF THE PLEDGOR. The Pledgor hereby covenants and agrees with the Pledgee and the Lenders as follows:

            (a) The Pledgor will not sell, transfer or convey any interest in, or suffer or permit any lien or encumbrance to be created upon or with respect to, any of the Collateral (other than as created under this Agreement and Permitted Liens) during the term of the pledge established hereby.

            (b) The Pledgor will, at its own expense, at any time and from time to time at the Pledgee's request, do, make, procure, execute and deliver all acts, things, writings, assurances and other documents as may be reasonably required by the Pledgee to further enhance, preserve, establish, demonstrate or enforce the Pledgee's rights, interests and remedies created by, provided in, or emanating from, this Agreement.

            (c) The Pledgor agrees, except with respect to the Pledged Shares, that (i) it shall not permit any Pledged Company to issue certificates representing the Pledged Interests without the Pledgee's written consent and
(ii) it shall cause each Pledged Company to issue


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

certificates with respect to any Pledged Interests at the Pledgee's request.

      7. RIGHTS OF THE PLEDGOR. So long as no Event of Default has occurred and is continuing, and so long as the Pledgee has not transferred the Collateral to its own name under Section 8 hereof:

            (a) The Pledgor shall be entitled to receive and retain any cash dividends and other cash distributions paid on the Collateral, in each case, solely to the extent permitted pursuant to the Credit Agreement.

            (b) The Pledgor shall be entitled to vote or consent or grant waivers or ratifications with respect to the Collateral in any manner not inconsistent with this Agreement, the Credit Agreement or any other Loan Document. The Pledgor hereby grants to the Pledgee an irrevocable proxy to vote the Collateral, which proxy shall be effective immediately upon the occurrence of and during the continuance of an Event of Default or registration of the Collateral in the name of the Pledgee pursuant to Section 8 hereof. Upon request of the Pledgee, the Pledgor agrees to deliver to the Pledgee such further evidence of such irrevocable proxy or such further irrevocable proxy to vote the Collateral during the continuance of an Event of Default as the Pledgee may request.

      8. RIGHTS OF THE PLEDGEE. At any time when an Event of Default has occurred and is continuing, the Pledgee may in its sole discretion:

            (a) Cause the Collateral to be transferred to its name or to the name of its nominee or nominees and thereafter exercise as to such Collateral all of the rights, powers and remedies of an owner.

            (b) Collect by legal proceedings or otherwise all dividends, interest, principal payments, capital distributions and other sums now or hereafter payable on account of said Collateral, and hold the same as part of the Collateral, or apply the same to any of the Guaranty Obligations in such manner and order as the Pledgee may decide in its sole discretion.

            (c) Enter into any extension, subordination, reorganization, deposit, merger, or consolidation agreement, or any other agreement relating to or affecting the Collateral, and in connection therewith deposit or surrender control of the Collateral thereunder, and accept other property in exchange therefor and hold and apply such property or money so received in accordance with the provisions hereof.

            (d) Discharge any taxes, liens, security interests or other encumbrances levied or placed on the Collateral or pay for the maintenance and preservation of the Collateral; the amount of such payments, plus any and all fees, costs and expenses of the Pledgee (including reasonable attorneys' fees and disbursements) in connection therewith shall, at the Pledgee's option, be
(i) reimbursed by the Pledgor on demand, with interest thereon from the date paid by Pledgee at two percent (2%) per annum above the Prime Rate or (ii) added to the Guaranty Obligations secured hereby.

            9. EVENT OF DEFAULT; REMEDIES. Upon the occurrence and continuance of an Event of Default:

            (a) In addition to all the rights and remedies of a secured party under applicable law, the Pledgee shall have the right, without demand of performance or other demand, advertisement or notice of any kind, except as specified below, to or upon Pledgor or any other Person (all and each of which demands, advertisements and/or notices are hereby expressly waived to the extent permitted by law), to proceed forthwith to collect, receive, appropriate and realize upon the Collateral, or any part thereof and to proceed forthwith to sell, assign, give an option or options to purchase, contract to sell, or otherwise dispose of and deliver the Collateral or any part thereof in one or more parcels at public or private sale or sales at any stock exchange or broker's board or at any of the Pledgee's offices or elsewhere at such prices and on such terms (including, without limitation, a requirement that any purchaser of all or any part of the Collateral shall be required to purchase any securities constituting the Collateral solely for investment and without any intention to make a distribution thereof) as the Pledgee in its sole and absolute discretion deems appropriate without any liability for any loss due to decrease in the market value of the Collateral during the period held. The Pledgee agrees that if notice of sale shall be required by law such notification shall be deemed reasonable and properly given if mailed to the Pledgor, postage prepaid, at least ten (10) days before any such disposition, to the address indicated in Section 13(c) below. Any disposition of the Collateral or any part thereof may be for cash or on credit or for future delivery without assumption of any credit risk, with the right of the Pledgee to purchase all or any part of the Collateral so sold at any such sale or sales, public or private, free of any equity or right of redemption in the Pledgor, which right or equity is, to the extent permitted by applicable law, hereby expressly waived and released by the Pledgor.

            (b) All of the Pledgee's rights and remedies, including but not limited to the foregoing, shall be cumulative and not exclusive and shall be enforceable alternatively, successively or concurrently as the Pledgee may deem expedient.

            (c) The Pledgee may elect to obtain (at the Pledgor's expense) the advice of any independent investment banking firm with respect to the method and manner of sale or other disposition of any of the Collateral, the best price reasonably obtainable therefor, the consideration of cash and/or credit terms, or any other details concerning such sale or disposition. The Pledgee, in its sole discretion, may elect to sell on such credit terms which it deems reasonable. The sale of any of the Collateral on credit terms shall not relieve the Pledgor of its liability under any Loan Document until its Guaranty Obligations have been paid in full. All payments received by the Pledgee in respect of a sale of Collateral shall be applied to the Guaranty Obligations in the manner provided in Section 10 hereof, as and when such payments are received.

            (d) The Pledgor recognizes that the Pledgee may be unable to effect a public sale of all or a part of the Collateral by reason of certain prohibitions contained in any applicable

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securities law, but may be compelled to resort to one or more private sales to a restricted group of purchasers who will be obliged to agree, among other things, to acquire the Collateral for their own account, for investment and not with a view for the distribution or resale thereof. The Pledgor agrees that private sales so made may be at prices and on other terms less favorable to the seller than if the Collateral were sold at public sale, and that the Pledgee has no obligation to delay the sale of any Collateral for the period of time necessary to permit the registration of the Collateral for public sale under the Securities Act of 1933, as amended. The Pledgor agrees that a private sale or sales made under the foregoing circumstances shall be deemed to have been made in a commercially reasonable manner.

            (e) If any consent, approval or authorization of any state, municipal or other governmental department, agency or authority should be necessary to effectuate any sale or other disposition of the Collateral, or any partial disposition of the Collateral, the Pledgor will execute all such applications and other instruments as may be required in connection with securing any such consent, approval or authorization, and will otherwise use its best efforts to secure such sale or other disposition of the Collateral as the Pledgee may reasonably deem necessary pursuant to the terms of this Agreement.

            (f) Upon any sale or other disposition, the Pledgee shall have the right to deliver, assign and transfer to the purchaser thereof the Collateral so sold or disposed of. Each purchaser at any such sale or other disposition (including the Pledgee) shall hold the Collateral free from any claim or right of the Pledgor of whatever kind, including any equity or right of redemption of the Pledgor. The Pledgor specifically waives, to the extent permitted by applicable laws, all rights of redemption, stay or appraisal which it had or may have under any rule of law or statute now existing or hereafter adopted.

            (g) The Pledgee shall not be obligated to make any sale or other disposition, unless the terms thereof shall be satisfactory to it. The Pledgee may, subject to applicable laws, without notice or publication, adjourn any private or public sale, and, upon ten (10) days' prior notice to the Pledgor, hold such sale at any time or place to which the same may be so adjourned. In case of any sale of all or any part of the Collateral, on credit or future delivery, the Collateral so sold may be retained by the Pledgee until the selling price is paid by the purchaser thereof, but the Pledgee and the Lenders shall incur no liability in the case of the failure of such purchaser to take up and pay for the property so sold and, in case of any such failure, such property may again be sold as herein provided.

      10. DISPOSITION OF PROCEEDS.

            (a) The proceeds of any sale or disposition of all or any part of the Collateral shall be applied by the Pledgee in the following order:

                  (i) to the payment in full of the costs and expenses of such sale or sales, collections, and the protection, declaration and enforcement of any security interest granted hereunder including the reasonable compensation of the Pledgee's agents and attorneys;

                  (ii) to the payment of the Guaranty Obligations; and

                  (iii) to the payment to the Pledgor of any surplus then
            remaining from such proceeds, subject to the rights of any holder of a lien on the Collateral of which the Pledgee has actual notice.

            (b) In the event that the proceeds of any sale or other disposition of the Collateral are insufficient to cover the principal of, and premium, if any, and interest on, the Guaranty Obligations secured thereby plus costs and expenses of the sale or other disposition, the Pledgor shall remain liable for any deficiency.

      11. TERMINATION. This Agreement shall continue in full force and effect until all of the Guaranty Obligations shall have been indefeasibly paid in full and satisfied, and the Credit Agreement shall have been terminated. Subject to any sale or other disposition by the Pledgee of the Collateral or any part thereof pursuant to this Agreement, the Collateral (together with the undated stock powers delivered by the Pledgor to the Pledgee) shall be returned to the Pledgor upon full payment, satisfaction and termination of all of the Guaranty Obligations.

      12. EXPENSES OF THE PLEDGEE. All out-of-pocket expenses (including reasonable fees and disbursements of counsel) incurred by the Pledgee in connection with the perfection and continuation of the security interest granted hereunder and any actual or attempted sale or exchange of, or any enforcement, collection, compromise or settlement respecting, the Collateral, or any other action taken by the Pledgee hereunder whether directly or as attorney-in-fact pursuant to a power of attorney or other authorization herein conferred, for the purpose of satisfaction of the liability of the Pledgor for failure to pay the Guaranty Obligations or as additional amounts owing by the Pledgor to cover the Pledgee's costs of acting against the Collateral, shall be deemed a Guaranty Obligation of the Pledgor for all purposes of this Agreement and the Pledgee may apply the Collateral to payment of or reimbursement of itself for such liability.

      13. GENERAL PROVISIONS.

            (a) All capitalized terms used in this Agreement and not defined herein shall have the respective meanings assigned to them in the Credit Agreement.

            (b) The Pledgee and its assigns shall have no obligation in respect of the Collateral, except to use reasonable care in holding the Collateral and to hold and dispose of the same in accordance with the terms of this Agreement.

            (c) All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing, and unless otherwise expressly provided herein, shall be conclusively deemed to have been received by a party hereto and to be effective on the day on


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

which delivered to such party at the address set forth below, or if sent by registered or certified mail, on the third Business Day after the day on which mailed in the United States, addressed to such party at said address:

                  (i)   if to the Pledgee, at:

                        Fleet National Bank
                        as Administrative Agent
                        300 Broad Hollow Road
                        Melville, New York 11747
                        Attention: Relationship Manager - Veeco Instruments Inc.
                        Telecopy:  (631) 547-7815

                  (ii)  if to Pledgor, at:

                        c/o Veeco Instruments Inc.
                        Terminal Drive
                        Plainview, New York 11803
                        Attention: Treasurer
                        Telecopy:  (516) 349-5990

                  With a copy to:

                        Veeco Instruments Inc.
                        Terminal Drive
                        Plainview, New York 11803
                        Attention: General Counsel
                        Telecopy:  (516) 349-9079

                  (iii) As to each party at such other address as such party shall have designated to the other in a written notice complying as to delivery with the provisions of this Section 13(c).

            (d) No failure on the part of the Pledgee to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by the Pledgee of any right, power or remedy hereunder preclude any other or future exercise thereof, or the exercise of any other right, power or remedy. The remedies herein provided are cumulative and are not exclusive of any remedies provided by law or any other agreement. The representations, covenants and agreements of the Pledgor herein contained shall survive the date hereof. Neither this Agreement nor the provisions hereof can be changed, waived or terminated except by a written agreement signed by the Pledgor and the Pledgee (acting with the required consent of the Lenders as provided in the Credit Agreement). This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, legal representatives and assigns except that the Pledgor may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each Lender (and any such assignment or transfer without such consent shall be null and void.

      14. APPLICABLE LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICT OR CHOICE OF LAWS. THE PLEDGOR HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY FEDERAL OR STATE COURT IN THE STATE OF NEW YORK, COUNTY OF NEW YORK, COUNTY OF NASSAU OR COUNTY OF SUFFOLK IN ANY ACTION, SUIT OR PROCEEDING BROUGHT AGAINST IT AND RELATED TO OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, AND TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE PLEDGOR HEREBY WAIVES AND AGREES NOT TO ASSERT BY WAY OF MOTION, AS A DEFENSE OR OTHERWISE IN ANY SUCH SUIT, ACTION OR PROCEEDING, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF SUCH FEDERAL OR STATE COURTS, THAT SUCH SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM, THAT THE VENUE OF SUCH SUIT, ACTION OR PROCEEDING IS IMPROPER, OR THAT THIS AGREEMENT OR ANY DOCUMENT OR ANY INSTRUMENT REFERRED TO HEREIN OR THEREIN OR THE SUBJECT MATTER HEREOF OR THEREOF OR THEREOF MAY NOT BE LITIGATED IN OR BY SUCH FEDERAL OR STATE COURTS. TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE PLEDGOR AGREES NOT TO (i) SEEK AND HEREBY WAIVES THE RIGHT TO ANY REVIEW OF THE JUDGMENT OF ANY SUCH COURT BY ANY COURT OF ANY OTHER NATION OR JURISDICTION WHICH MAY BE CALLED UPON TO GRANT AN ENFORCEMENT OF SUCH JUDGMENT OR (ii) ASSERT ANY COUNTERCLAIM IN ANY SUCH SUIT, ACTION OR PROCEEDING UNLESS SUCH COUNTERCLAIM IS A COMPULSORY OR MANDATORY COUNTERCLAIM UNDER APPLICABLE LAWS GOVERNING CIVIL PROCEDURE. THE PLEDGOR AGREES THAT SERVICE OF PROCESS MAY BE MADE UPON IT BY CERTIFIED OR REGISTERED MAIL TO THE ADDRESS FOR NOTICES SET FORTH IN THIS AGREEMENT OR ANY METHOD AUTHORIZED BY THE LAWS OF NEW YORK. THE PLEDGOR AND THE PLEDGEE EACH KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY RELATING THERETO, AND AGREES THAT NO PARTY WILL SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. EXCEPT AS PROHIBITED BY LAW, THE PLEDGOR HEREBY WAIVES ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY LITIGATION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL

DAMAGES OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES. THE PLEDGOR CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE PLEDGEE OR ANY LENDER HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THEY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER. THIS WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR THE LENDERS TO ENTER INTO THE CREDIT AGREEMENT .

      IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement on the date first above written.

                                         [PLEDGOR]

                                         By: __________________________________
                                         Name:
                                         Title:


                                         FLEET NATIONAL BANK, AS ADMINISTRATIVE
                                          AGENT

                                         By: __________________________________
                                         Name:
                                         Title:

                                   SCHEDULE A

Pledged Company:
         Jurisdiction of Incorporation:
         Stock owned by Pledgor
         Class:
         Number of Shares
         Stock Certificate no.
         Percentage of issued and outstanding shares:

Pledged Company:
         Jurisdiction of Incorporation:
         Stock owned by Pledgor
                  Class
                  Number of Shares
                  Stock Certificate Nos.
                  Percentage of issued and outstanding shares:
                  Pledged Interests:

Pledged Company:
         Jurisdiction of Incorporation:
         Stock owned by Pledgor
                  Class
                  Number of Shares
                  Stock Certificate Nos.
                  Percentage of issued and outstanding shares:
                  Pledged Interests:

                                                                       EXHIBIT E

                       ASSIGNMENT AND ACCEPTANCE AGREEMENT

                            Dated __________________

      Reference is hereby made to the Credit Agreement dated as of April 19, 2001 (as amended, modified or supplemented from time to time the "Credit Agreement") by and among VEECO INSTRUMENTS INC., a Delaware corporation (the "Company"), the lenders signatory thereto (collectively, the "Lenders") and FLEET NATIONAL BANK, as Administrative Agent (in such capacity, the "Administrative Agent"). Capitalized terms used herein that are defined in the Credit Agreement and not otherwise defined herein shall have the respective meanings ascribed thereto in the Credit Agreement.

      ________________________________, a _________________ (the "Assignor"),
and _________________________________, a _________________ (the "Assignee"),
agree as follows:

      1. The Assignor hereby sells and assigns to the Assignee, without recourse, and without representation or warranty except as expressly set forth herein, and the Assignee hereby irrevocably purchases and assumes from the Assignor, a ___% interest in and to all of the Assignor's rights and obligations under the Credit Agreement as of the Effective Date (as defined below) (including, without limitation, such percentage interest in the Assignor's Revolving Credit Commitment as in effect on the Effective Date, the Revolving Credit Loans owing to the Assignor on the Effective Date, the Revolving Credit Note held by the Assignor and the participations in Letters of Credit held by the Assignor on the Effective Date).

      2. The Assignor: (i) represents and warrants that as of the date hereof its Revolving Credit Commitment (without giving effect to assignments thereof that have not yet become effective) is $___________, and the aggregate outstanding principal amount of the Revolving Credit Loans owing to it (without giving effect to assignments thereof that have not yet become effective) is $___________; (ii) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder, and that such interest is free and clear of any adverse claim; (iii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or any other instrument or document furnished pursuant thereto; (iv) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Company or any direct or indirect Subsidiary of the Company or the performance or observance by the Company or any direct or indirect Subsidiary of the Company of their respective obligations under the Credit Agreement or any other instrument or document furnished pursuant thereto or the enforceability of any such agreement, instrument or document; and (v)


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

attaches the Revolving Credit Note referred to in paragraph 1 above and requests that the Agent exchange such note for a Revolving Credit Note dated the Effective Date in the principal amounts of $________, payable to the order of the Assignee, and a Revolving Credit Note dated the Effective Date in the principal amount of $___________, payable to the order of the Assignor.

      3. The Assignee: (i) confirms that it has received a copy of the Credit Agreement, together with copies of such financial statements and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (ii) agrees that it will, independently and without reliance upon the Administrative Agent, the Assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) appoints and authorizes the Administrative Agent to take such action as its agent on its behalf and to exercise such powers under the Credit Agreement as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (iv) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender; and (v) specifies as its addresses for Prime Rate Loans and Eurocurrency Loans (and address for notices) the offices set forth beneath its name on the signature pages hereof.

      4. The effective date for this Assignment and Acceptance shall be _________________ (the "Effective Date") which shall not be earlier than five Business Days after the acceptance and recording by the Administrative Agent of the executed Assignment and Acceptance. Following the execution of this Assignment and Acceptance, it will be delivered to the Administrative Agent for acceptance by the Administrative Agent and, provided that no Default or Event of Default has occurred and is then continuing under the Credit Agreement, the Company, and accompanied by the fee payable to the Administrative Agent as referred to in Section 10.05(c) of the Credit Agreement.

      5. Upon such acceptances, as of the Effective Date: (i) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and under the other Loan Documents, and (ii) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights (except Sections 3.07, 3.08, 3.10 and 10.03 of the Credit Agreement for the period prior to the Effective Date) and be released from its obligations under the Credit Agreement.

      6. Upon such acceptance, from and after the Effective Date, the Administrative Agent shall make all payments under the Credit Agreement and the Notes in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest and commitment fees with respect thereto) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the Credit Agreement and the Notes for periods prior to the Effective Date directly between themselves.

      7. This Assignment and Acceptance shall be governed by, and construed in accordance with, the laws of the State of New York without regard to its rules pertaining to conflicts of laws.

      IN WITNESS WHEREOF, the Assignor and the Assignee have caused this Assignment and Acceptance to be executed by their officers thereunto duly authorized as of the date first set forth above.

                                       [NAME OF ASSIGNOR]

                                       By: _____________________________________
                                           Title


                                       [NAME OF ASSIGNEE]

                                       By: _____________________________________
                                           Title

                                       Lending Office for Prime Rate Loans:

                                                ________________________________
                                                ________________________________
                                                ________________________________

                                       Lending Office for Eurocurrency Loans:

                                                ________________________________
                                                ________________________________
                                                ________________________________
                                                Attention:

                                       Address for Notices:

                                                ________________________________
                                                ________________________________
                                                ________________________________
                                                Attention:

                                                Telecopy No.:

Accepted this _____ day
of _______________, 200_


FLEET NATIONAL BANK, as
Administrative Agent

By: _________________________________
Name:
Title:


VEECO INSTRUMENTS INC.

By: _________________________________
Name:
Title:

                                                                       EXHIBIT F

                          [LETTERHEAD OF COUNSEL TO THE
                           COMPANY AND THE GUARANTORS]

                                 [SEE ATTACHED]

                                                                       EXHIBIT G

                                     FORM OF
                         U.S. TAX COMPLIANCE CERTIFICATE

      Reference is made to the Credit Agreement (the "Credit Agreement"), dated as of April 19, 2001, among Veeco Instruments Inc. (the "Company"), the financial institutions from time to time parties thereto (the "Lenders"), and Fleet National Bank, as administrative agent (in such capacity, the "Administrative Agent") for the Lenders.

      The undersigned hereby certifies to the Administrative Agent and to the Company that:

      (1) The undersigned is the beneficial owner of the Note registered in its name;

      (2) The undersigned is not a bank (as such term is used in Section 881(c)(3)(A) of the Internal Revenue Code of 1986, as amended (the "Code"));

      (3) The undersigned is not a "10-percent shareholder" (as such term is used in Section 881(c)(3)(B) of the Code);

      (4) The income from the Note held by the undersigned is not effectively connected with the conduct of a trade or business within the United States;

      (5) The undersigned is not a controlled foreign corporation related (within the meaning of Section 864(d)(4) of the Code) to the Company;

      (6) The undersigned is a person other than (i) a citizen or resident of the United States of America, its territories and possessions (including the Commonwealth of Puerto Rico and all other areas subject to its jurisdiction) (for purposes of this clause (6), the "United States"), (ii) a corporation, partnership or other entity created or organized under the laws of the United States or any political subdivision thereof or therein (iii) an estate or trust that is subject to United States federal income taxation regardless of the source of its income; and

      (7) The undersigned is not a natural person.

      We have furnished you with a certificate of our non-U.S. person status on Internal Revenue Service Form W-8BEN. By executing this certificate, the undersigned agrees that (a) if the information provided on this certificate changes, the undersigned shall so inform the Company in writing within thirty days of such change and (b) the undersigned shall furnish the Company with a properly completed and currently effective certificate in either the calendar year in which payment is to be made by the Company to the undersigned, or in either of the two calendar years preceding such payment.

      Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

                                    [NAME OF LENDER]


                                    By:____________________________
                                    Title:___________________________

                                    [ADDRESS]

Dated:__________ __, 200_.

                                                                       EXHIBIT H

                                     FORM OF
                        CASH COLLATERAL PLEDGE AGREEMENT

      CASH COLLATERAL PLEDGE AGREEMENT (the "Agreement"), dated as of April 19, 2001, by and between VEECO INSTRUMENTS INC., a Delaware corporation (the "Pledgor"), having an office at Terminal Drive, Plainview, New York 11803, and FLEET NATIONAL BANK, a national banking association organized under the laws of the United States of America, having an office at 300 Broad Hollow Road, Melville, New York 11747, as Administrative Agent for the ratable benefit of the Lenders (as those terms are defined in the Credit Agreement referred to below) (in such capacity, the "Pledgee").

                                    RECITALS

      A. The Pledgor and the Pledgee, as Administrative Agent, and the Lenders party thereto, have entered into a Credit Agreement, dated as of the date hereof (as the same has been and may be amended, restated, modified or supplemented from time to time, the "Credit Agreement"), pursuant to which the Pledgor will receive Loans and other financial accommodations from the Lenders and will incur Obligations.

      B. CVC Products, Inc. ("CVC") is indebted to Manufacturers and Traders Trust Company ("M&T Bank"), M&T Real Estate, Inc. ("M&T Real Estate"), and M&T Financial Corp. ("M&T Financial"; collectively, with M&T Bank and M&T Real Estate, "M&T") pursuant to that certain (i) Loan Agreement, dated as of September 22, 1999, between CVC and M&T Bank, (ii) Mortgage Note, dated as of September 29, 1997, in the original principal amount of $2,000,000, issued by CVC in favor of M&T Real Estate, and (iii) Master Lease Agreement, dated April 7, 1998, between CVC and M&T Financial. In addition, the Pledgor and certain Subsidiaries of the Pledgor (collectively, the "CVC Guarantors") have guarantied the obligations of CVC owing to M&T and the CVC Guarantors (other than the Pledgor) have granted to M&T a security interest in their assets to secure such guaranty. The Lenders are unwilling to extend credit to the Pledgor in the absence of the execution and delivery by the Pledgor of this Agreement.

      C. To induce the Lenders to extend credit to the Pledgor on and after the date hereof as provided in the Credit Agreement, the Pledgor wishes to grant the Pledgee for the ratable benefit of the Lenders security and assurance in order to secure the payment and performance of all its Obligations, and to that effect to grant to the Pledgee for the ratable benefit of the Lenders a first priority perfected security interest in the collateral described herein, and in connection therewith to execute and deliver this Agreement.

      Accordingly, the parties hereto hereby agree as follows:

      1. THE CASH COLLATERAL ACCOUNT. The Pledgor has established with the Pledgee at its office at Fleet National Bank or such other office of the Pledgee as the Pledgee will from time to time designate, an interest-bearing, limited access, special purpose account, designated "Veeco Instruments Inc. - Cash Collateral Account" (the "Cash Collateral Account"). The Cash Collateral Account shall be a limited access, special purpose account under the sole dominion and control of the Pledgee. The Pledgor may not under any circumstances draw checks upon or otherwise withdraw any funds or other assets from the Cash Collateral Account except as may be specifically provided herein.

      2. SECURITY FOR OBLIGATIONS TO THE PLEDGEE. The Pledgor hereby grants to the Pledgee for the ratable benefit of the Lenders a security interest in all amounts on deposit in the Cash Collateral Account and all investment certificates, instruments and other documents evidencing investments of amounts in the Cash Collateral Account (the "Investment Documents") (collectively, the "Cash Collateral"), as security for the payment of all Obligations.

      3. DEPOSITS TO CASH COLLATERAL ACCOUNT. The Pledgor shall transfer, on the date hereof, cash in an amount equal to $8,500,000 directly into the Cash Collateral Account and shall maintain such amount, along with all interest that shall accrue on such amount from time to time, during the term hereof. All amounts in the Cash Collateral Account shall be invested by the Pledgee in eurodollars or any money market instrument, each with a maturity of one week or less, as acceptable to the Pledgor and the Pledgee.

      4. INVESTMENT DOCUMENTS. All Investment Documents shall be held by the Pledgee in the Cash Collateral Account. Such Investment Documents shall be registered in the name of the Pledgee or its nominee or shall be in suitable form for transfer by delivery, or accompanied by duly executed undated instruments of transfer or assignment in blank, all in form and substance satisfactory to the Pledgee. Upon the earlier to occur of an M&T Event (as defined in Section 8(a) hereof) or the occurrence and continuation of an Event of Default, the Pledgee shall have the right, without notice to the Pledgor, to transfer to or to register in the name of the Pledgee or its nominee any or all of such Investment Documents, and to apply the proceeds thereof as provided herein.

      5. FURTHER ASSURANCES. The Pledgor agrees that it will, at any time and from time to time, at its expense, promptly execute and deliver all further instruments and documents, and take all further action, that the Pledgee may deem necessary or advisable in order to perfect and protect any security interest granted or purported to be granted hereby or to enable the Pledgee to exercise and enforce its rights and remedies hereunder with respect to any Cash Collateral held in the Cash Collateral Account.

      6. PLEDGEE APPOINTED ATTORNEY-IN-FACT. The Pledgor hereby appoints the Pledgee as the Pledgor's attorney-in-fact, with full authority in the place and stead of the Pledgor and in the name of the Pledgor or otherwise, from time to time in the reasonable discretion of the Pledgee, to take any action and to execute any instrument which the Pledgee may reasonably deem necessary or advisable to accomplish the purpose of this Agreement in accordance with its terms. The power granted herein, being coupled with an interest, is irrevocable, and the Pledgor hereby ratifies and approves all acts of the attorney-in-fact provided the same is in accordance with this Agreement and does not constitute gross negligence or willful misconduct.

      7. M&T EVENT AND EVENT OF DEFAULT; REMEDIES. Upon the earlier to occur of an M&T Event or the occurrence and continuation of an Event of Default:

            (a) In addition to all the rights and remedies of the Pledgee under the Uniform Commercial Code, the Pledgee shall have the right, without demand of performance or other demand, advertisement or notice of any kind, except as specified below to or upon the Pledgor or any other person (all and each of which demands, advertisements and/or notices are hereby expressly waived to the extent permitted by law), to proceed forthwith to collect, receive, appropriate and realize upon the Cash Collateral and Investment Documents, or any part thereof and to proceed forthwith to sell, assign, give an option or options to purchase, contract to sell, or otherwise dispose of and deliver the Investment Documents or any part thereof in one or more parcels at public or private sale or sales at any of the Pledgee's offices or elsewhere at such prices and on such terms (including, without limitation, a requirement that any purchaser of all or any part of the Investment Documents shall be required to purchase any securities constituting the Investment Documents solely for investment and without any intention to make a distribution thereof) as the Pledgee in its sole and absolute discretion deems appropriate without any liability for any loss due to decrease in the market value of the Investment Documents during the period held. Such notification shall be deemed reasonable and properly given if mailed, postage prepaid, at least five (5) days, with respect to an M&T Event or ten
(10) days, with respect to an Event of Default (or such longer period required by any provision of applicable laws), before any such disposition to the address indicated in Section 14 below. Any disposition of the Investment Documents or any part thereof may be for cash or on credit or for future delivery without assumption of any credit risk, with the right of the Pledgee to purchase all or any part of the Investment Documents so sold at any such sale or sales, public or private, free of any equity or right of redemption in the Pledgor, which right or equity is, to the extent permitted by applicable law, hereby expressly waived and released by the Pledgor.

            (b) All of the Pledgee's rights and remedies, including but not limited to the foregoing, shall be cumulative and not exclusive and shall be enforceable alternatively, successively or concurrently as the Pledgee may deem necessary.

            (c) The Pledgee may elect to obtain (at the Pledgor's expense) the advice of any independent banking firm with respect to the method and manner of sale or other disposition of any of the Investment Documents, the best price reasonably obtainable therefor, the consideration of cash and/or credit terms, or any other details concerning such sale or disposition. The Pledgee, in its sole discretion, may elect to sell on such credit terms which it deems reasonable. The sale of any of the Investment Documents on credit terms shall not relieve the Pledgor of its liability in respect of any of the Obligations until such Obligations have been paid in full. All payments received by the Pledgee in respect of a sale of Investment Documents shall be applied to the Obligations and the M&T Obligations, as applicable, in the manner provided in this Agreement, as and when such payments are received.

            (d) The Pledgor recognizes that the Pledgee may be unable to effect a public sale of all or a part of the Investment Documents by reason of certain prohibitions contained in any applicable securities law, but may be compelled to resort to one or more private sales to a restricted group of purchasers who will be obliged to agree, among other things, to acquire the Investment Documents for their own account, for investment and not with a view to the distribution or resale thereof. The Pledgor agrees that private sales so made may be at prices and on other terms less favorable to the seller than if the Investment Documents were sold at public sale, and that the Pledgee has no obligation to delay the sale of any Investment Documents for the period of time necessary to permit the registration of the Investment Documents for public sale under the applicable securities laws. The Pledgor agrees that a private sale or sales made under the foregoing circumstances shall be deemed to have been made in a commercially reasonable manner.

            (e) If any consent, approval or authorization of any state, municipal or other governmental department, agency or authority should be necessary to effectuate any sale or other disposition of the Investment Documents, or any partial disposition of the Investment Documents, the Pledgor will execute all such applications and other instruments as may be required in connection with securing any such consent, approval or authorization, and will otherwise use its best efforts to secure such sale or other disposition of the Investment Documents as the Pledgee may reasonably deem necessary pursuant to the terms of this Agreement.

            (f) Upon any sale or other disposition, the Pledgee shall have the right to deliver, assign and transfer to the purchaser thereof the Investment Documents so sold or disposed of. Each purchaser at any such sale or other disposition (including the Pledgee) shall hold the Investment Documents free from any claim or right of the Pledgor of whatever kind, including any equity or right of redemption of the Pledgor. The Pledgor specifically waives, to the extent permitted by applicable laws, all rights of redemption, stay or appraisal which it had or may have under any rule of law or statute now existing or hereafter adopted.

            (g) The Pledgee shall not be obligated to make any sale or other disposition, unless the terms thereof shall be satisfactory to it. The Pledgee may, subject to applicable laws, without notice or publication, adjourn any private or public sale, and, upon five (5) days' prior notice to the Pledgor, hold such sale at any time or place to which the same may be so adjourned. In case of any sale of all or any part of the Investment Documents, on credit or future delivery, the Investment Documents so sold may be retained by the Pledgee until the selling price is paid by the purchaser thereof, but the Pledgee and the Lenders shall incur no liability in case of the failure of such purchaser to take up and pay for the property so sold and, in case of any such failure, such property may again be sold as herein provided.

      8. RELEASE OF CASH COLLATERAL. So long as no Default or Event of Default shall


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have occurred and is then continuing, the proceeds of the Cash Collateral shall be applied by the Pledgee and paid to:

            (a) M&T in satisfaction of any obligations owing by CVC and the CVC Guarantors to M&T ("M&T Obligations"), upon the earlier to occur of (i) the commencement by M&T of proceedings to accelerate the M&T Obligations and to foreclose upon the assets of CVC or of any of the CVC Guarantors that it holds as security for the M&T Obligations or (ii) April 19, 2002, provided, that M&T shall release all of its security interest in and to such assets (including, without limitation, the release of any security interest in patents and trademarks) of CVC and the CVC Guarantors, if any, simultaneously with the receipt of the Cash Collateral (an "M&T Event"); or

            (b) the Pledgor, provided that M&T shall have released prior thereto or shall release simultaneously therewith all of its security interests in and to the personal property of CVC and the CVC Guarantors that it is then holding as collateral for the M&T Obligations, provided that the liens of M&T Real Estate on the real property and fixtures of CVC and the liens of M&T Financial on the specific equipment of CVC may remain of record so long as such filings do not extend to any other assets of CVC or the CVC Guarantors; or

            (c) such other Persons (including the Pledgor), in such amounts and at such times, as the Lenders may agree.

            In the event that the Cash Collateral is insufficient to cover the principal of, and premium, if any, and interest on, the M&T Obligations plus costs and expenses of the sale or other disposition, the Pledgor shall remain liable for any deficiency. In addition, if the Cash Collateral exceeds the principal of, and premium, if any, and interest on, the M&T Obligations plus costs and expenses of the sale or other disposition, then such surplus then remaining shall be paid to the Pledgor, subject to the rights of any holder of a lien on the Investment Documents of which the Pledgee has actual notice.

      9. APPLICATION OF CASH COLLATERAL UPON AN EVENT OF DEFAULT. If an Event of Default shall occur and be continuing prior to the occurrence of an M&T Event, then:

            (a) The Cash Collateral, including the proceeds of any sale or disposition of all or any part of the Investment Documents, shall be applied by the Pledgee in the following order:

                        (i) to the payment in full of the costs and expenses of such sale or sales, collections, and the protection, declaration and enforcement of any security interest granted hereunder including the reasonable compensation of the Pledgee's agents and attorneys;

                        (ii) to the payment of the Obligations; and


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                        (iii) to the payment to the Pledgor of any surplus then
                        remaining from such proceeds, subject to the rights of any holder of a lien on the Investment Documents of which the Pledgee has actual notice.

            (b) In the event that the Cash Collateral is insufficient to cover the principal of, and premium, if any, and interest on, the Obligations plus costs and expenses of the sale or other disposition, the Pledgor shall remain liable for any deficiency.

      10. INTENTIONALLY OMITTED.

      11. EXPENSES OF THE PLEDGEE. All expenses (including reasonable fees and disbursements of counsel) incurred by the Pledgee in connection with the perfection and continuation of the security interest granted hereunder and any actual or attempted sale, exchange of, or any enforcement, collection, compromise or settlement respecting, the Cash Collateral, or any other action taken by the Pledgee hereunder whether directly or as attorney-in-fact pursuant to a power of attorney or other authorization herein conferred, for the purpose of satisfaction of the liability of the Pledgor for failure to pay the Obligations or as additional amounts owing by the Pledgor to cover the Pledgee's costs of acting against the Cash Collateral, shall be deemed an Obligation of the Pledgor for all purposes of this Agreement and the Credit Agreement and the Pledgee may apply the Cash Collateral to payment of or reimbursement of itself for such liability.

      12. AMENDMENTS, ETC. No amendment or waiver of any provision of this Agreement nor consent to any departure by the Pledgor herefrom shall in any event be effective unless the same shall be in writing and signed by the Pledgee and the Pledgor (acting with the consent of the Lenders), and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

      13. CONTINUING SECURITY INTEREST/RETURN OF CASH COLLATERAL. This Agreement shall create a continuing security interest in the Cash Collateral and shall (i) remain in full force and effect until the earlier of (a) payment in full of the M&T Obligations, or (b) the release of all Cash Collateral pursuant to Section 8 hereof, (ii) be binding upon the Pledgor, its successors and assigns except that the Pledgor may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each Lender (and any such assignment or transfer without such consent shall be null and void), and (iii) inure, together with the rights and remedies of the Pledgee hereunder, to the benefit of the Pledgee, the Lenders and their respective successors, transferees and assigns. Upon termination of this Agreement the Pledgor shall be entitled to the return, upon its request and at its expense, of such of the amounts held in the Cash Collateral Account as shall not have been otherwise applied pursuant to the terms hereof.

      14. NOTICES. Wherever this Agreement provides for notice to either party (except as expressly provided to the contrary), it shall be given in the manner specified and shall be addressed as set forth in Section 10.01 of the Credit Agreement.

      15. CUMULATIVE RIGHTS, NO WAIVER. The rights, powers and remedies of the Pledgee


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hereunder are cumulative and in addition to all rights, powers and remedies provided under any and all agreements between the Pledgor and the Pledgee relating hereto, including, but not limited to, the Credit Agreement, at law, in equity or otherwise. Neither any delay nor any omission by the Pledgee to exercise any right, power or remedy shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise thereof or any exercise of any other right, power or remedy.

      16. DEFINITIONS. Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Credit Agreement.

      17. APPLICABLE LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICT OR CHOICE OF LAWS. THE PLEDGOR HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE EASTERN DISTRICT OF NEW YORK AND ANY COURT IN THE STATE OF NEW YORK IN ANY ACTION, SUIT OR PROCEEDING BROUGHT AGAINST IT AND RELATED TO OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, AND TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE PLEDGOR HEREBY WAIVES AND AGREES NOT TO ASSERT BY WAY OF MOTION, AS A DEFENSE OR OTHERWISE IN ANY SUCH SUIT, ACTION OR PROCEEDING, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF SUCH COURTS, THAT SUCH SUIT, ACTION OR PROCEEDING IS IMPROPER, OR THAT THIS AGREEMENT OR ANY DOCUMENT OR ANY INSTRUMENT REFERRED TO HEREIN OR THE SUBJECT MATTER THEREOF MAY NOT BE LITIGATED IN OR BY SUCH COURTS. TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE PLEDGOR AGREES NOT TO (A) SEEK AND HEREBY WAIVES THE RIGHT TO ANY REVIEW OF THE JUDGMENT OF ANY SUCH COURT OF ANY OTHER NATION OR JURISDICTION WHICH MAY BE CALLED UPON TO GRANT AN ENFORCEMENT OF SUCH JUDGMENT AND (B) ASSERT ANY COUNTERCLAIM IN ANY SUCH SUIT. THE PLEDGOR AGREES THAT SERVICE OF PROCESS MAY BE MADE UPON IT BY CERTIFIED OR REGISTERED MAIL TO THE ADDRESS FOR NOTICES SET FORTH IN THIS AGREEMENT OR ANY METHOD AUTHORIZED BY THE LAWS OF NEW YORK. THE PLEDGOR IRREVOCABLY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY RELATING THERETO, AND AGREES THAT NO PARTY WILL SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. EXCEPT AS PROHIBITED BY LAW, THE PLEDGOR


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HEREBY WAIVES ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY LITIGATION ANY
SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES. THE PLEDGOR CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE PLEDGEE OR ANY LENDER HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THEY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER. THIS WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR THE LENDERS TO ENTER INTO THE CREDIT AGREEMENT.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date and year first above written.

                                   VEECO INSTRUMENTS INC.

                                   By:_________________________________________
                                   Name:
                                   Title:


                                   FLEET NATIONAL BANK, as Administrative Agent

                                   By:_________________________________________
                                   Name:
                                   Title:

ACCEPTED AND AGREED TO:

CVC PRODUCTS, INC.


By:____________________________
Name  :
Title:


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